As filed with the Securities and Exchange Commission on March 28, 2011
Registration No. 333-158377

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5 TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BAS SECURITIZATION LLC
as Depositor to the Issuing Entities described herein
(Exact name of registrant as specified in its charter)

Delaware	69-0009065
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
BAS SECURITIZATION LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
(704) 388-2308
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bank of America Corporation
Bank of America Corporate Plaza
101 South Tryon Street
Charlotte, North Carolina 28255
(704) 386-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Catherine W. McCarihan, Esq. Bank of America Corporation NC1-027-20-05 214 N. Tryon Street Charlotte, NC 28255 (980) 388-7547	Angela M. Ulum, Esq. MAYER BROWN LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600	Jon D. Van Gorp, Esq. MAYER BROWN LLP 71 S. Wacker Drive Chicago, Illinois 60606 (312) 782-0600

     Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	Registered	unit(1)	price(1)	registration fee(2)(3)
Asset Backed Notes and Certificates	$12,000,000,000	100%	$12,000,000,000	$669,600

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	$55.80 has previously been paid.

(3)	As indicated in Amendment No. 1 to this Registration Statement filed on December 10, 2009, $669,544.20 of the registration fee for this Registration Statement is being offset, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, by the registration fees paid in connection with unsold Asset Backed Notes and Certificates registered under Registration Statement No. 333-130613 and amended by Amendment No. 1 to Form S-3 filed on March 29, 2006.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT
This Registration Statement contains:
•	a Prospectus relating to the offering of one or more series of securities by various issuing entities created from time to time by the Registrant, which will include one or more classes of asset-backed notes and/or one or more classes of asset-backed certificates; and

•	one form of Prospectus Supplement relating to offerings of particular series of Asset Backed Notes and Asset Backed Certificates (such form of Prospectus Supplement is identified on the outside front cover page thereof as “Form 1”) and one form of Prospectus Supplement relating to offerings of a particular series of Asset Backed Certificates (such form of Prospectus Supplement is identified on the outside front cover page thereof as “Form 2” and together with Form 1, the “Prospectus Supplement Form”) described therein. Each Prospectus Supplement Form relates only to the securities described therein.

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Information contained in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities where an offer or sale is not permitted.

Subject to completion dated [•][•],[•]

Prospectus Supplement
(To Prospectus Dated [•] [•], [•])	Form 1
[BANK OF AMERICA LOGO]
$[•]
Asset Backed Notes Series [•]

BAS Securitization LLC Depositor	[Banc of America Securities Auto Trust [•]] [[_] Auto Receivable [_] [_], LLC] Issuing Entity

Bank of America, National Association	[•]
Sponsor	Servicer

You should carefully consider the discussion under “Risk Factors” beginning on page S-[_] of this prospectus supplement and page 4 of the prospectus.
Neither [None of] the notes[, the certificates] nor [or] the underlying Receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.
The notes are asset backed securities. The notes will be interests solely in the issuing entity and will not be obligations of, or interests in, and will not be guaranteed by the depositor, the sponsor, their affiliates or any other person. Neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.
The following notes are being offered by this prospectus supplement:

	Initial				Final Scheduled
	Note Balance		Interest Rate		Payment Date
Class A notes	$	[•]	[•]	%	[•][•], [•]
Class B notes	$	[•]	[•]	%	[•][•], [•]
Total	$	[•]			[•][•], [•]

				Underwriting			Proceeds to
	Price to Public			Discount			the Depositor
Per Class A note		[•]	%		[•]	%		[•]	%
Per Class B note		[•]	%		[•]	%		[•]	%
Total	$	[•]		$	[•]		$	[•]
The issuing entity also will issue certificates which are subordinated to the Class A notes and the Class B notes. Only the notes are being offered by this prospectus supplement.
The issuing entity will pay interest on and principal of the notes on the [•]th day of each [month], or, if the [•] is not a Business Day, the next Business Day, starting on [•][•], [•].
The Assets of the Issuing Entity will Include—
•	Amounts owed by individuals under motor vehicle installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles. [[A small percentage] [Approximately half] [A majority] [Substantially all] [All] of these Receivables are the obligations of obligors with credit histories that are below prime.]
Credit Enhancement will Consist of—
•	excess interest on the Receivables; [and]

•	a Reserve Account; [and]

•	in the case of the Class A notes, the subordination of certain payments to the Class B noteholders. [The certificates are subordinated to the notes to the extent described in this prospectus supplement.]

•	[The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby].
[The issuing entity will not pay principal during the Revolving Period, which is scheduled to terminate on [          ]. [Insert date not later than three years after the closing date.] However, if the revolving period terminated early as a result of an Early Amortization Event, principal payments may commence prior to that date.]
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
[BofA Merrill Lynch]

[•]	[•]
The date of this prospectus supplement is [•] [•], [•].

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(continued)

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WHERE TO FIND INFORMATION IN THESE DOCUMENTS
     This prospectus supplement and the accompanying prospectus provide information about the issuing entity, including terms and conditions that apply to the notes to be issued by the issuing entity.
     We tell you about the securities in two separate documents:
•	this prospectus supplement, which incorporates and includes the appendix, and describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.
     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.
     Information regarding certain entities that are not affiliates of the depositor has been provided in this prospectus supplement. See in particular [list sections]. The information contained in those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the depositor.
     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.
     Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-[__]. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found in “Index of Defined Terms” which appears on page I-[__] of this prospectus supplement and at the end of the accompanying prospectus.

REPORTS TO NOTEHOLDERS
     After the notes are issued, unaudited monthly reports containing information concerning the issuing entity will be prepared by the indenture trustee and sent on behalf of the issuing entity to Cede & Co. See “Statements to Securityholders” in this prospectus supplement and “Reports to Securityholders” in the accompanying prospectus.
     Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at [___________]. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [___________]. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.
     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file (or cause to be filed) with the Securities and Exchange

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Commission (the “SEC”) periodic reports concerning the issuing entity as required by law. Those reports will be filed with the SEC under file number 333-158377.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM
     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

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SUMMARY OF TERMS
     This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety to understand all of the terms of this offering before you purchase any notes. Capitalized terms in this summary, unless otherwise defined in this summary, have the meanings set forth in the glossary starting on page S-[__].

Title of Series:	[Banc of America Securities Auto Trust [•]] [[•] Auto Receivables [•]-[•], LLC], Asset Backed Notes Series [•] [Asset Backed Certificates Series [•]]

Depositor:	BAS Securitization LLC

Issuing Entity:	[Banc of America Securities Auto Trust [•]] [[•] Auto Receivables [•]-[•], LLC]

Sponsor:	Bank of America, National Association

[Originator:]	[•]

Servicer:	[•]

Indenture Trustee:	[•]

[Owner Trustee:]	[•]

Determination Date:	The [•] day of each month in which a payment date occurs (or if not a Business Day, the immediately preceding Business Day)

Payment Date:	The [•] day of each month (or, if not a Business Day, the next Business Day) beginning [•] [•], [•]

Closing Date:	On or about [•] [•], [•]

Cutoff date:	[•] [•], [•]

Record Date:	The last Business Day of the month preceding a payment date

[Enhancement/Cash Flow Counterparty:]	[•]

Transaction Parties
     On the closing date, which is [•] [•], [•], the sponsor will sell the Receivables described in “—Issuing Entity Property” below to the depositor, who will sell the Receivables to the issuing entity. The issuing entity will be formed pursuant to [a Limited Liability Company Agreement] [a Trust Agreement between the depositor and the owner trustee]. [[On] [Prior to] the closing date, the sponsor acquired the Receivables from the originator.]
     The transfers of the Receivables are illustrated below in a chart entitled “Transaction Structure.”
Issuing Entity
     [Banc of America Securities Auto Trust [•], a Delaware statutory trust,] [[•] Auto Receivables [•]-[•], LLC, a Delaware limited liability company,] will be the issuing entity of the notes [and the certificates]. The primary assets of the issuing entity will be a pool of Receivables. See “—Issuing Entity Property” below for a description of the assets of the issuing entity.
     See “The Issuing Entity” in this prospectus supplement for more information regarding the issuing entity.

[Originator]
     [[•], a [•] organized under the laws of [•], originated the Receivables. [•] will sell those Receivables to the sponsor. See “The Originator and the Servicer” in this prospectus supplement for more information regarding the originator.]
Servicer
     [•], a [•] organized under the laws of [•], will service the Receivables owned by the issuing entity. The servicer will service the contracts and apply payments on the Receivables in accordance with the Sale and Servicing Agreement and the Indenture. See “The Originator and the Servicer” in this prospectus supplement for more information regarding the servicer.
Sponsor
     Bank of America, National Association, a national banking association and an indirect wholly-owned subsidiary of Bank of America Corporation, is the sponsor. [Bank of America, National Association will purchase the Receivables from [the originator]. Thereafter, the] [The] sponsor will sell the Receivables to the depositor. The sponsor is primarily responsible for structuring this transaction. See “The Sponsor” in this prospectus supplement and in the accompanying prospectus for more information regarding the sponsor.
Depositor
     BAS Securitization LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of NB Holdings Corporation, is the depositor. NB Holdings Corporation is an indirect wholly-owned subsidiary of Bank of America Corporation.
     You may contact the depositor by mail at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255 or by calling (704) 388-2308.
     See “The Depositor” in this prospectus supplement and in the accompanying prospectus for more information regarding the depositor.
[Owner Trustee]
     [[•], a [•] organized under the laws of [•], will be the owner trustee. Under the Trust Agreement, the owner trustee will act on behalf of the issuing entity when so directed or recommended by the administrator.
     Under the terms of the Trust Agreement, the role of the owner trustee is limited. See “The Owner Trustee” in this prospectus supplement for more information regarding the owner trustee.]
Indenture Trustee
     [•], a [•] organized under the laws of [•], will be the indenture trustee. Under the Indenture, the indenture trustee will perform the various duties specified in this prospectus supplement and the accompanying prospectus, including under “The Indenture Trustee” in this prospectus supplement and “Provisions of the Indenture” in the accompanying prospectus.
     Under the terms of the Indenture, the role of the indenture trustee is limited. See “The Indenture Trustee” in this prospectus supplement for more information regarding the indenture trustee.

Transaction Structure

Bank of America, National Association (Sponsor)
Motor Vehicle Receivables
Cash
[Certificate Investors]
Cash
Certificates
BAS Securitization LLC (Depositor)
Cash
Notes
Underwriter
Motor Vehicle Receivables
Notes and Certificates
Notes
Cash
[Banc of America Securities Auto Trust []] [[]Auto Receivables [ ] [ ], LLC] (Issuing Entity)
Note Investors

The Offered Notes
     The issuing entity will offer and issue the following notes pursuant to this prospectus supplement:

Class of Notes	Initial Note Balance		Interest Rate		Final Scheduled Payment Date
Class A notes	$	[•]	[•]	%	[•]
Class B notes	$	[•]	[•]	%	[•]

Total	$	[•]

     The notes are issuable in a minimum denomination of $[•] and integral multiples of $[•] in excess thereof.
     The issuing entity expects to issue the notes on or about [•] [•], [•], which is the closing date.
     The notes will be secured solely by the pool of Receivables and the other assets of the issuing entity which are described below under “—Issuing Entity Property.”
[The Certificates]
     [The issuing entity will also issue asset backed certificates. The certificates are not being offered to you pursuant to this prospectus supplement. Only the notes are offered to you pursuant to this prospectus supplement.]

Class	Initial Principal Balance		Interest Rate
[Certificates]	$	[•]	[•]	%
     [The certificates will initially be issued in book-entry form only. The certificates will be issued in minimum denominations of $[•] and integral multiples of $[•] in excess thereof.]
Payment Dates
     The payment date will be the [•] day of each month, or, if that day is not a Business Day, the next succeeding Business Day. The first payment date will be [•] [•], [•].
     The record date for all payment dates is the [•] day of each month, or, if that day is not a Business Day, the prior Business Day.
     The legal final payment date on which interest and principal on the Class A notes are required to be paid in full will be [•] [•], [•]. The legal final payment date on which interest and principal on the Class B notes are required to be paid in full will be [•] [•], [•]. [The legal final payment date on which interest and principal on the certificates are required to be paid in full will be [•] [•], [•].]
Interest
     In the case of the first payment date, interest will accrue from [•] [•], [•], which is the closing date, through but excluding the first payment date of [•] [•], [•]. For any subsequent payment date, interest will accrue on the notes [and certificates] from and including the most recent payment date to but excluding the following payment date. Interest on the notes [and certificates] will be calculated on a [“30/360” basis] [“actual/360” basis].
Principal
     [The issuing entity will not pay principal on the notes [or certificates] on any payment date occurring during the Revolving Period.]

     The issuing entity will generally pay principal sequentially to the earliest maturing class of notes [or certificates] monthly on each payment date[, occurring during the Amortization Period] in accordance with the payment priorities and allocations described below under “—Priority of Payments.”
     The issuing entity will make principal payments of the notes [and certificates] based primarily on the amount of principal collections and defaults on the Receivables during the prior month.
     This prospectus supplement describes how Available Funds and amounts on deposit in the Reserve Account are allocated to principal payments of the notes [and the certificates].
     On each payment date prior to the acceleration of the notes [and the certificates] following an Event of Default, which is described below under “—Interest and Principal Payments after an Event of Default,” the indenture trustee will distribute funds available to pay principal of the notes [and the certificates] in the following order of priority:
•	first, to the Class A notes, until the Class A notes are paid in full; [and]

•	second, to the Class B notes, until the Class B notes are paid in full; [and]

•	[third, to the certificates, until the certificates are paid in full.]
     All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.
Interest and Principal Payments after an Event of Default
     On each payment date after an Event of Default under the Indenture occurs (other than an Event of Default based on the issuing entity’s breach of a covenant, representation or warranty) and the notes are accelerated, after payment of certain amounts to the servicer, interest and principal on the Class A notes will be paid to Class A noteholders until the Class A notes are paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes.
     On each payment date after an Event of Default under the Indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably followed by interest on the Class B notes. Principal payments of each class of notes will then be made first to the Class A noteholders until the Class A notes are paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. See “—Rights Upon Event of Default” below.
     [The certificateholders will not receive any distributions of interest or principal after an Event of Default under the Indenture occurs until the full payment of interest and principal on the notes has been paid on each payment date.]
     If an Event of Default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments” below.
Early Redemption of the Notes
     The servicer, or any successor to the servicer, will have the right at its option to exercise a “clean-up call” to purchase the Receivables from the issuing entity on any payment date after the then-outstanding aggregate principal balance of the Receivables is less than or equal to [10%] of [the sum of (i)] the initial aggregate principal balance of the Receivables [and (ii) the initial Pre-Funding Amount, if any]. If the servicer, or any successor to the servicer, purchases the Receivables, the repurchase price will be at least equal to the sum of the unpaid principal balance of all of the notes [and the certificates], plus accrued and unpaid interest on the notes [and the certificates] up to but excluding that payment date.

Events of Default
     The occurrence of any one of the following events will be an Event of Default under the Indenture:
•	a default for [•] days or more in the payment of any interest on the Controlling Class;

•	a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

•	a default in the observance or performance of any material covenant or agreement of the issuing entity made in the Indenture and the continuation of any default for a period of [•] days, or for a longer period, not in excess of [•] days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within [•] days or less and the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class;

•	any representation or warranty made by the issuing entity in the Indenture or in any certificate delivered pursuant to the Indenture or in connection with the Indenture having been incorrect in a material respect as of the time made, if the breach is not cured within [•] days, or for a longer period, not in excess of [•] days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within [•] days or less and the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class;

•	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity or a substantial part of the property of the issuing entity; and

•	[specify any other events and grace periods, if any].
     The amount of principal required to be paid to noteholders under the Indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes.
Rights Upon Event of Default
     If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class.
     If the notes are declared due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the issuing entity, exercise remedies as a secured party, sell the Receivables or elect to have the issuing entity maintain possession of the Receivables and continue to apply collections on these Receivables as if there had been no declaration of acceleration. [Subject to the limitations set out below], the indenture trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for [•] days or more in the payment of any interest on, any note, unless:

•	the holders of all outstanding notes of the Controlling Class consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale; or

•	the indenture trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of [•]% of the aggregate outstanding principal amount of the Controlling Class.
Issuing Entity Property
     The primary assets of the issuing entity will be a pool of motor vehicle retail installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles. We refer to these contracts as Receivables. The pool of those Receivables are referred to as the receivables pool. The persons who financed their purchases or refinanced existing obligations with these contracts are referred to as obligors.
     The Receivables will be [transferred to the sponsor by the originator,] transferred to the depositor by the sponsor, and then transferred to the issuing entity by the depositor on the closing date. The issuing entity will grant a security interest in the Receivables and the other Issuing Entity Property to the indenture trustee on behalf of the noteholders [and the certificateholders].
     The Issuing Entity Property will include the following:
•	the Receivables;

•	monies due on, or received under the Receivables, after [•] [•], [•];

•	an assignment of the security interests in the vehicles securing the motor vehicle receivables pool;

•	the related files;

•	all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the motor vehicles or the obligors;

•	all rights to Liquidation Proceeds with respect to the motor vehicle receivables pool;

•	an assignment of the rights of the depositor under the Receivables Purchase Agreement with the sponsor [and the related rights of the sponsor under a Receivables Purchase Agreement with [the originator]];

•	[an assignment of the rights of the originator against dealers under agreements between the originator and these dealers;]

•	certain accounts owned by the issuing entity, and amounts on deposit in those accounts and Eligible Investments of those accounts;

•	all proceeds of the foregoing; and

•	particular rights under the principal transaction documents for this offering.

The Receivables
     The Receivables are amounts owed by individuals under motor vehicle installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles. [[A small percentage] [Approximately half] [A majority] [Substantially all] [All] of which are the obligations of obligors with credit histories that are below prime.] [For [a small percentage] [approximately half] [a majority] [substantially all] [all] of the receivables, the amount financed exceeded the estimated vehicle value at the time of origination.]
     [To the extent required by Item 1111(a)(7) of Regulation AB, disclose (1) the nature of a review of the assets performed by the depositor or sponsor, including whether the depositor or sponsor engaged a third party for purposes of performing a review of the Receivables for the pool and (2) the findings and conclusions of the review of the assets by the depositor, sponsor or third party.]
     [To the extent material, include the following:
     [As of the cutoff date, less than [     ]% of the receivables (by aggregate cutoff date balance) [were extended] [were subject to temporary payment reductions] [were [describe other type of modification related to payment amount or payment schedule]].]]
     The depositor expects that the Receivables will have the following characteristics as of [•] [•], [•], which is the cutoff date. As of the closing date, no more than [5]% of the Receivables will have characteristics that differ from those described in this prospectus supplement as of [•] [•], [•].

Number of Contracts	[•]
Aggregate Principal Balance	$[•]
Contract Rates	[•]% to [•]%
Weighted Average Contract Rate	[•]%
Original Term	[•] months to [•] months
Weighted Average Original Maturity	[•] months
Remaining Term	[•] months to [•] months
Weighted Average Remaining Term	[•] months
Original Loan-to-Value Ratio	[•]% to [•]%
Weighted Average Original Loan-to-Value Ratio	[•]%
New	[•]%
Used	[•]%
States	[•]
     Additional information on the Receivables is set forth below under “The Receivables Pool” to this prospectus supplement.
     As described under “Origination and Servicing Procedures — Underwriting” in this prospectus supplement, [the originator’s] underwriting policy provides for limited credit-related exceptions to the standard guidelines. [To the extent required by Item 1111(a)(8): (1) if any receivables in the pool deviate from the disclosed underwriting criteria, or any receivables in the sample deviate or any receivables would be otherwise known to deviate if only a sample was reviewed, disclose how those receivables deviate from the disclosed underwriting criteria, (2) disclose data on the amount and characteristics of those receivables that did not meet the disclosed standards and (3) if compensating or other factors were used, provide data on the amount of receivables in the pool or in the sample that are presented as meeting each such factor and the amount of assets that do not meet those factors.] The [sponsor] determined which receivables should be included in the pool of Receivables.
     The [originator, the] sponsor or the servicer will be required to repurchase any Receivable after it discovers, or after its receipt of notice, of an uncured breach of a representation and warranty made in the applicable Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, with respect to that Receivable which materially and adversely affects the issuing entity’s interest in the Receivable. See “Overview of the Transaction Documents—Sale and Assignment of the Primary Assets” and “Material Legal Aspects of the Receivables—Repurchase Obligation” in the accompanying prospectus.
[Subsequent Receivables]
     [On the closing date, $[          ] of the proceeds from the sale of the notes [and the certificates] by the issuing entity will be deposited in an account, which we refer to as the “Pre-Funding Account.” The amount deposited in the Pre-Funding Account on the closing date represents [          ]% of the initial aggregate principal balance of the Receivables (including the expected aggregate principal balance of the Subsequent Receivables). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the Pre-Funding Account to acquire additional Receivables from the depositor, which we refer to as “Subsequent Receivables,” for an amount equal to the purchase price for the Receivables on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent Receivables must meet certain eligibility criteria as described in “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.
     The Funding Period will begin on the closing date and will end on the earliest to occur of:
•	[ ] full calendar months following the closing date;

•	the date on which the amount in the Pre-Funding Account is $[10,000] or less; or

•	the occurrence of an Event of Default under the Indenture.
     On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the Pre-Funding Account (excluding investment earnings) and distribute them to the noteholders [and certificateholders]. See “Description of the Sale and Servicing Agreement—Pre-Funding Account.”]
[The Revolving Period]
     [The issuing entity will not make payments of principal on the notes [or the certificates] on payment dates occurring during the Revolving Period.
     The “Revolving Period” consists of the Collection Periods from the closing date through [     ], and the related payment dates. We refer to the Collection Periods and the related payment dates following the Revolving Period as the “Amortization Period.”
     If an Early Amortization Event occurs, the Revolving Period will terminate early, and the Amortization Period will begin. See “The Revolving Period” in this prospectus supplement.
     On each payment date related to the Revolving Period, amounts otherwise available to make principal payments on the notes [and certificates] will be applied to purchase additional Receivables from the depositor for the purpose of maintaining the initial aggregate principal balance of the Receivables. Such additional Receivables must meet certain eligibility criteria as described in “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.
     The amount of additional Receivables will be determined by the amount of cash available from payments and prepayments on existing Receivables. [There are no stated limits on the amount of additional Receivables allowed to be purchased during the Revolving Period in terms of either dollars or percentage of the initial aggregate principal balance of the receivables.] [Insert the maximum amount of additional assets that may be acquired during the Revolving Period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.] See “The Revolving Period” in this prospectus supplement.

     To the extent that amounts allocated for the purchase of additional Receivables are not so used on any payment date occurring during the Revolving Period, they will be applied on subsequent payment dates occurring during the Revolving Period to purchase additional Receivables from the depositor.]
Priority of Payments
     On each payment date, except after the acceleration of the notes following an Event of Default, the indenture trustee will make the following payments and deposits from funds on deposit in the Collection Account (including, if applicable, amounts withdrawn from the Reserve Account [and the Payahead Account]), to the extent available for such purpose, in the following amounts and order of priority:
     However, following the occurrence and during the continuation of certain Events of Default or an acceleration of the notes, any amounts remaining after the application of the first and second steps in the chart above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the notes to zero.

     For greater detail regarding the priority of payments, see “Description of the Sale and Servicing Agreement—Distributions” in this prospectus supplement.
     For any Collection Period, the Servicing Fee is generally equal to the product of one-twelfth of [•]% per annum and the Pool Balance as of the first day of the related Collection Period.
     Amounts deposited in the Principal Distribution Account will be paid to the holders of the notes as described under “Description of the Notes—Overview of the Notes—Payments of Principal.” [if applicable, disclose the identity of any residual interestholder]
Credit Enhancement
     The credit enhancement provides protection for the notes against losses and delays in payment on the Receivables or other shortfalls of cash flow.
     The credit enhancement for the notes will be as follows:

Class A notes	Subordination of interest and principal payments of the Class B notes [and the certificates], excess interest on the Receivables and deposits into the Reserve Account.

Class B notes	[Subordination of interest and principal payments of the certificates,] excess interest on the Receivables and deposits into the Reserve Account.
     [Disclose any additional information regarding credit enhancement or other support for the transaction required by Item 1103(a)(3)(ix) of Regulation AB, including without limitation, the identity of any enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB.]
Subordination of Payments on the Class B Notes [and the Certificates]
     As long as the Class A notes remain outstanding, payments of interest and principal, respectively, on any payment date on the Class B notes will be subordinated to payments of interest and principal, respectively, on the Class A notes.
     The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of notes or certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the Receivables. See “—Priority of Payments” above, and “Description of the Notes” and “Description of the Certificates” in this prospectus supplement.

Tax Status
     Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion on the closing date that (i) for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes will be characterized as indebtedness for United States federal income tax purposes.
     Each noteholder, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.
     See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus, and in particular “—Tax Treatment of Issuing Entities Other Than Grantor Trusts” and “—Tax Consequences to Owners of the Notes” therein.
Certain ERISA Considerations
     Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the notes may be purchased by employee benefit plans or other plans. An employee benefit plan, any other retirement plan, or any entity deemed to hold “plan assets” of any employee benefit plan or other plan, are encouraged to consult with its counsel before purchasing the notes.
     See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
Ratings
     The depositor expects that the notes will receive credit ratings from [two] credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”).
     Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.
CUSIP Numbers
     Each class of notes will have the following CUSIP number:

Class	CUSIP Number
Class A
Class B
Affiliations
     Bank of America, National Association, which is the sponsor, is an affiliate of the depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. [There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the notes.]

RISK FACTORS
     The risk factors discussed below and under the heading “Risk Factors” in the accompanying prospectus describe the material risks of an investment in the notes and should be carefully considered by all potential investors. The notes are not suitable investments for all investors and may especially not be suitable for individual investors. The notes are complex financial instruments, so you should not purchase any notes unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any notes unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such notes.

The return on your notes may be reduced due to varying economic circumstances

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the Receivables.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes

The concentration of the Receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the Receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your notes earlier than anticipated. See “—Your yield to maturity may be reduced by prepayments.” As of the cutoff date, based on the billing addresses of the obligors, [__]%, of the principal balance of the receivables were located in [____], [____], [____], [____] and [____], respectively. No other state accounts for more than [10.00]% of the principal balance of the Receivables as of the cutoff date. Economic factors like unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related Receivables [or the amount advanced could exceed the purchase price of such vehicles], which may result in losses

There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related Receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. [In addition, the amount advanced by the originator may exceed the purchase price of the vehicle to include items customarily financed as part of retail automobile installment sale contracts or promissory notes, such as taxes, title and license fees.] As a result, it is highly likely that the principal amount of a Receivable will exceed the value of the related financed vehicle during the early years of a Receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle is less likely to pay the full amount of interest and principal owed on the related Receivable. Further, the frequency and amount of losses may be greater for Receivables with longer terms, because these Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term Receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the Receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for Receivables secured by used vehicles, loss severity tends to be greater with respect to Receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices (especially light-duty truck and SUV prices).

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. Additionally, General Motors and Chrysler announced that they will be discontinuing or selling several existing brands and announced that they will be terminating a substantial number of dealerships across the United States. The terminated dealers may be forced to liquidate their vehicle inventory at auction. This fact, together with the bankruptcy filings and sale or discontinuation of brands, could significantly increase the supply of vehicles sold at auction or the perceived value of affected brands, which could cause auction prices to decline. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the Receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the Receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this offering memorandum, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the Receivables than would otherwise be the case.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:
•	The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the Receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the Receivables.

•	You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the Receivables and produce a slower return of principal when market interest rates are above the interest rates on the Receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	An early redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the Receivables are sold upon exercise of a “clean-up call” by the servicer or any successor to the servicer, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

Newly originated loans may be more likely to default which may cause losses

Defaults on automobile loans tend to occur at higher rates during the first few years after origination of the automobile loans. [Substantially all of the automobile loans will have been originated after October 1, 2007 and _____ with __ months prior to sale to the issuing entity.] As a result, the issuing entity may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

Lack of liquidity in the secondary market may adversely affect your notes

Recent and continuing adverse events in the global financial markets have caused a significant reduction in liquidity in the secondary market for asset-backed securities. In particular, the automobile industry in the United States and elsewhere, like the broader world economy, is in a state of hardship. Many automobile manufacturers, part suppliers, captive and independent finance companies, auto dealers and related businesses have experienced declining revenues and higher financing and operating costs. Many financial institutions have experienced declining revenues, increased losses, reductions in market capitalization and higher costs. If, as a result of any financial and business difficulties impacting the automobile industry generally, or Bank of America Corporation or Bank of America, National Association specifically, the rating agencies rating the notes downgrade the notes, this could impair your ability to sell your notes. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. This period of illiquidity may continue and may adversely affect the market value of your notes. See “Risk Factors—The absence of a secondary market could limit your ability to resell your securities” in the prospectus.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the Receivables

Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contract is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “Origination and Servicing of the Receivables” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Bank of America’s managed portfolio of contracts will reflect actual experience with respect to the Receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the Receivables will be better or worse than that set forth in this prospectus supplement with respect to Bank of America’s managed portfolio.

[You may experience reduced returns on your notes resulting from distribution of amounts in the Pre- Funding Account]

[On one or more occasions following the closing date, the issuing entity may purchase Receivables from the depositor, which, in turn, will acquire these Receivables from the sponsor, with funds on deposit in the Pre-Funding Account.

You will receive as a prepayment of principal any amounts remaining in the Pre-Funding Account (excluding investment earnings) that have not been used to purchase Receivables by the end of the Funding Period. See “Description of the Sale and Servicing Agreement—Pre-Funding Account,” in this prospectus supplement, this prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain Receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

[Lack of availability of additional receivables during the Revolving Period could shorten the average life of your notes]

[During the Revolving Period, the issuing entity will not make payments of principal on the notes. Instead, the issuing entity will purchase additional Receivables from the depositor. The purchase of additional Receivables by the issuing entity will lengthen the average life of the notes compared to a transaction without a Revolving Period. However, an unexpectedly high rate of collections on the Receivables during the Revolving Period, a significant decline in the number of Receivables available for purchase or the inability of the depositor to acquire new Receivables could affect the ability of the issuing entity to purchase additional Receivables. If the issuing entity is unable to reinvest Available Funds by the end of the Revolving Period, then the average life of the notes may be less than anticipated.

A variety of unpredictable economic, social and other factors may influence the availability of additional Receivables. You will bear all reinvestment risk resulting from a longer or shorter than anticipated average life of the notes.]

[Receivables that have obligors with below prime credit histories are more likely to incur higher default rates

[A small percentage] [Approximately half] [Substantially all] [All] of the Receivables are the obligations of obligors with below prime credit histories and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While the [originator’s] underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the default rate for such obligors may be higher than for more traditional motor vehicle financiers. In the event of such defaults, generally the most practical alternative is repossession of the Financed Vehicle. As a result, some losses on the Receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the Receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.]

[You may suffer losses due to Receivables with low Annual Percentage Rates

The Receivables include Receivables which have Annual Percentage Rates that are less than the Interest Rates on the notes or certificates. Interest paid on the higher coupon Receivables compensates for the lower coupon Receivables to the extent such interest is paid by the issuing entity as principal on the notes [or certificates] and additional overcollateralization is created. Excessive prepayments on the higher coupon Receivables may adversely impact your notes by reducing such interest payments available.]

[The conservatorship, receivership, bankruptcy, or insolvency of [the originator], the sponsor, the depositor, the issuing entity, or any of their affiliates could result in accelerated, delayed, or reduced payments to you

[The originator is a [describe form of organization]. If the originator is a national bank whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”), and if certain events occur relating to the originator’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank. If the originator is a [describe form of organization] eligible to file for bankruptcy, and if certain events occur relating to the originator’s financial condition, a bankruptcy case may be commenced by or against the originator.] The sponsor is a national banking association, and its deposits are insured by the FDIC. If certain events occur relating to the sponsor’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the sponsor.

[The originator warrants to the sponsor that the sale of the motor vehicle loans by it to the sponsor is a valid sale of the motor vehicle loans. In addition, the originator and the sponsor have agreed to treat such transaction as a sale of such motor vehicle loans to the sponsor, and the originator will take all actions that are required under applicable law to perfect the sponsor’s ownership interest in the motor vehicle loans. Similarly, the] [The] sponsor warrants to the depositor that the sale of the motor vehicle loans by it to the depositor is a valid sale of the motor vehicle loans. In addition, the sponsor and the depositor have agreed to treat such transaction as a sale and contribution of such motor vehicle loans to the depositor, and the sponsor will take all actions that are required under applicable law to perfect the depositor’s ownership interest in the motor vehicle loans. Following a bankruptcy or insolvency of the originator or sponsor, a court could conclude that the Receivables are owned by such [originator or] sponsor. This conclusion could be [either] because the transfer of the Receivables [from the originator to the sponsor or] from the sponsor to the depositor was not a true sale. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:
•	the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution of collateral in limited circumstances;

•	tax or governmental liens on [the originator’s or] sponsor’s property (that arose prior to the transfer of the Receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes [or the certificates].
Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the Receivables in connection with a securitization if certain conditions are satisfied, including conditions relating to the related transaction documents, the retention of an economic interest in the securitization by the sponsor and that the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.
The transfers of the Receivables by [the originator and] the sponsor are intended to satisfy all of these conditions.
If a condition required under the FDIC’s regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize either transfer of the Receivables. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.
Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer of the Receivables, payments to you could be delayed or reduced if the sponsor [or originator] became the subject of an insolvency, bankruptcy, conservatorship or receivership.
For instance, the FDIC may request a stay of any action to enforce the transaction documents or the notes [and the certificates]. The FDIC also may require that its claims process be followed before payments on the Receivables are released. The delay caused by any of these actions could result in losses to you.
The [bankruptcy trustee for the originator (including the originator as debtor-in-possession) or the] FDIC, as conservator or receiver for [the originator or] sponsor, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, such bankruptcy trustee or the FDIC could:

•	prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require that to commence;

•	prevent or limit the early liquidation of the Receivables and the termination of the issuing entity, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of Receivables, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

Arguments also may be made that the FDIC’s rights and powers extend to the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the transaction documents. If the FDIC were to take this position, losses to you could result.

In addition, no assurance can be given that the FDIC or such bankruptcy trustee would not attempt to exercise control over the Receivables or the other assets of the issuing entity on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.

The depositor and the issuing entity have been established so as to minimize the risk that either would become insolvent or enter bankruptcy. Nevertheless, the depositor or the issuing entity may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the depositor or the issuing entity were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment. Risks also exist that, if the depositor or the issuing entity were to enter bankruptcy, any of the others and their assets (including the Receivables) would be treated as part of the bankruptcy estate.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the sponsor, the depositor, the issuing entity, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the Receivables and on the liquidity and value of the notes [and the certificates].

The Sponsor, the Servicer and their Affiliates Must Comply with Governmental Laws and Regulations that are Subject to Change and Involve Significant Costs

Bank of America, National Association and its affiliates are governed by numerous foreign, federal and state laws and the supervision and examination of various regulatory agencies. In July 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which is likely to adversely affect the financial services industry. The financial services industry will undergo increased regulation, such as additional disclosure and other obligations, restrictions on pricing and enforcement proceedings. The Dodd-Frank Act also creates a Consumer Financial Protection Bureau with rulemaking and enforcement authority over consumer finance businesses.

Compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements. Laws in the financial services industry are designed primarily for the protection of consumers. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies. Therefore, the full impact of the Dodd-Frank Act on the financial markets and its participants and on the asset backed securities market in particular will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the issuing entity, the depositor, the sponsor, or the servicer, including on the servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for your notes.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes

Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the Receivables owned by the issuing entity, leading to increased delinquencies and losses on the Receivables.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes

Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

The Hired Agencies have been hired by the sponsor to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

The information relating to the Receivables may not reflect future experience

There can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to [•]’s portfolio of serviced contracts will reflect actual experience with respect to the Receivables included in the Issuing Entity Property. There can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the Receivables will be better or worse than that set forth in this prospectus supplement with respect to [•]’s serviced portfolio.

[Credits scores may not accurately predict the likelihood of default
Information regarding credit scores for the obligors obtained at the time of origination of their loans is presented in [list sections]. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most motor vehicle loans. Furthermore, credit scores were not developed specifically for use in connection with motor vehicle loans, but for consumer loans in general. Therefore, credit scores do not address particular motor vehicle loan characteristics that influence the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any motor vehicle loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its motor vehicle loan according to its terms.]

[Certain features of the Receivables pool may increase the risk of losses	There are a number of features of the Receivables in the pool that create additional risk of loss, including the following: [describe features].]

Commingling of assets by the servicer could reduce or delay payments on the securities

Except as described below, the servicer will be required to deposit all payments on the Primary Assets collected during each Collection Period into the related Collection Account within two business days of identification of the payments. However, if a servicer satisfies particular requirements for less frequent remittances the servicer will not be required to deposit the amounts into the Collection Account until the business day preceding each distribution date. Pending deposit into the Collection Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable or failed to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in this prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the Primary Assets.

The issuing entity’s interest in the Receivables could be defeated because the contracts will not be delivered to the issuing entity

The servicer, as custodian, will maintain possession of the original contracts for each of the Receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the Receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the Receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a Receivable that is superior to the issuing entity’s interest in the Receivable if the Receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the Receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.

Furthermore, if the servicer, as custodian, becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes.

Because the Class B notes are subordinated to the Class A notes, payments on that class are more sensitive to losses on the Receivables

The Class B notes are subordinated to the Class A notes, which means that principal and interest paid on the Class A notes as part of monthly payments or, in the event of an Event of Default, upon acceleration, will be made only once payments have been made in full to all classes of notes senior to those classes. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following acceleration, delays in payments or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

The occurrence of certain Events of Default under the indenture that result in acceleration of the notes may result in a delay or default in the payment of interest or principal of the Class B notes

After an Event of Default under the Indenture that results in acceleration of the notes (other than an Event of Default that arises from the issuing entity’s breach of a covenant, representation or warranty), the issuing entity will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes. This may result in a delay or default in paying interest on or principal of the Class B notes.

[Describe any additional risk factors applicable to a particular offering, including risks relating to credit enhancement	[•]]

USE OF PROCEEDS
     The depositor will use the net proceeds from the offering of the notes to purchase the Receivables from the sponsor[, to deposit the Pre-Funded Amount, if any, into the Pre-Funding Account] and to make the initial deposit into the Reserve Account.
     The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes [to pay their respective debts, including “warehouse” debt secured by the receivables prior to their transfer to the issuing entity, and] for general purposes. [The “warehouse” indebtedness is owed to certain of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to repay “warehouse” indebtedness will be paid to those underwriters or their affiliates. Additionally, any debt may be owed to [the owner trustee,] [the indenture trustee] or [to one or more of the underwriters] or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay debt may be paid to the [underwriters,] [the owner trustee,] [the indenture trustee] or their respective affiliates.]
     [if any proceeds are used to pay for the selection of the Receivables, or if expenses related to the selection or acquisition of the Receivables are payable to any servicer under Item 1108(a)(2), describe such here]
[THE ORIGINATOR AND] THE SERVICER
     [[•], the originator, is a [form of organization]. [•] is engaged in [describe business]. [•] has originated and serviced motor vehicle loans since [•]. As of [•] [•], [•], [•] had originated [describe the size and composition of originator’s origination portfolio].]
     [•], a [form of organization], will service the Receivables pursuant to the servicing agreement. The principal executive offices of [•] are located at [•]. The telephone number of [•] is [•]. Information regarding [•]’s servicing procedures may be found in “Origination and Servicing Procedures” below. [•] has been servicing motor vehicle loans in excess of [•] years. As of [•] [•], [•], [•] had originated [describe, if material, the size and composition of servicer’s portfolio, its experience in servicing assets of this type, any material changes to its servicing policies and any other material information regarding its financial condition or otherwise].
     [Insert information required pursuant to Item 1110(a) of Regulation AB with respect to each originator or group of affiliated originators that originated 10% or more of the pool assets and information required pursuant to Item 1110(b) of regulation AB with respect to each originator or group of affiliated originators that originated 20% of more of the pool assets.]
THE SPONSOR
     The sponsor, Bank of America, National Association (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation (the “Corporation”). As of [__], Bank of America had consolidated assets of $[__], consolidated deposits of $[__] and stockholders equity of $[__] based on regulatory accounting principles. [No securitizations sponsored by Bank of America have defaulted or experienced an early amortization triggering event.]
     The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, [____], together with any subsequent documents it filed with the SEC pursuant to the Exchange Act.
     Bank of America is engaged in the business of purchasing to hold motor vehicle retail installment sales contracts and installment loans secured by new and used automobiles, light-duty trucks and vans (each, a “Receivable”). Bank of America currently acquires in excess of U.S. $[     ] billion of receivables annually from more than [     ] dealers in [48] states and directly originates approximately $[__] of receivables annually. [If the pool of receivables was not originated by Bank of America, then include information relating to Bank of America’s experience in acquiring receivables of this type and the composition and growth of Bank of America’s portfolio of assets of the type included in the transaction.] Bank of America’s auto group is headquartered in Jacksonville, Florida and operates on a regional basis through [5] regional credit centers located in Jacksonville, Florida; Dallas, Texas; Las Vegas, Nevada; Seattle, Washington and Waltham, Massachusetts. Each regional center manages sales, underwriting, credit, operations and support for consumer and commercial financing for the related region. Each indirect regional center manages sales, underwriting, credit, operations and support for indirect originated consumer receivables and commercial financing for the related region. Funding is handled from Bank of America’s facilities in Jacksonville, Florida and Las Vegas, Nevada.
     Bank of America securitized its first portfolio of [describe type of loans included in this transaction] motor vehicle loans in [___] and has recently sponsored motor vehicle loan securitizations of [describe type of loans included in this transaction] in conjunction with offerings of asset-backed securities in [          ]. Bank of America’s experience in and overall procedures for originating or acquiring receivables is described in “Origination and Servicing Procedures” herein.
     [Disclose the information required by Item 1104(e) of Regulation AB to the extent required, including the information required by Rule 15Ga-1(a).]
     See “The Sponsor” in the accompanying prospectus for more information about the sponsor and its securitization programs.
STATIC POOL INFORMATION
     [Static pool information, to the extent material, regarding delinquencies, cumulative losses and prepayments regarding motor vehicle loans will be made available to investors. To the extent material, this information (i) may relate to one or more other parties, (ii) may be presented by vintage year or for prior securitized pools and (iii) may be made available at an Internet Web site on the internet or included or incorporated by reference herein. Investors will be able to view any static pool information provided via website without charge or registration.]
     [Static pool information consisting of static pool cumulative net losses, static pool information regarding certain securitized receivables pools, monthly cumulative net losses, monthly delinquency rates for loans 60 or more days delinquent and monthly ABS percentages regarding Bank of America’s portfolio originated by the originator through its indirect dealer network and selected privately offered securitized pools securitized by the originator is included in Appendix A of this prospectus supplement. This static pool data is not deemed part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. The characteristics of the receivables included in these prior vintages and securitizations, as well as the social, economic and other conditions existing at the time when those receivables were acquired from the originating dealers and repaid, may vary materially from the characteristics of the Receivables in this receivables pool and the social, economic and other conditions existing at the time when the Receivables in this receivables pool were originated and that will exist when the Receivables in the current receivables pool are repaid. As a result of the foregoing, there can be no assurance that the Receivables in this receivables pool will perform better than or similarly to the managed indirect portfolio or prior securitized pools described in Appendix A.]
     [At the originator’s website http:[     ], the originator has published charts that reflect the static pool performance data of [previous [public] securitizations] [portfolios by vintage year] of the originator. The static pool data referred to above relating to [securitized pools issued prior to][vintage years prior to] January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the depositor’s registration statement. The performance of [prior motor vehicle securitizations][portfolios by vintage year] may not be indicative of the future performance of the Receivables.]

THE DEPOSITOR
     BAS Securitization LLC is the depositor of the issuing entities. BAS Securitization LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of NB Holdings Corporation, was formed as a limited liability company under the laws of the State of Delaware on January 10, 2002 and has a limited operating history. The depositor was organized solely for the limited purpose of acquiring receivables similar to the Receivables in this receivables pool and as specified in the accompanying prospectus and associated rights, issuing securities and engaging in related transactions. The depositor’s Limited Liability Company Agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. [Since its creation, the depositor has participated in [three] securitization transactions. In those transactions, motor vehicle receivables, including motor vehicle retail installment sale contracts that are secured by new and used automobiles and light-duty trucks, were securitized by an owner trust.]
     The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicles and no administrative obligations with respect to the issuing entity. The depositor will have limited obligations and rights under the transaction documents.
     The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. Neither the depositor nor any of its affiliates will insure or guarantee the receivables or the securities of any issuing entity. See “The Depositor” in the accompanying prospectus for more information about the depositor.
     The principal office of the depositor is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. Its telephone number is (704) 388-2308.
THE ISSUING ENTITY
Limited Purpose and Limited Assets
     [Banc of America Securities Auto Trust [•] is a statutory trust formed by the depositor on [•][•], [•] under the laws of the State of Delaware] [[•] Auto Receivables [•]-[•], LLC is a limited liability company (an “LLC”) formed by the depositor under the laws of the State of Delaware pursuant to a Limited Liability Company Agreement (the “Limited Liability Company Agreement”)] for the purpose of owning the Receivables and issuing the notes [and the certificates]. [The issuing entity will be operated pursuant to a Trust Agreement (the “Trust Agreement”).] This section, along with the description of the [Trust Agreement] [Limited Liability Company Agreement] under [“Description of the Certificates” in this prospectus supplement and] “The Issuing Entities”, “The Transaction Documents” and “Principal Documents” in the accompanying prospectus summarizes the material provisions of the [Trust Agreement] [Limited Liability Company Agreement]. We will file a copy of the [Trust Agreement] [Limited Liability Agreement] with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the [Trust Agreement] [Limited Liability Agreement]. As a result, the description of the [Trust Agreement] [Limited Liability Agreement] is subject to all of the provisions of such agreement. The issuing entity will have [no officers or directors and] no continuing duties other than to hold the assets underlying the notes [and the certificates] and to issue the notes [and the certificates].
     Under [the Trust Agreement] [the Limited Liability Company Agreement], the issuing entity will engage in only the following activities:
•	acquiring, holding and managing the Receivables and other assets of the issuing entity;

•	entering into and performing its obligations under the transaction documents;

•	issuing the [certificates and the] notes;

•	making payments on the [certificates and the] notes; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities.
     [The Trust Agreement may be amended by the depositor, the servicer and the owner trustee, without the consent of any of the noteholders [or certificateholders], for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the noteholders [or certificateholders] so long as the depositor delivers to the owner trustee an opinion of counsel that the amendment will not materially and adversely affect the interests of any noteholder [or certificateholder]. Additionally, the Trust Agreement may be amended by the depositor, the servicer and the owner trustee, without the consent of any of the noteholders, for certain tax or accounting purposes, assuming that each rating agency will have notified the depositor, the servicer, the indenture trustee and the owner trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding notes [or certificates]. The Trust Agreement may also be amended with the consent of the noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the noteholders or the certificateholders. However, if such amendment (a) increases or reduces in any manner the amount of, or accelerates or delays the timing of, collections of payments on Receivables or distributions that will be required to be made for the benefit of the noteholders [or the certificateholders] or (b) reduces the aforesaid percentage of the aggregate outstanding principal amount of the notes of the Controlling Class required to consent to any such amendment, the consent of all noteholders [and certificateholders] will be required.]; [So long as any note [or certificate] issued by the issuing entity is outstanding, the Limited Liability Company Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied and without the consent of the noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class. However, the Limited Liability Company Agreement may be amended without satisfying the Rating Agency Condition or obtaining such consent (a) to cure any ambiguity or (b) to convert or supplement any provision in a manner consistent with the intent of the Limited Liability Company Agreement and the other transaction documents.]
     [The issuing entity was initially capitalized by a $1 contribution from the depositor.] [No additional capital contributions have been made to the issuing entity.] The Receivables will be sold by the depositor to the issuing entity under the Sale and Servicing Agreement.
     The issuing entity will be administered by [the sponsor] pursuant to the administration agreement between [the indenture trustee, the sponsor] and the issuing entity. The duties of the administrator will include, among other things:
•	monitoring the activities of the issuing entity and directing the owner trustee to take all necessary actions required under the Indenture and the other transaction documents;

•	preparing (or causing to be prepared) all documents, reports, filings, instruments, certificates and opinions that the Indenture and the other transaction documents require the issuing entity to prepare;

•	maintaining note registrars and paying agents;

•	obtaining and preserving of the issuing entity’s qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the Indenture, the notes, the Issuing Entity Property and each other instrument or agreement applicable to the issuing entity;

•	preparing all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Issuing Entity Property; and

•	taking any other action specified in the administration agreement.

     For non-ministerial matters (such as, among other things, an amendment to the Indenture, the initiation of any suit on behalf of the issuing entity, or the removal of the indenture trustee) the administrator will not take any action unless within a reasonable time before the taking of such action, the administrator notifies the owner trustee of the proposed action and the owner trustee does not withhold consent or provide an alternative direction.
     The issuing entity’s principal offices are in [•] [in care of [•], as owner trustee, at the address listed in “The Owner Trustee” below]. [The fiscal year for the issuing entity will end on December 31 of each year.]
Capitalization of the Issuing Entity
     The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$	[•]
[Pre-Funding Account]	$	[•]
Reserve Account	$	[•]
Capital Contribution		$1
Overcollateralization	$	[•]

     The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A notes	$	[•]
Class B notes	$	[•]
[Asset Backed Certificates]	$	[•]

Total	$	[•]

     [As of the closing date, overcollateralization represents [•]% of the total capitalization of the issuing entity.]
[THE OWNER TRUSTEE]
     [[•] is the owner trustee of the issuing entity under the Trust Agreement. [•] is a [•] and its principal place of business is located at [•]. [to the extent material: describe the prior experience of the owner trustee involving similar assets; describe any material legal or governmental proceedings against the owner trustee]
     The owner trustee is only permitted to take the actions specifically provided in the Trust Agreement. In the case of any appointment of a co-owner trustee, all rights, powers, duties and obligations conferred or imposed upon the owner trustee will be conferred or imposed upon and exercised or performed by the owner trustee and the co-owner trustee jointly, unless the law of a jurisdiction prohibits the owner trustee from performing it duties under the Trust Agreement, in which event such rights, powers, duties and obligations will be exercised and performed by the co-owner trustee at the direction of the owner trustee.
     The owner trustee’s liability in connection with the issuance and sale of the notes [and the certificates] is limited solely to the express obligations of the owner trustee set forth in the Trust Agreement. The administrator will advise the owner trustee when action is necessary to comply with the issuing entity’s duties under the Indenture. Under the Trust Agreement, the administrator will indemnify the owner trustee from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the Trust Agreement or the other operative documents for any action or inaction of the owner trustee hereunder. However, the administrator is not obligated to indemnify the owner trustee for expenses arising or resulting from either (i) willful misconduct, bad faith or negligence by the owner trustee or (ii) any inaccurate representation or warranty made by the owner trustee in the Trust Agreement.
     The owner trustee may at any time resign by giving written notice thereof to the administrator. Upon receiving such notice of resignation, the administrator will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee. However, such right to petition for the appointment of a successor owner trustee will not relieve the resigning owner trustee from any obligations otherwise imposed on it under the trust agreement until such successor has in fact assumed such appointment. If at any time the owner trustee ceases to be eligible in accordance with the provisions of the Trust Agreement and fails to resign after written request therefor by the administrator, then the administrator may remove the owner trustee. Additionally, if the owner trustee is legally unable to act, or becomes bankrupt or insolvent, or a receiver of the owner trustee or of its property is appointed, or any public officer takes charge or control of the owner trustee or of its property or affairs, then the administrator may remove the owner trustee. If the administrator removes the owner trustee, the administrator will promptly appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of appointment by the successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.
     The owner trustee, and any successor owner trustee, must at all times be a bank (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $50,000,000 and (iii) subject to supervision or examination by federal or state authorities.
     The depositor, the sponsor and their affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates.]
THE INDENTURE TRUSTEE
     [•], a [•] organized under the laws of the [•], is the indenture trustee under the Indenture for the benefit of the noteholders. You may contact the indenture trustee at [•], or by calling [•]. [to the extent material: describe the prior experience of the indenture trustee involving similar assets; describe any material legal or governmental proceedings against the indenture trustee]
     In the case of any appointment of a co-indenture trustee, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the co-indenture trustee jointly, unless the law of a jurisdiction prohibits the indenture trustee from performing its duties under the Indenture and the Sale and Servicing Agreement, in which event such rights, powers, duties and obligations will be exercised and performed by the co-indenture trustee at the direction of the indenture trustee.
     The indenture trustee’s duties are limited to those duties specifically set forth in the Indenture. See “Provisions of the Indenture” in the accompanying prospectus for a description of the Indenture and the various duties of the indenture trustee under the Indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the Indenture, the indenture trustee’s limited responsibilities include, among other things, the following:
•	to deliver to noteholders [and certificateholders] of record certain notices, reports and other documents received by the indenture trustee, as required under the Indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes [and the certificates];

•	to establish and maintain necessary accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial paying agent and registrar;

•	to invest funds in the issuer accounts at the direction of the issuing entity;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the issuing entity, as applicable, in accordance with the terms of the Indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the Indenture.
     The indenture trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers. However, the indenture trustee will be liable for its actions to the extent that its conduct constitutes willful misconduct, negligence or bad faith. The administrator will indemnify the indenture trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by the indenture trustee in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the Indenture. Neither the issuing entity nor the administrator will reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee’s own willful misconduct, negligence or bad faith or to the extent arising from the breach by the indenture trustee of any of its representations and warranties and covenants set forth in the Indenture.
     Noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class may remove the indenture trustee without cause and may appoint a successor indenture trustee. See “Provisions of the Indenture—The Indenture Trustee” in the accompanying prospectus.
     The indenture trustee, and any successor indenture trustee, must have, at all times and among other things, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and must have a long term debt rating of investment grade or better by the rating agencies or must otherwise be acceptable to the rating agencies.
     The depositor, the sponsor and their affiliates may maintain normal commercial banking or investment banking relations with the indenture trustee and its affiliates.
[ENHANCEMENT/CASH FLOW PROVIDER]
     The issuing entity has entered into [describe the material terms of the applicable agreement].
     [Describe the name, organizational form and general character of the business of the counterparty under any such agreement. Disclose the significance percentage; if 10% or more but less than 20%, disclose financial data required by Item 301 of Regulation S-K (17 CFR 229.301), and if greater than 20%, disclose financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115), and, in either case, describe the operation and material terms of the related agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the agreement.]
[AFFILIATIONS AND CERTAIN RELATIONSHIPS]
     [The depositor, as a wholly owned subsidiary of a corporation that is an indirectly wholly owned subsidiary of Bank of America Corporation, is an affiliate of the sponsor, an indirectly wholly owned subsidiary of Bank of America Corporation. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of the depositor and the sponsor. [describe any other material affiliations]]

THE ISSUING ENTITY PROPERTY
     The notes will be collateralized by the Issuing Entity Property [(other than the related certificate payment account)]. [Each certificate represents a fractional undivided interest in the issuing entity.] The “Issuing Entity Property” will include amounts owed by individuals under motor vehicle installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles (the “Receivables”), which were originated directly by the originator [or purchased indirectly by the originator pursuant to agreements with dealers] (“Dealer Agreements”). [The Receivables were subsequently purchased by the sponsor from the [originator].] On the closing date, the depositor will buy the Receivables from the sponsor, and the depositor will sell the Receivables to the issuing entity. The servicer will, directly or through subservicers, service the Receivables. The sponsor selected the Receivables based on [to the extent material, discuss method of selection of Receivables].
     The Issuing Entity Property will consist of all the right, title and interest of the issuing entity in and to:
•	all monies received under the Receivables on and after the cutoff date and, with respect to Receivables which are Actuarial Receivables (as defined in the accompanying prospectus), monies received thereunder prior to the cutoff date that are due on or after the cutoff date;

•	such amounts as from time to time may be held in the Collection Account, the Reserve Account, [the Pre-Funding Account,] [the Payahead Account,] [and] the Note Distribution Account [and the related Certificate Payment Account], established and maintained by the servicer pursuant to the Sale and Servicing Agreement as described below;

•	security interests in the Financed Vehicles;

•	the rights of the [originator] to receive proceeds from claims under certain insurance policies;

•	the rights of the issuing entity under the Sale and Servicing Agreement and the related rights of the depositor under the Receivables Purchase Agreement;

•	the rights of the [originator] to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the obligors of the Financed Vehicles;

•	[all right, title and interest of the originator (other than with respect to any dealer commission) with respect to the Receivables under the related Dealer Agreements;]

•	rights with respect to any repossessed Financed Vehicles; and

•	all proceeds (within the meaning of the UCC) of the foregoing.
     The Reserve Account will be maintained in the name of the indenture trustee for the benefit of the noteholders [and the certificateholders].

THE RECEIVABLES POOL
     The characteristics set forth below are based on the pool of Receivables as of the cutoff date, which is [•] [•], [•].
     As of the cutoff date, each Receivable complied with specified eligibility criteria as described under the transaction documents and set forth below. The depositor will not use any selection procedures in selecting the Receivables for the pool that are materially adverse to the noteholders. [To the extent required by Item 1111(a)(7) of Regulation AB, disclose (1) the nature of a review of the assets performed by the depositor or sponsor, including whether the depositor or sponsor engaged a third party for purposes of performing a review of the Receivables for the pool and (2) the findings and conclusions of the review of the assets by the depositor, sponsor or third party.]
     Each of the percentages and averages in the tables below is computed on the basis of the current principal balance of each Receivable as of the cutoff date. “Loan-to-Value Ratio” with respect to a Receivable means the amount financed divided by the estimated vehicle value, multiplied by 100. The estimated vehicle value for a new vehicle is the dealer cost of the vehicle. The estimated vehicle value for a used vehicle is a quote received by Bank of America from the dealer based on a market guide, such as the National Automobile Dealers Association or Kelley Blue Book, indicating the value of the vehicle and the source from which that value was determined. The loan-to-value and FICO® score disclosure herein is determined upon origination of the Receivable. “Weighed Average FICO® Score” is based on a weighting by current principal balance of each Receivable as of the cutoff date.
     The composition, distribution by original term, distribution by remaining term, distribution by contract rate, geographic distribution, distribution by model year, distribution by loan-to-value ratio, distribution by Original Principal Balance and distribution by remaining principal of the Receivables, in each case, as of the cutoff date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.
Composition of the Receivables as of the Cutoff Date

	New			Used
	Financed Vehicles			Financed Vehicles			Total
Aggregate Principal Balance	$	[•]		$	[•]		$	[•]
Number of Receivables		[•]			[•]			[•]
Weighted Average Initial Balance	$	[•]		$	[•]		$	[•]
Average Principal Balance	$	[•]		$	[•]		$	[•]
Average Original Balance	$	[•]		$	[•]		$	[•]
Weighted Average Contract Rate		[•]	%		[•]	%		[•]	%
Contract Rate (Range)		[•]%-[•]	%		[•]%-[•]	%		[•]%-[•]	%
Weighted Average Original Term		[•] months			[•] months			[•] months
Original Term (Range)		[•] to [•] months			[•] to [•] months			[•] to [•] months
Weighted Average Remaining Term		[•] months			[•] months			[•] months
Remaining Term (Range)		[•] to [•] months			[•] to [•] months			[•] to [•] months

Distribution by Original Term of the Receivables as of the Cutoff Date

Percentage of
	Number of	Aggregate		Initial Remaining
(Range)	Receivables	Principal Balance		Term Pool Balance
Less than 30 months	[•]	$	[•]	[•]	%
30 to 35 months	[•]		[•]	[•]	%
36 to 41 months	[•]		[•]	[•]	%
42 to 47 months	[•]		[•]	[•]	%
48 to 53 months	[•]		[•]	[•]	%
54 to 59 months	[•]		[•]	[•]	%
60 to 65 months	[•]		[•]	[•]	%
66 to 71 months	[•]		[•]	[•]	%
72 to 77 months	[•]		[•]	[•]	%
78 to 89 months	[•]		[•]	[•]	%

Total	[•]	$	[•]	100%

Distribution by Remaining Term of the Receivables as of the Cutoff Date

Percentage of
	Number of	Aggregate		Initial Remaining
(Range)	Receivables	Principal Balance		Term Pool Balance
Less than 30 months	[•]	$	[•]	[•]	%
30 to 35 months	[•]		[•]	[•]	%
36 to 41 months	[•]		[•]	[•]	%
42 to 47 months	[•]		[•]	[•]	%
48 to 53 months	[•]		[•]	[•]	%
54 to 59 months	[•]		[•]	[•]	%
60 to 65 months	[•]		[•]	[•]	%
66 to 71 months	[•]		[•]	[•]	%
72 to 77 months	[•]		[•]	[•]	%
78 to 89 months	[•]		[•]	[•]	%

Total	[•]	$	[•]	100%

Distribution by Contract Rate of the Receivables as of the Cutoff Date

	Number of	Aggregate		Percentage of
Contract Rate (Range)	Receivables	Principal Balance		Original Pool Balance
[ ]% to below	[•]	$	[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% and above	[•]		[•]	[•]	%

Total	[•]	$	[•]	100%

Geographic Distribution of the Receivables as of the Cutoff Date

	Number of	Aggregate		Percentage of
State(1)	Receivables	Principal Balance		Initial Pool Balance
[ ]	[•]	$	[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
Others(2)	[•]		[•]	[•]	%

Total	[•]	$	[•]	100%

(1)	Based on billing addresses of the obligors as of the cutoff date, which may differ from the state of origination of the Receivable.

(2)	Includes [ ] other states, none of which have a concentration of Receivables in excess of [ ]% of the aggregate principal balance.

Distribution of the Pool of Receivables by Model Year as of the Cutoff Date

		Percent of				Percent of Total
	Number of	Total Number		Aggregate Outstanding		Aggregate Outstanding
Model Year	Receivables	of Receivables		Principal Balance		Principal Balance
2002 and earlier	[•]	[•]	%	$	[•]	[•]	%
2003	[•]	[•]	%		[•]	[•]	%
2004	[•]	[•]	%		[•]	[•]	%
2005	[•]	[•]	%		[•]	[•]	%
2006	[•]	[•]	%		[•]	[•]	%

Total	[•]	100%		$	[•]	100%

Distribution by Loan-to-Value Ratio

		Percentage of				Percentage		Weighted
	Number of	Number of		Aggregate		of Cutoff Date		Average
Loan-to-Value Ratio	Receivables	Receivables		Cutoff Date Balance		Balance		FICO® Score
Not Available	[•]	[•]	%	$	[•]	[•]	%
Less than or equal to 40.00%	[•]	[•]	%		[•]	[•]	%
40.01% — 50.00%	[•]	[•]	%		[•]	[•]	%
50.01% — 60.00%	[•]	[•]	%		[•]	[•]	%
60.01% — 70.00%	[•]	[•]	%		[•]	[•]	%
70.01% — 80.00%	[•]	[•]	%		[•]	[•]	%
80.01% — 90.00%	[•]	[•]	%		[•]	[•]	%
90.01% — 100.00%	[•]	[•]	%		[•]	[•]	%
100.01% — 110.00%	[•]	[•]	%		[•]	[•]	%
110.01% — 120.00%	[•]	[•]	%		[•]	[•]	%
120.01% — 130.00%	[•]	[•]	%		[•]	[•]	%
130.01% — 140.00%	[•]	[•]	%		[•]	[•]	%
140.01% — 150.00%	[•]	[•]	%		[•]	[•]	%

Total	[•]	100%		$	[•]	100%

Distribution by Original Principal Balance of the Receivables as of the Cutoff Date

	Number of	Aggregate		Percentage of
Original Principal Balance (Range)	Receivables	Principal Balance		Initial Balance
Below $1,000	[•]	$	[•]	[•]	%
$1,000 to below $5,000	[•]		[•]	[•]	%
$5,000 to below $10,000	[•]		[•]	[•]	%
$10,000 to below $15,000	[•]		[•]	[•]	%
$15,000 to below $20,000	[•]		[•]	[•]	%
$20,000 to below $25,000	[•]		[•]	[•]	%
$25,000 to below $30,000	[•]		[•]	[•]	%
$30,000 to below $35,000	[•]		[•]	[•]	%
$35,000 to below $40,000	[•]		[•]	[•]	%
$40,000 to below $45,000	[•]		[•]	[•]	%
$45,000 to below $50,000	[•]		[•]	[•]	%
Greater than $50,000	[•]		[•]	[•]	%

Total	[•]	$	[•]	100%

Distribution By Remaining Principal Balance of the Receivables as of the Cutoff Date

	Number of	Aggregate		Percentage of
Original Principal Balance (Range)	Receivables	Principal Balance		Initial Balance
Below $1,000	[•]	$	[•]	[•]	%
$1,000 to below $5,000	[•]		[•]	[•]	%
$5,000 to below $10,000	[•]		[•]	[•]	%
$10,000 to below $15,000	[•]		[•]	[•]	%
$15,000 to below $20,000	[•]		[•]	[•]	%
$20,000 to below $25,000	[•]		[•]	[•]	%
$25,000 to below $30,000	[•]		[•]	[•]	%
$30,000 to below $35,000	[•]		[•]	[•]	%
$35,000 to below $40,000	[•]		[•]	[•]	%
$40,000 to below $45,000	[•]		[•]	[•]	%
$45,000 to below $50,000	[•]		[•]	[•]	%
Greater than $50,000	[•]		[•]	[•]	%

Total	[•]	$	[•]	100%

     [As of the cutoff date, approximately [•]% or [•] of the Receivables arise in Simple Interest Receivables and approximately [•]% or [•] of the Receivables arise in Actuarial Receivables.]
     [In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.]
     [Each issuing entity will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders [or passed through to certificateholders], but will be paid to the servicer as additional servicing compensation.]
     As of the cutoff date:
•	each Receivable has a scheduled maturity of not later than the legal final payment date of the securities;

•	each Receivable was originated in the United States of America;

•	each Receivable provides for either level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment or may be a balloon loan;

•	not more than [•]% of a payment on a Receivable was more than [•] days delinquent as of the cutoff date;

•	each Receivable provides for level monthly payments, except for the first and last payment, which may be different from the level payments, that, to the extent set forth in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable;

•	each Receivable is a Precomputed Receivable or a Simple Interest Receivable;

•	each Receivable has an outstanding principal balance between $[•] and $[•];

•	each Receivable has a contract rate of no less than [•]%; and

•	no Receivable has been at any time since origination or is, in default.
     [describe, to the extent it presents material characteristics of the asset pool, FICO® or other standardized credit scores of obligors or other material information regarding obligor credit quality]
     [Additional Receivables sold by the depositor to the issuing entity during the Revolving Period must meet substantially similar criteria. However, these criteria will not ensure that each subsequent pool of additional Receivables will share the exact characteristics of the initial pool of Receivables. As a result, the composition of the aggregate pool of Receivables will change if additional Receivables are purchased by the issuing entity during the Revolving Period.]
     [To the extent material, include the following:

     [As described under “Origination and Servicing Procedures — Servicing and Collection Procedures” in this prospectus supplement, the servicer offers certain obligors [credit-related extensions] [temporary payment reductions] [insert description of modifications related to payment amount or payment schedule other than extensions or temporary payment reductions.] As of the cutoff date, [less than [ ]% of the receivables (by aggregate cutoff date principal balance) were extended by the servicer] [temporary payment reductions were applied by the servicer to less than [ ]% of the receivables (by aggregate cutoff date principal balance)] [[insert description of modifications related to payment amount or payment schedule other than extensions or temporary payment reductions] were applied by the servicer to less than [ ]% of the receivables (by aggregate cutoff date principal balance).]]
     As of the cutoff date, no obligor on any Receivable was noted in the related records of the servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than [•] [•], [•]. No selection procedures believed to be adverse to securityholders were used in selecting the Receivables. [discuss, to the extent material, the method and criteria for selecting the Receivables] If the performance of the Receivables changes over time, noteholders [and certificateholders] will not be notified of such change. However, monthly statements containing information on the notes [and the certificates] and the collateral securing the notes [and the certificates] will be filed with the Securities and Exchange Commission. See “Statements to Securityholders” in this prospectus supplement and “Available Information” in the accompanying prospectus for information as to how these statements may be accessed.
     As described under “Origination and Servicing Procedures—Underwriting” in this prospectus supplement, [the originator’s] underwriting policy provides for limited credit-related exceptions to the standard guidelines. [To the extent required by Item 1111(a)(8): (1) if any receivables in the pool deviate from the disclosed underwriting criteria, or any receivables in the sample deviate or any receivables would be otherwise known to deviate if only a sample was reviewed, disclose how those receivables deviate from the disclosed underwriting criteria, (2) disclose data on the amount and characteristics of those receivables that did not meet the disclosed standards and (3) if compensating or other factors were used, provide data on the amount of receivables in the pool or in the sample that are presented as meeting each such factor and the amount of assets that do not meet those factors.] The [sponsor] determined which receivables should be included in the pool of Receivables.
     [To be included in prospectus supplement if the pool will include delinquent assets:]
Delinquency Experience Regarding the Pool of Receivables
     The following table sets forth the delinquency experience regarding the pool of Receivables to be transferred to the issuing entity. The servicer considers a Receivable delinquent when an obligor fails to make at least [ ]% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cutoff date, none of the Receivables in the receivables pool were more than [ ] days delinquent.

		Percent of				Percent of
	Number of	Total Number		Outstanding		Total Outstanding
Historical Delinquency Status	Receivables	of Receivables		Principal Balance		Principal Balance
Delinquent for 30-59 days	[•]	[•]	%	$	[•]	[•]	%
Delinquent for 60-89 days	[•]	[•]	%	$	[•]	[•]	%
[Delinquent for 90 days or more]	[•]	[•]	%	$	[•]	[•]	%
[Insert additional 30 day periods until charge-off]	[•]	[•]	%	$	[•]	[•]	%
WEIGHTED AVERAGE LIFE OF THE SECURITIES
     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.
     As the rate of payment of principal of the notes [and in respect of the Certificate Balance] will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the notes could occur significantly earlier than the legal final payment date for the notes. [The final distribution in respect of the certificates also could occur prior to the legal final payment date for the certificates.] Reinvestment risk associated with early payment of the notes [and the certificates] will be borne exclusively by the noteholders [and the certificateholders], respectively.
     The table captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” [and the table captioned “Percent of Initial Certificate Balance at Various ABS Percentages”] (the “ABS Table”) has been prepared on the basis of the characteristics of the Receivables. This table has been prepared based on the assumptions described in the accompanying prospectus under “Maturity and Prepayment Considerations” and should be read in conjunction with that section. The ABS Table assumes that:
•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days;

•	payments on the notes [and distributions on the certificates] are made on each payment date and each such date is assumed to be the fifteenth day of each applicable month;

•	the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance;

•	the servicer does not exercise its option to purchase the Receivables;

•	[$[ ] will be deposited in the Pre-Funding Account on the closing date;]

•	[all of the funds in the Pre-Funding Account are used to purchase additional Receivables; and]

•	[insert assumptions related to Revolving Period.]
     The ABS Table sets forth the percent of the initial principal amount of the notes [and the percent of the initial Certificate Balance] that would be outstanding after each of the dates shown and the corresponding weighted average lives at various constant ABS percentages.
     The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, contract rate, original term to maturity as of the cutoff date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

			Weighted	Weighted Average	Weighted Average
	Assumed	Aggregate	Average	Original Term To	Remaining Term To
Pool	Cutoff Date	Principal Balance	Contact Rate	Maturity (In Months)	Maturity (In Months)
1		$	%
2		$	%
3		$	%
4		$	%

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes [and the certificates].

Percent of Initial Note Principal Balance at Various ABS Percentages Assumed ABS Percentage(2)

Payment Dates	[__]%	[__]%	[__]%	[__]%
Closing Date
[________]
[________]
[________]
Weighted Average Life (years) to Call(1)
Weighted Average Life (years) to Stated Maturity(1)

(1)	The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the payment date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such notes.

(2)	An asterisk “*” means a percent of initial note principal balance of more than zero and less than 0.5%.

[Percent of Initial Certificate Balance at Various ABS Percentages]
Certificates Assumed ABS Percentage(2)

Payment Dates	[__]%	[__]%	[__]%	[__]%
Closing Date
[________]
[________]
[________]
Weighted Average Life (years) to Call(1)
Weighted Average Life (years) to Stated Maturity(1)

(1)	The weighted average life of a certificate is determined by (i) multiplying the amount of each principal payment of such certificate by the number of years from the date of the issuance of such certificate to the payment date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such certificate.

(2)	An asterisk “*” means a percent of initial certificate principal balance of more than zero and less than 0.5%.

ORIGINATION AND SERVICING PROCEDURES
     The following is a description of the origination, underwriting and servicing of [•]’s portfolio of motor vehicle installment loans as of the date of this prospectus supplement.
Origination
     [Bank of America only purchases indirect originated receivables from dealers who execute a non-recourse dealer agreement. Before Bank of America allows a dealer to execute the non-recourse dealer agreement, Bank of America conducts a review of the dealer, including in some cases, a financial review, a reputational review and any past experiences with the dealer principal and key management. Substantially all of the dealers with whom Bank of America does business are franchised dealers with a manufacturer.
     The non-recourse dealer agreement contains dealer representations and warranties to Bank of America with respect to the receivables, the obligors on the receivables and the security interests in the related financed vehicles.
     The representations and warranties typically include, among others, that:
•	The retail installment sales contracts and installment loans are valid and enforceable according to their terms, which include the due dates for the scheduled payments;

•	the obligor has no offsets or counterclaims against or defenses to the retail installment sales contracts or installment loans;

•	the dealer will secure and perfect for Bank of America a security interest in the financed vehicle, prior to all other security interests, liens or encumbrances;

•	the dealer had good title to the financed vehicle immediately prior to the purchase by the obligor, free and clear of all liens and encumbrances;

•	the description of the financed vehicle is accurate, and the financed vehicle has been duly delivered to the obligor; and

•	to the best of the dealer’s knowledge, no statements made or furnished by the obligor in connection with the origination of such receivable are untrue or incomplete.
     Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the receivables.
     Upon breach of any representation or warranty made by a dealer, Bank of America has a right against that dealer to require it to purchase or repurchase the related receivables. This right may be exercised by Bank of America, as servicer of the receivables. Generally, in determining whether to exercise any right to require repurchase, Bank of America considers the prior performance of the dealer, as well as other business and commercial factors.]
     [describe the material terms regarding origination; if any entity originates 20% or more of the pool assets, describe: (i) to the extent material, the origination program and how long it has been originating assets; and (ii) the originator’s experience originating assets of this type, including if material, the size and composition of its portfolio and information material to the performance of the pool assets]
     [Additionally, the amount advanced by the [originator] under any motor vehicle loan generally has not exceeded:
•	for a new financed vehicle, the manufacturer’s suggested retail price plus the cost of additional options, taxes and title and license fees on the financed vehicle or

•	for a used financed vehicle, the “retail” value stated in the most recently published National Auto Research Black Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.
     [See the chart “Distribution by Loan-to-Value Ratio” set forth under the heading “The Receivables Pool” in this prospectus supplement.]
Underwriting
     [Each applicant for an indirect originated receivable is evaluated individually through the appropriate Bank of America indirect regional credit center based on uniform underwriting standards. These underwriting standards are intended to assess the applicant’s credit and capacity to repay the receivable and to assess the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form and/or applicant’s credit bureau that generally lists the applicant’s income, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the receivable.
     Empirically derived credit scoring or decision-making algorithms are used in conjunction with the aforementioned criteria to objectively index the applicant’s creditworthiness. Through credit scoring, credit profiles are evaluated in order to more accurately quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. Bank of America uses credit scoring, together with underwriter review to approve, counteroffer, or decline credit applications or to tailor certain elements of a receivable to compensate for the credit risk represented by the applicant’s credit score. For example, a lower credit score may limit the maximum loan-to-value ratio of the receivable approved for an applicant. Bank of America periodically reviews and updates the credit scoring and decision-making algorithms and its uniform underwriting standards for effectiveness. Additionally, under the underwriting policy, underwriters have limited ability to approve credit-related exceptions to the standard guidelines. Exceptions to the credit policies must be approved by underwriters with appropriate credit authority. Approved applicants that do not comply with all credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to repay the loan. For example, underwriting exceptions may include allowing a longer term, a greater payment-to-income ratio or a greater loan-to-value than the standard allowances for such criteria. Bank of America’s credit risk management monitors exceptions to the credit policies on a monthly basis to ensure that exceptions generally do not exceed 5.00% of originations for that month (based on the aggregate principal balance of receivables). [See “The “Receivables Pool” above for data regarding the number of pool assets that would be credit-related exceptions to the underwriting criteria and a description of the nature of the exceptions.] Policies are continuously reviewed and updated in response to macro-economic conditions, business strategy and/or portfolio performance. In addition, Bank of America revised its indirect underwriting scorecards in June 2009 with the goal of further reducing credit risk. The indirect auto scorecards were implemented in all indirect regional credit centers during June 2009.
     Once the dealer and applicant accept the terms of the approval, the dealer is required to deliver the necessary documentation for the receivable to the designated funding address. Documentation is imaged and key information data entered by third party vendors. The Bank of America auto group operations group audits documents received from dealers (via transmittal images) for completeness and consistency with the application, providing final approval and funding of the receivable. Following funding of the receivable, the legal documents file is forwarded to Bank of America’s records retention center. Physical retail installment sales contracts for receivables are stored with a third-party custodian at a location in Orlando, Florida.
     The underwriting process for direct originated receivables is substantially similar to the underwriting process for indirect originated receivables, except that the decision-making algorithm focuses on the obligor credit attributes which may result in a conditional credit approval prior to the selection of a vehicle.]
     [Describe the material terms regarding solicitation, credit granting or underwriting criteria used to originate or purchase the Receivables.]

Servicing and Collection Procedures
     [•] will be responsible, as the servicer, for managing, administering, servicing and making collections efforts on the Receivables held by the issuing entity. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the Receivables as if the servicer alone were servicing the Receivables.
     The servicer may accede to an obligor’s request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. The “Collection Period” with respect to the initial payment date will be the period from the initial cutoff date through the last day of the calendar month preceding the calendar month in which the initial payment date occurs and with respect to each following payment date will be the calendar month preceding the calendar month in which that payment date occurs. See “Maturity and Prepayment Considerations” in the accompanying prospectus.
     [describe the servicer’s material procedures for servicing the Receivables, including, but not limited to: processes for handling delinquencies, losses, bankruptcies and recoveries; ability to waive or modify terms, fees, penalties and payments and the impact thereof; any custodial duties]
     Set forth below is certain information concerning the [originator’s] [servicer’s] experience in the United States pertaining to delinquencies on motor vehicle installment loans secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles, related to delinquencies, repossessions and net loss information relating to the entire vehicle portfolio of the [originator] [servicer]. The information has been provided by the [originator] [servicer]. There can be no assurance that the loss experience on the Receivables will correspond to the loss experience of the portfolio set forth in the following table, as the statistics shown below represent the loss experience for each of the years presented, whereas the aggregate loss experience on the Receivables will depend on the results obtained over the life of the receivables pool. In addition, adverse economic conditions may affect the timely payment by obligors of payments of principal and interest on the Receivables and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the receivables pool.

Year Ended December 31,
	200[ ]	200[ ]	200[ ]	200[ ]	200[ ]
Total Principal Outstanding at Period End
Average Principal Outstanding During Period

Delinquencies at Period End:
30 — 59 days
60 — 89 days
90+ days
Total Delinquencies

(1)	The information in the table includes receivables owned by [originator] [servicer], as well as previously sold receivables that [originator] [servicer]or its affiliates continue to service.

Credit Loss Experience(1) — Managed Portfolio (U.S. $ in 000’s)

Year Ended December 31,
	2007	2006	2005	2004	2003
Total Number of Loans Outstanding at Period End
Average Number of Loans Outstanding During Period

Total Principal Outstanding at Period End
Average Principal Outstanding During Period

Gross Principal Charge-offs(2)
Recoveries(3)
Net Losses
Net Losses as a Percentage of the Average Principal Outstanding
Number of Repossessions
Number of Repossessions as a Percentage of the Average Number of Loans

(1)	The information in the table includes receivables owned by [originator] [servicer], as well as previously sold receivables that [originator] [servicer]or its affiliates continue to service.

(2)	Net of repossession sale proceeds prior to compliance with the Federal Financial Institution Examination Council policy. The Federal Financial Institution Examination Council’s Uniform Retail Credit Classification and Account Management Policy establishes standards for the classification and treatment of retail credit in financial institutions.

(3)	Excludes unsold repossession inventory value.

(4)	Expressed as an annualized amount.
DESCRIPTION OF THE NOTES
     The notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the registration statement. The following information, taken together with information about the notes and indenture in the accompanying prospectus, summarizes all material provisions of the notes and the Indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made. We will file a copy of the Indenture with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the Indenture. As a result, the description of the Indenture is subject to all of the provisions of such agreement.
Overview of the Notes
     Payments of Interest
     The notes will constitute Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus. Interest on the outstanding principal amount of the notes will accrue at the interest rate assigned to that note as specified for that class of notes on the cover page of this prospectus supplement (each, an “Interest Rate”) and will be payable to the noteholders monthly on each payment date, commencing [•] [•], [•]. Interest will accrue from and including the closing date (in the case of the first payment date), or from and including the most recent payment date on which interest has been paid to but excluding the following payment date (each representing an “Interest Period”). Interest on the notes will be calculated on the basis of a 360 day year [consisting of twelve 30 day months] [and the actual number of days in the related interest accrual period]. Interest payments on the notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods. See “Description of the Sale and Servicing Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement. Interest payments to the noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the related Interest Rate on the securities.

     Payments of Principal
     Principal payments will be made to the noteholders on each payment date [during the Amortization Period] in an amount equal to the Noteholders’ Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations. Principal payments on the notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee and the Noteholders’ Interest Distributable Amount. The noteholders will be entitled to be paid principal in full before the distributions in respect of principal may be made on the certificates. See “Description of the Sale and Servicing Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.
     The aggregate outstanding principal amount of the notes, to the extent not previously paid, will be due on the legal final payment date on the notes. The actual date on which the aggregate outstanding principal amount of the notes is paid may be earlier than the legal final payment date on the notes based on a variety of factors.
     [Principal payments will not be made on the notes during the Revolving Period. If an Early Amortization Event occurs, the revolving period will end and noteholders will receive payments of principal earlier than expected. See “The Revolving Period.” [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]
     Optional Termination
     The notes will be redeemed in whole, but not in part, on any payment date on which the servicer exercises its option to purchase the Receivables. The servicer may purchase the Receivables when the Pool Balance has declined to [10%] or less of [the sum of (i)] the initial Pool Balance [and (ii) the initial Pre-Funding Amount, if any]. The redemption price will be equal to the unpaid principal amount of the notes [and the certificates] plus accrued and unpaid interest thereon. [If the servicer exercises such an option to redeem the notes [and the certificates], the servicer may provide notice of that election to the indenture trustee, the noteholders [and the certificateholders] in advance of exercising the redemption.] See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.
Provisions of the Indenture
     Events of Default; Rights Upon Events of Default
     “Events of Default” under the Indenture will consist of:
•	a default for [•] days or more in the payment of any interest on the Controlling Class;

•	a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

•	a default in the observance or performance of any material covenant or agreement of the issuing entity made in the Indenture and the continuation of any default for a period of [•] days, or for a longer period, not in excess of [•] days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within [•] days or less and the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class;

•	any representation or warranty made by the issuing entity in the Indenture or in any certificate delivered pursuant to the Indenture or in connection with the Indenture having been incorrect in a material respect as of the time made, if the breach is not cured within [•] days, or for a longer period, not in excess of [•] days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within [•] days or less and the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class;

•	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity or a substantial part of the property of the issuing entity; and

•	[specify any other events or grace periods, if any].
     The amount of principal required to be paid to noteholders of each series under the related Indenture on any payment date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable legal final payment date for the class of notes.
     If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class.
     If the notes are declared due and payable following an Event of Default, the indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the issuing entity, exercise remedies as a secured party, sell the Receivables or elect to have the issuing entity maintain possession of the Receivables and continue to apply collections on these Receivables as if there had been no declaration of acceleration. [Subject to the limitations set out below], the indenture trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for [•] days or more in the payment of any interest on, any note, unless:
•	the holders of all outstanding notes of the Controlling Class consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale; or

•	the indenture trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class.
     [No holder of a note will have the right to institute any proceeding regarding the Indenture, unless:
•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•	noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for [•] days failed to institute a proceeding; and

•	no direction inconsistent with a written request has been given to the indenture trustee during the [•]-day period by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class.
[DESCRIPTION OF THE CERTIFICATES]
     [The certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information, taken together with the information about the Trust Agreement and the certificates under the heading “Overview of the Transaction Documents For This Series of Securities—Trust Agreement and Sale and Servicing Agreement” and in the accompanying prospectus, summarizes all material provisions of the certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.
Overview of the Certificates
     Distributions of Interest
     Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Certificate Rate. Such amounts will be distributable monthly on each payment date commencing [•] [•], [•]. [The certificates will constitute Fixed Rate Securities, as such term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus]. That interest entitlement will accrue from and including the closing date (in the case of the first such payment date) or from the most recent payment date on which interest distributions have been made to but excluding such payment date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions related to the certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders’ Interest Distributable Amount. On any payment date, the Certificateholders’ Interest Distributable Amount will equal 30 days’ interest at the Certificate Rate on the Certificate Balance (or, in the case of the first payment date, interest accrued from and including the closing date to but excluding the first payment date) plus any amounts due but not paid on previous payment dates with interest thereon at the Certificate Rate. See “Description of the Sale and Servicing Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.
     Distributions of Principal Payments
     Certificateholders will be entitled to distributions of principal on each payment date [during the Amortization Period] commencing on the payment date on which the notes have been paid in full, in an amount equal to the Certificateholders’ Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders’ Distributable Amount, if any, and the Certificateholders’ Interest Distributable Amount. See “Description of the Sale and Servicing Agreement—Distributions” and “—Credit Enhancement—Reserve Account” in this prospectus supplement.
     [Principal payments will not be made on the certificates during the Revolving Period. If an Early Amortization Event occurs, the revolving period will end and certificateholders will receive payments of principal earlier than expected. See “The Revolving Period.” [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]
     On and after any payment date on which the notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the servicer, the noteholders and the certificateholders on such payment date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

     Subordination of the Certificates
     The rights of certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and [monthly payments of] principal. In addition, the certificateholders have no right to receive distributions of principal until the principal amount of the notes has been paid in full. Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the notes before distributions of interest on the certificates and will be applied to the payment of principal on the notes before distributions of principal on the certificates. In addition, following the occurrence of certain Events of Default or an acceleration of the notes, the noteholders will be entitled to be paid in full before the certificateholders are entitled to any distributions.
     Optional Prepayment
     If the servicer exercises its option to purchase the Receivables when the Pool Balance declines to [10%] or less of [the sum of (i)] the initial Pool Balance [and (ii) the initial Pre-Funding Amount, if any], certificateholders will receive an amount in respect of the certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the certificates. See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.
[THE REVOLVING PERIOD]
     [During the Revolving Period, noteholders [and certificateholders] will not receive principal payments. Instead, on each payment date during the Revolving Period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional Receivables to be purchased from the depositor.
     The issuing entity will purchase additional Receivables meeting the eligibility requirements described in “The Receivables Pool.” The purchase price for each additional Receivable will be [insert formula for determining purchase price].
     The depositor will seek to purchase additional Receivables from the seller, with a purchase price equal to the reinvestment amount, to the extent of available funds. The sponsor will seek to make Receivables available to the seller as additional Receivables in an amount approximately equal to the amount of the available funds, but it is possible that the sponsor will not have sufficient additional Receivables for this purpose. Any portion of available funds that is not used to purchase additional receivables on a payment date during the Revolving Period will be applied on subsequent payment dates in the Revolving Period to purchase additional Receivables. Securityholders will be notified of the purchase of additional Receivables on Form 10-D.
     The amount of additional Receivables will be determined by the amount of cash available from payments and prepayments on existing Receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]
     The Revolving Period consists of the Collection Periods beginning with the [_____] Collection Period and ending with the [__________] Collection Period and the related payment dates. Reinvestments in additional Receivables will be made on each payment date related to those Collection Periods. The Revolving Period will terminate sooner if an Early Amortization Event occurs in one of those Collection Periods, in which case the Amortization Period will begin and no reinvestment in additional Receivables will be made on the related payment date. During the Amortization Period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth in “Description of the Sale and Servicing Agreement—Distributions.”]
     An “Early Amortization Event” will occur if:

•	[the amount on deposit in the reserve account is less than the specified reserve account balance for two consecutive months;

•	an Event of Default occurs as described under “Description of the Notes—Provisions of the Indenture” in this prospectus supplement; or

•	a Servicer Default occurs as described under “Description of the Sale and Servicing Agreement—Servicer Defaults” in this prospectus supplement.
     The occurrence of an Early Amortization Event is not necessarily an Event of Default under the Indenture.]
     [Insert any additional limitation on the ability of the issuing entity to acquire additional receivables and any additional disclosure required in accordance with Item 1111(g) of Regulation AB.]
OVERVIEW OF THE TRANSACTION DOCUMENTS FOR THIS SERIES OF SECURITIES
Receivables Purchase Agreement
     [The Receivables will be transferred from the originator to the sponsor pursuant to a Receivables Purchase Agreement. Next, the] [The] Receivables will be transferred from the sponsor to the depositor pursuant to a [separate] Receivables Purchase Agreement. This section, along with the description of the Receivables Purchase Agreement[s] under “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus, summarizes the material provisions of the Receivables Purchase Agreement[s]. Additionally, the depositor has filed a form of the Receivables Purchase Agreement as an exhibit to the registration statement.
     The Receivables will be transferred and assigned by [the originator to the sponsor pursuant to a Receivables Purchase Agreement, then transferred and assigned by] the sponsor to the depositor pursuant to [a separate] [the] Receivables Purchase Agreement, sold and assigned by the depositor to the issuing entity pursuant to the Sale and Servicing Agreement and pledged by the issuing entity to the indenture trustee pursuant to the Indenture. [The Receivables were purchased by the sponsor from [•].]
     As of the cutoff date (or such other date as may be specifically set forth below), each Receivable:
•	[describe the material representations and warranties regarding each Receivable].
     Additional information regarding the conveyance of the Receivables pursuant to [each] [the] Receivables Purchase Agreement is set forth in the accompanying prospectus under “The Transaction Documents—Sale and Assignment of the Primary Assets.”
[Trust Agreement] [Limited Liability Company Agreement] and Sale and Servicing Agreement
     [Since the issuing entity is an owner trust, the issuing entity will be created and governed by a Trust Agreement.] For a description of the material provisions of the Trust Agreement, see “The Issuing Entity” [and “Description of the Certificates”] in this prospectus supplement and “The Issuing Entities,” “The Transaction Documents,” and “Principal Documents” in the accompanying prospectus.] [The issuing entity will be created and governed by a Limited Liability Company Agreement. For a description of the material provisions of the Limited Liability Company Agreement, see “The Issuing Entity” in this prospectus supplement and “The Issuing Entities,” “The Transaction Documents,” and “Principal Documents” in the accompanying prospectus.]
     The issuing entity also will be subject to a Sale and Servicing Agreement. Pursuant to the terms of the Sale and Servicing Agreement, the depositor will sell, transfer and assign the Receivables to the issuing entity, and in consideration of the sale, transfer and assignment, the issuing entity will pay the depositor an amount equal to the estimated for market value of the Receivables, which amount will be paid by delivery of the notes and certificates to the depositor. Pursuant to the Sale and Servicing Agreement, the servicer will undertake to service the Receivables.

For a description of the material provisions of the Sale and Servicing Agreement, see “Description of the Sale and Servicing Agreement” in this prospectus supplement and the description of the Sale and Servicing Agreement under “The Transaction Documents” and “Principal Documents” in the accompanying prospectus.
Indenture
     Pursuant to the terms of the Indenture, the notes will be issued and the rights of the noteholders will be created. For a description of the material provisions of the Indenture, see “Description of the Notes” in this prospectus supplement and “Provisions of the Indenture,” “Principal Documents,” and “Description of the Notes” in the accompanying prospectus.
DESCRIPTION OF THE SALE AND SERVICING AGREEMENT
     The following summary supplements the description of the general terms and provisions of the Sale and Servicing Agreement set forth in the accompanying prospectus. See “The Transaction Documents” in the accompanying prospectus for a description of the Sale and Servicing Agreements and the Transfer and Servicing Agreements in general. This section, along with the description of the Sale and Servicing Agreement under “The Transaction Documents” and “Principal Documents” in the accompanying prospectus, summarizes the material provisions of the Sale and Servicing Agreement. We will file a copy of the Sale and Servicing Agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the Sale and Servicing Agreement. As a result, the description of the Sale and Servicing Agreement is subject to all of the provisions of the Sale and Servicing Agreement.
Accounts
     All Accounts referred to under “The Transaction Documents— Accounts” in the accompanying prospectus, as well as a Reserve Account, will be established by the servicer and maintained with the indenture trustee in the name of the indenture trustee on behalf of the noteholders [and the certificateholders]. Any amounts in any Accounts will be invested in Eligible Investments.
[Pre-Funding Account]
     [On the closing date, $[ ] will be deposited from the proceeds of the sale of the notes [and certificates] into the Pre-Funding Account which will be included in the Issuing Entity Property. The amount deposited from the proceeds of the sale of the notes [and certificates] into the Pre-Funding Account is not more than 50% of the proceeds of the offering and represents [ ]% of the initial pool balance (including the expected aggregate principal balance of the Subsequent Receivables). During the Funding Period, the issuing entity will acquire Subsequent Receivables on a Funding Date, so long as certain conditions precedent are satisfied and the Subsequent Receivables satisfy the same eligibility criteria as the receivables transferred to the issuing entity on the closing date. The amount of funds withdrawn from the Pre-Funding Account for the acquisition of Subsequent Receivables on a Funding Date will be equal to the purchase price for the Receivables with respect to such Subsequent Receivables. The underwriting criteria for Subsequent Receivables are expected to be substantially the same as those for the initial Receivables and thus it is expected that the characteristics of the Subsequent Receivables acquired through the Pre-Funding Account will not vary materially from the characteristics of the receivables pool on the closing date.
     On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings or income) and pay those remaining funds to the noteholders [and certificateholders] in sequential order of priority beginning with the Class A notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the Pre-Funding Account exceed $100,000, the funds will be paid ratably to the Class B noteholders, until the Class B notes are paid in full].
     Amounts on deposit in the Pre-Funding Account will be invested by the indenture trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the Collection Account as Available Funds on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the Pre-Funding Account may be invested in investments that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.
     In connection with each purchase of Subsequent Receivables, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. Neither the Hired Agencies nor any other person (other than the servicer, the depositor and the issuing entity) will provide independent verification of that certification.] [Insert any additional disclosure required by Item 1111(g) of Regulation AB.]
Servicing Compensation
     The servicer will be entitled to receive a fee (the “Servicing Fee”) for each Collection Period in an amount equal to the product of one-twelfth of [•]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period. [The Servicing Fee will be pro rated with respect to the initial Collection Period.] [The Servicing Fee for the [•], [•], [•] payment date is $[•].] The Servicing Fee will also include such other amounts to be paid to the servicer as described in the accompanying prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates (the “Total Servicing Fee”), will be paid from the Total Distribution Amount. Additionally, the servicer will be paid the amount of any outstanding Advances (as described below in “—Advances”). The Total Servicing Fee, together with any outstanding Advances, will be paid prior to the distribution of any portion of the Interest Distribution Amount to the noteholders [or to the certificateholders]. In the event there is a successor servicer, such successor servicer will be entitled to the same Total Servicing Fee as the predecessor servicer. See “The Transaction Documents—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.
Custodian
     Pursuant to the Sale and Servicing Agreement, the issuing entity authorized the servicer to retain physical possession of the Receivables held by the issuing entity and other documents relating to possession of the Receivables as custodian for the issuing entity. In performing its duties as custodian, the custodian will act with reasonable care, exercising the degree of skill, attention and care that the custodian exercises with respect to receivable files relating to other similar motor vehicle loans owned and/or serviced by the custodian and that is consistent with industry standards. The custodian will not at any time have or in any way attempt to assert any interest in any Receivables or the documents relating to the Receivables, other than solely for the purpose of collecting or enforcing the Receivables for the benefit of the issuing entity. The documents related to the Receivables will be maintained in the United States and will be subject to inspection by the indenture trustee. [to the extent material, describe any other material information regarding the custodian or the custody arrangement]
Servicer Defaults
     A “Servicer Default” will consist of:
•	any failure by the servicer to deliver to the indenture trustee, for deposit in any of the Accounts any required payment or to direct the indenture trustee to make any required payments or distributions from the Accounts, which failure continues unremedied for [•] Business Days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the indenture trustee, or (b) to the servicer and to indenture trustee, by noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class;

•	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for [•] days after written notice of failure is given to the servicer in the same manner described in the bullet point immediately above;

•	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

•	[specify any other events and grace periods, if any].
     Upon the occurrence of a Servicer Default, and so long as such Servicer Default has not been remedied, either the indenture trustee, or noteholders holding not less than [•]% of the aggregate outstanding principal amount of the Controlling Class, by notice then given in writing to the servicer, may terminate all of the rights and obligations of the servicer. On or after the receipt by the servicer of such written notice, all authority and power of the servicer will be vested in such successor servicer as may be appointed by the indenture trustee. If the indenture trustee fails to select a successor servicer or if no successor servicer accepts such appointment, all authority and power of the servicer will be vested in the indenture trustee. If the indenture trustee is unable or unwilling to so act as servicer, the indenture trustee will appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of motor vehicle receivables, as the successor servicer (subject to the condition that the appointment of any successor servicer will not result in the withdrawal or reduction of the outstanding rating assigned to the certificates or notes by any rating agency). The servicer will cooperate with the indenture trustee or any successor servicer in effecting the termination of its responsibilities and rights as the servicer. The servicer will transfer its electronic records relating to the Receivables to the successor servicer and will transfer to the successor servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the successor servicer reasonably requests. All reasonable out-of-pocket costs and expenses incurred by the successor servicer in connection with the transfer of servicing will be paid by the predecessor servicer. If any Servicer Defaults occur, the indenture trustee will have no obligation to notify noteholders of such occurrence prior to the continuance of such event through the end of any applicable cure period.
Distributions
     Deposits to the Collection Account
     On or before the earlier of the [•] Business Day of the month in which a payment date occurs and the [•] Business Day preceding such payment date (the “Determination Date”), the servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders’ Interest Distributable Amount, the Noteholders’ Principal Distributable Amount[, the Certificateholders’ Interest Distributable Amount, the Certificateholders’ Principal Distributable Amount], the Advances, if any, to be made by the servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to [•], in each case, with respect to such payment date.
     [On or before each payment date, the servicer will cause the indenture trustee to withdraw from the Payahead Account and:
•	deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full; and

•	distribute to [•], in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.
     On or before each payment date the servicer will deposit any Advances for such payment date into the Collection Account.]

     On or before the Business Day preceding each payment date, the servicer will cause the Interest Distribution Amount and the Available Principal for such payment date to be deposited into the Collection Account. On or before each payment date, the servicer will cause the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the “Reserve Account Transfer Amount”) equal to the lesser of:
•	the amount of cash or other immediately available funds in the Reserve Account on such payment date (before giving effect to any withdrawals therefrom relating to such payment date); or

•	the amount, if any, by which:
•	the sum of the Total Servicing Fee, the Noteholders’ Interest Distributable Amount, [the Certificateholders’ Interest Distributable Amount,] the Noteholders’ Principal Distributable Amount [and the Certificateholders’ Principal Distributable Amount] for such payment date exceeds;

•	the sum of the Interest Distribution Amount and the Available Principal for such payment date.
     The “Interest Distribution Amount” for a payment date will be the sum of the following amounts for any payment date, computed, for Simple Interest Receivables, in accordance with the Simple Interest Method, and for Actuarial Receivables, in accordance with the actuarial method:
•	that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period [(including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period)];

•	all proceeds (other than any proceeds from any dealer commission) (“Liquidation Proceeds”) of the liquidation of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the servicer’s customary servicing procedures;

•	all Advances made by the servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

•	the purchase amount of each Receivable that was repurchased by the sponsor or purchased by the servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

•	all monies collected, from whatever source (other than any proceeds from any dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the servicer for the account of the obligor and any amounts required by law to be remitted to the obligor (“Recoveries”); and

•	investment earnings on amounts in specified accounts for such payment date.
     In calculating the Interest Distribution Amount, all payments and proceeds (including Liquidation Proceeds) of any Receivables that meet the following criteria will be excluded:
•	repurchased by the [originator] or purchased by the servicer, the purchase amount of which has been included in the Interest Distribution Amount on a prior payment date; and

•	received on Actuarial Receivables and distributed to the servicer, with respect to such payment date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement.

     The “Available Principal” for a payment date [occurring during the Amortization Period] will be the sum of the following amounts with respect to any payment date, computed, with respect to Simple Interest Receivables, in accordance with the Simple Interest Method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:
•	that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period [(including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period)];

•	Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the servicer’s customary servicing procedures with respect to such Liquidated Receivables;

•	all Advances made by the servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

•	to the extent attributable to principal, the purchase amount of each Receivable repurchased by the [originator] or purchased by the servicer during the preceding Collection Period; and

•	partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in the first bullet point above.
     In calculating the Available Principal, all payments and proceeds (including Liquidation Proceeds) of any Receivables:
•	repurchased by the [originator] or purchased by the servicer the Purchase Amount of which has been included in the Available Principal on a prior payment date; and

•	received on Actuarial Receivables and distributed to the servicer, with respect to such payment date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement.
     The “Principal Distribution Amount” for a payment date [occurring during the Amortization Period] will be the sum of the following amounts with respect to the preceding Collection Period:
     (1) (a) with respect to Simple Interest Receivables, that portion of all collections on the receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of:
     (x) the amount of all scheduled payments allocable to principal due during the preceding Collection Period; and
     (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period;
in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the cutoff date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;
     (2) the Principal Balance of each Receivable that was repurchased by the [originator] and or purchased by the servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

     (3) the Principal Balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);
     (4) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in clause (1) above; and
     (5) the aggregate amount of Cram Down Losses during such Collection Period.
     Monthly Withdrawals from Collection Account
     [On each payment date, the servicer will instruct the indenture trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.] On each payment date, the servicer will instruct the indenture trustee to make the following withdrawals, based upon the calculations set forth in “Distributions—Deposits to the Collection Account” above, deposits and payments, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such payment date and the Reserve Account Transfer Amount in respect of such payment date (the “Total Distribution Amount”):
     (1) from the Collection Account to the servicer, from the Total Distribution Amount, the Total Servicing Fee and the amount of any outstanding Advances (as described below in “—Advances”)
     (2) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (1), the Noteholders’ Interest Distributable Amount;
     (3) [from the Collection Account to the related certificate payment account, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Certificateholders’ Interest Distributable Amount];
     (4) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Noteholders’ Principal Distributable Amount;
     (5) [from the Collection Account to the related certificate payment account, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Certificateholders’ Principal Distributable Amount];
     (6) from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (1) through (5), an amount equal to the excess of the Specified Reserve Account Amount over the amount on deposit in the Reserve Account; and
     (7) from the Collection Account to the [depositor] [residual interestholder], any amounts remaining after the application of clauses (1) through (6).
     Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the notes, the Total Distribution Amount remaining after the application of clauses (1) and (2) above will be deposited in the Note Distribution Account to the extent necessary to reduce the aggregate outstanding principal amount of the notes to zero.
     On each payment date, all amounts on deposit in the Note Distribution Account will be paid to the noteholders in the following order of priority:

•	accrued and unpaid interest on the outstanding aggregate outstanding principal amount of the notes at the Interest Rate on the securities; and

•	in reduction of principal until the aggregate outstanding principal amount of the notes has been reduced to zero.
     [On each payment date, all amounts on deposit in the related Certificate Payment Account will be distributed to the certificateholders in the following order of priority:
•	accrued and unpaid interest on the Certificate Balance at the Certificate Rate;

•	in reduction of principal until the aggregate outstanding principal amount of the certificates has been reduced to zero.]
Advances
     With respect to any payment date, the servicer may, in its sole discretion, make a payment (an “Advance”) with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its contract rate, over (y) the interest actually received by the servicer with respect to such Receivable from the obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received. The servicer may elect not to make any Advance with respect to a Receivable to the extent that the servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from the Total Distribution Amount (as described above in “—Distributions—Monthly Withdrawals from Collection Account”).
     With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount shall be distributed to the servicer on the related payment date to reimburse the servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable. Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the obligor under that Receivable. Collections on an Actuarial Receivable made during a Collection Period will be applied first to repay any unreimbursed Advances on that Actuarial Receivable.
     In addition, on each payment date, the indenture trustee will withdraw from the Collection Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds, as described in “—Distributions—Deposits to the Collection Account” above.
     The servicer will deposit all Advances with respect to any payment date into the Collection Account on the Business Day before each payment date.
Credit Enhancement
     Subordination of the Class B Notes
     The rights of the Class B noteholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A noteholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A noteholders of the full amount of interest and principal required to be paid to them, and to afford such Class A noteholders limited protection against losses in respect of the Receivables.
     No distribution will be made to the Class B noteholders on any payment date in respect of interest until the full amount of interest on the Class A notes payable on such payment date has been distributed to the Class A noteholders. No distribution will be made to the Class B noteholders on any payment date in respect of principal until the full amount of interest on and principal of the Class A notes and interest on the Class B notes payable on such payment date has been distributed to the Class A noteholders and the Class B noteholders, respectively. Distributions of interest on the Class B notes, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A notes.
     [Subordination of the Certificates]
     [The rights of the certificateholders to receive distributions in respect of principal will be subordinated at all times to the rights of the noteholders to receive distributions in respect of interest and principal. Additionally, following the occurrence of certain Events of Default or an acceleration of the notes, the rights of the certificateholders to receive distributions in respect of interest and principal will be subordinated to the rights of the noteholders. See “—Distributions” above.
     The subordination of the certificates is intended to enhance the likelihood of receipt by noteholders of amounts due to them and to decrease the likelihood that the noteholders will experience losses.]
     Reserve Account
     Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and maintained with the indenture trustee. On the closing date, [•] will deposit an amount equal to [the sum of (a)] $[•] ([•]% of the aggregate initial aggregate outstanding principal amount of the [notes] [plus the initial Certificate Balance]) [and (b) an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts in the Pre-Funding Account and earnings on funds, if any, on deposit in the Pre-Funding Account] (the “Reserve Account Initial Deposit”) in the Reserve Account. [The Reserve Account will be funded by deposits from proceeds of the sale by the depositor of Subsequent Receivables on each Funding Date in an amount equal to [ ]% of the aggregate receivables balance of the Subsequent Receivables for that Funding Date.] The Reserve Account Initial Deposit will be augmented on each payment date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the noteholders [and certificateholders]. If the amount on deposit in the Reserve Account on any payment date (after giving effect to all deposits or withdrawals therefrom on such payment date) is greater than the Specified Reserve Account Balance for such payment date, the servicer will instruct the indenture trustee to distribute the amount of the excess to [•]. Upon any distribution to [•] of amounts from the Reserve Account, neither the noteholders [nor the certificateholders] will have any rights in, or claims to, such amounts. [In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.]
     To the extent permitted by the rating agencies, funds in the Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled payment or distribution for the notes [or certificates] and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders [or certificateholders] could result, which could, in turn, increase the average life of the related notes [or certificates].
     The Reserve Account is intended to enhance the likelihood of receipt by noteholders [and certificateholders] of amounts due them and to decrease the likelihood that the noteholders [and certificateholders] will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the noteholders [or the certificateholders] could result. In addition, depletion of the Reserve Account ultimately could result in losses to noteholders [and certificateholders].

Fees and Expenses
     The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Distributions.”

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described above under “—Servicing Compensation”
Administrator	$[ ] per annum
Indenture Trustee	$[ ] per annum plus reasonable expenses**
Owner Trustee	$[ ] per annum plus reasonable expenses**

*	The fees and expenses described above do not change upon an event of default.

**	The [servicer] has the primary obligation to pay the fees and expenses of the administrator, the indenture trustee and the owner trustee of the Total Servicing Fee.
STATEMENTS TO SECURITYHOLDERS
     For each series of notes, on each payment date, the indenture trustee will include with each payment to each noteholder a statement, based on the monthly servicer report provided by the servicer pursuant to the Sale and Servicing Agreement, setting forth for that payment date the following information (and any additional information so specified in the accompanying prospectus, to the extent applicable) in accordance with Item 1121 of Regulation AB (17 CFR 229.1121):
•	[the aggregate amount being paid on such payment date in respect of interest on and principal of each class of notes;

•	the Class A Note Balance and the Class B Note Balance, in each case after giving effect to payments on such payment date;

•	the amount, if any, to be withdrawn from or required to be deposited into the Reserve Account;

•	the balance of the Reserve Account on such payment date and the Specified Reserve Account Balance on such payment date, after giving effect to changes thereto on such payment date;

•	the Pool Balance and the number of Receivables and the pool factor as of the close of business on the last day of the preceding Collection Period;

•	the amount of the Servicing Fee to be paid to the servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior payment date;

•	the amounts of the interest shortfall with respect to each class of notes, if any, on such payment date and the change in such amounts from the preceding payment date;

•	the aggregate repurchase price with respect to any repurchased Receivables paid by [(A) the originator, (B) the sponsor or (C) the depositor] for the related Collection Period;

•	to each holder of a note entitled to the benefits of payments under any form of credit enhancement;
(a)	the amounts so distributed under the form of credit enhancement on the applicable distribution date; and

(b)	the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the distribution date;

•	any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;

•	the interest rate for each class of notes;

•	the weighted average contract rate of the Receivables and weighted average remaining term to maturity of the Receivables;

•	any material modifications, extensions or waivers to Receivable terms, fees, penalties or payments since the previous distribution date or cumulatively since the closing date; and

•	any material breaches of representations and warranties relating to the Receivable or material breaches of transaction covenants.]
     In addition, [the servicer and the indenture trustee] will furnish to the depositor and the indenture trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus. See “Reports to Securityholders” in the accompanying prospectus for a further discussion of reports that will be prepared.
     Copies of these statements and reports relating to the issuing entity will be filed with the Securities and Exchange Commission through its EDGAR system. See “Available Information” in the accompanying prospectus. Reports relating to the issuing entity for your securities that are filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, such as annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, may be accessed by any investor, free of charge, through an Internet Web site at http://[Web site address to be inserted]. For purposes of any electronic version of this prospectus supplement, the URL in this paragraph is an inactive textual reference only. We have taken steps to ensure that the URL in this paragraph was inactive at the time we created any electronic version of this prospectus supplement. Assistance in using the website can be obtained by calling the indenture trustee’s customer service desk at [insert telephone number]. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.
FEDERAL INCOME TAX CONSEQUENCES
     Mayer Brown LLP is of the opinion that:
•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the Class A notes and Class B notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.
     It is anticipated that the notes offered hereunder will not be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.
     The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.
     In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Securities” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.
     In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.
Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.
     As long as the issuing entity is the only owner of the certificate, the issuing entity will be a Tax Non-Entity for federal income tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus.
STATE AND LOCAL TAX CONSEQUENCES
     The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.
CERTAIN ERISA CONSIDERATIONS
     Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and any entity holding “plan assets” of any of the foregoing (each a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, ERISA also requires fiduciaries of a Benefit Plan subject to Title I of ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
     Certain transactions involving the issuing entity might be deemed to constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchases notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor (the “Plan Asset Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the issuing entity believes that, at the time of their initial issuance, the notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. However, without regard to whether the notes are treated as equity interests for purposes of the Plan Asset Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, [an originator,] the servicer, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a Party in Interest with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state or local law restrictions.
     A Benefit Plan fiduciary considering the purchase of notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
     The issuing entity is not relying on the underwriter’s exemption with respect to the purchase of the offered notes by a Benefit Plan.
     See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to Benefit Plans that are considering an investment in the notes.

UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the notes, subject to the satisfaction of certain conditions precedent. In connection with the sale of the notes to the underwriters, the depositor will make representations and warranties to the underwriters regarding the depositor, the notes and the transaction generally. Because the depositor, and not the issuing entity, is selling the notes to the underwriters, the issuing entity is not a party to the underwriting agreement consequently and has no obligation to the underwriter.

	Principal Amount	Principal Amount
Underwriters	of Class A Notes	of Class B Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$
[•]
[•]

Total	$	$

     The underwriters have advised the depositor that the several underwriters propose initially to offer these notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus supplement. The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of notes and as an aggregate dollar amount, will be as follows:

	Selling Concessions	Reallowance
	Not to exceed	Not to exceed
Class A notes	%	%
Class B notes	%	%
     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     [•] has agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

     In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the sponsor, the servicer, the issuing entity and their affiliates.
     [As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt.] [If applicable, insert description of debt to be paid from the proceeds of the offering.]
     Funds in accounts may be invested from time to time in Eligible Investments acquired from the underwriters or their affiliates.
     The notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the Class A notes and the Class B notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated, [one of] the underwriter[s], is an affiliate of the depositor and the sponsor.
     The depositor will receive aggregate proceeds of approximately $[•] from the sale of the Class A notes and the Class B notes (representing [•]% of the initial Note Balance of the Class A notes and the Class B notes) after paying the aggregate underwriting discount of $[•] on the notes. Additional offering expenses are estimated to be $[•].
Offering Restrictions
     Each underwriter has severally represented to and agreed with the issuing entity that:
•	it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•	it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.
     Each underwriter has further severally represented to and agreed with the issuing entity that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; or
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Bank of America, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Bank of America, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
LEGAL PROCEEDINGS
     [There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.] [Insert description of any legal proceedings required to be disclosed pursuant to Item 1117 of Regulation AB.]

LEGAL MATTERS
     The legality of, and certain federal income tax matters related to the notes, will be passed upon for the depositor and underwriters by Mayer Brown LLP.
GLOSSARY
     “Annual Percentage Rate” or “APR” of a receivable means the annual rate of finance charges stated in such Receivable.
     “Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the Collection Account with respect to each receivable that will be purchased by the depositor, servicer, [•] or any other person on that payment date and (iii) the investment income accrued during such Collection Period from the investment of funds in the Collection Account and the Reserve Account.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, [•] or [•], or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.
     [“Certificate Balance” equals, initially, $[•] and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders.]
     [“Certificate Rate” means, with respect to the certificates, [•]% per annum.]
     [“Certificateholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Certificateholders’ Monthly Interest Distributable Amount for the preceding payment date and any outstanding Certificateholders’ Interest Carryover Shortfall on such preceding payment date, over the amount in respect of interest at the Certificate Rate that is actually deposited in the related certificate payment account on such preceding payment date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding payment date to but excluding the current payment date.]
     [“Certificateholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Certificateholders’ Monthly Interest Distributable Amount for such payment date and the Certificateholders’ Interest Carryover Shortfall for such payment date.]
     [“Certificateholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, the product of (x) one-twelfth of the Certificate Rate (or, in the case of the first payment date, the Certificate Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the closing date to but excluding such payment date) and the denominator of which is 360) and (y) the Certificate Balance on the immediately preceding payment date, after giving effect to all payments of principal to the certificateholders on or prior to such payment date (or, in the case of the first payment date, on the closing date).]
     [“Certificateholders’ Monthly Principal Distributable Amount” means, with respect to any payment date, the Certificateholders’ Percentage of the Principal Distribution Amount or, with respect to any payment date on or after the payment date on which the aggregate outstanding principal amount of the notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such payment date to reduce the aggregate outstanding principal amount of the notes to zero, which shall be deposited into the Note Distribution Account).]
     [“Certificateholders’ Percentage” means 100% minus the Noteholders’ Percentage.]
     [“Certificateholders’ Principal Carryover Shortfall” means, as of the close of any payment date, the excess of the Certificateholders’ Monthly Principal Distributable Amount and any outstanding Certificateholders’

Principal Carryover Shortfall from the preceding payment date, over the amount in respect of principal that is actually deposited in the related certificate payment account on such payment date.]
     [“Certificateholders’ Principal Distributable Amount” means, with respect to any payment date, the sum of the Certificateholders’ Monthly Principal Distributable Amount for such payment date and the Certificateholders’ Principal Carryover Shortfall as of the close of the preceding payment date; provided, however, that the Certificateholders’ Principal Distributable Amount shall not exceed the Certificate Balance.]
     “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections.
     “Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial Collection Period, the period commencing on the cutoff date and ending on [•][•],[•]). As used in this prospectus supplement, the “related” Collection Period with respect to any date of determination or payment date shall be deemed to be the Collection Period which precedes that date of determination or payment date.
     “Controlling Class” means, with respect to any notes outstanding, the Class A notes as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding (excluding, in each case, notes held by the servicer or its affiliates).
     [“Cram Down Loss” means, with respect to a receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the receivable or otherwise modifying or restructuring the scheduled payments to be made on the receivable, an amount equal to:
•	the excess of the Principal Balance of the Receivable immediately prior to the court order over the Principal Balance of the Receivable as so reduced; and

•	if the issuing court has issued an order reducing the effective rate of interest on the receivable, the net present value (using as the discount rate the higher of the contract rate on the receivable or the rate of interest, if any, specified by the court in the order) of the scheduled payments as so modified or restructured.
     A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such order.]
     “Eligible Account” means either (a) a segregated trust account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the owner trustee, the indenture trustee or any of their respective affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.
     “Eligible Institution” means a depository institution or trust company (other than any affiliate of Bank of America) (which may be the owner trustee, the indenture trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which at all times has either (i) a long-term senior unsecured debt rating of Aa2 or better by Moody’s and AA- or better by Standard & Poor’s or such other rating that is acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee or (ii) a certificate of deposit rating of P-1 by Moody’s and A-1+ by Standard & Poor’s or such other rating that is acceptable to each rating agency, as evidenced by a letter from such rating agency to the issuing entity or the indenture trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.
     “Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

•	commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1 and from Moody’s of Prime-1;

•	investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment of similar credit quality as the “Eligible Investments” referred to above with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade, qualify or withdraw its then current rating of any class of notes.
     [“Funding Date” means each date (but not more than once per week) after the closing date on which Subsequent Receivables are purchased by the issuing entity.]
     [“Funding Period” means the period from the closing date until the earliest of (i) two full calendar months following the closing date and (ii) the date the amount on deposit in the Pre-Funding Account is $10,000 or less, and (iii) the occurrence of an Event of Default under the Indenture.]
     “Liquidated Receivable” means, as of any date of determination, any receivable which (a) has been paid in full or (b) is a Defaulted Receivable with respect to which the servicer has determined in accordance with its customary servicing practices that all amounts expected to be received by the servicer with respect to such Defaulted Receivable have been received.
     “Liquidated Receivables” means, Receivables (x) which have been liquidated by the servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the servicer’s judgment, constitute the final amounts recoverable in respect of such receivable. A receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z).

     “Noteholders’ Distributable Amount” means, with respect to any payment date, the sum of the Noteholders’ Principal Distributable Amount and the Noteholders’ Interest Distributable Amount.
     “Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Noteholders’ Monthly Interest Distributable Amount for the preceding payment date and any outstanding Noteholders’ Interest Carryover Shortfall on such preceding payment date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding payment date, plus interest on the amount of interest due but not paid to noteholders on the preceding payment date, to the extent permitted by law, at the Interest Rate on the securities borne by the notes from such preceding payment date through the current payment date.
     “Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Noteholders’ Monthly Interest Distributable Amount for such payment date and the Noteholders’ Interest Carryover Shortfall for such payment date.
     “Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, the product of (x) one-twelfth of the Interest Rate on the securities (or, in the case of the first payment date, the Interest Rate on the securities multiplied by a fraction, the numerator of which is the number of days elapsed from and including the closing date to but excluding such payment date and the denominator of which is 360) and (y) the outstanding aggregate outstanding principal amount of the notes on the immediately preceding payment date, after giving effect to all distributions of principal to the noteholders on such payment date (or, in the case of the first payment date, on the closing date).
     “Noteholders’ Monthly Principal Distributable Amount” means, with respect to any payment date, the Noteholders’ Percentage of the Principal Distribution Amount.
     “Noteholders’ Percentage” means (a) for each payment date until the aggregate outstanding principal amount of the notes is reduced to zero, 100%, and (b) zero for each distribution date thereafter.
     “Noteholders’ Principal Carryover Shortfall” means, as of the close of any payment date, the excess of the Noteholders’ Monthly Principal Distributable Amount and any outstanding Noteholders’ Principal Carryover Shortfall from the preceding payment date over the amount in respect of principal that is actually deposited in the Note Distribution Account.
     “Noteholders’ Principal Distributable Amount” means, with respect to any payment date, the sum of the Noteholders’ Monthly Principal Distributable Amount for such payment date and the Noteholders’ Principal Carryover Shortfall as of the close of the preceding payment date; provided, however, that the Noteholders’ Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the notes. In addition, on the final scheduled payment date for the Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such payment date and allocable to principal) to reduce the aggregate outstanding principal amount of the notes to zero.
     “Original Principal Balance” means, with respect to a Receivable and as of the date on which such receivable was originated, the aggregate amount advanced under the Receivable toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of automobile and light truck retail installment sale contracts.
     “Pool Balance” at any time will represent the aggregate Principal Balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from obligors and Purchase Amounts to be remitted by the servicer and [•], as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.

     “Principal Balance” means, as of any date with respect to (a) a Receivable (other than a Defaulted Receivable), the Original Principal Balance, less: (i) payments received from or on behalf of the related obligor prior to such date allocable to principal; (ii) any refunded portion of extended warranty protection plans costs, physical damage, credit life or disability, warranties, debt cancellation and other insurance premiums included in the Original Principal Balance and allocable to principal; (iii) the repurchase price with respect to repurchased Receivables to the extent allocable to principal; and (iv) any Liquidation Proceeds previously received on or prior to the last day of the related Collection Period allocable to principal with respect to such receivable; or (b) a Defaulted Receivable, zero; provided, however, with respect to a repossessed defaulted receivable, the Principal Balance of such Receivable shall be the current value (based on vehicle values at national auction houses) of such Financed Vehicle as of the end of such Collection Period, and shall be reduced to zero on the earlier to occur of (A) the date on which such Financed Vehicle is sold and the related sales proceeds have been deposited into the Collection Account, (B) the last day of the Collection Period during which 90 days have elapsed since the repossession of such Financed Vehicle and (C) the last day of the Collection Period during which such receivable became 180 days past due.
     “Principal Distribution Account” means the account designated as such, established and maintained as such pursuant to the indenture from which distributions of principal to the noteholders will be made.
     “Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and the rating agency has not issued any written notice that the occurrence of that event will itself cause such rating agency to downgrade, qualify or withdraw its rating assigned to the notes.
     “Reserve Account” means the account established by and maintained with the indenture trustee for the benefit of the noteholders [and the certificateholders].
     “Simple Interest Method” means the method of allocating each monthly payment (including multiple monthly payments) on a Simple Interest Receivable to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the outstanding Principal Balance thereon multiplied by the fixed rate of interest applicable to such receivable multiplied by the period of time elapsed (expressed as a fraction of a calendar year) since the preceding payment of interest with respect to such Principal Balance was made.
     “Simple Interest Receivable” means any receivable under which the portion of each payment allocable to earned interest and the portion allocable to the principal is determined in accordance with the Simple Interest Method. For purposes hereof, all payments with respect to a Simple Interest Receivable shall be allocated to principal and interest in accordance with the Simple Interest Method.
     “Specified Reserve Account Balance” for any payment date generally means the greater of:
•	[•]% of the sum of the aggregate outstanding principal amount of the notes [and the outstanding Certificate Balance] on such payment date (after giving effect to all payments on the notes [and distributions with respect to the certificates to be made on such payment date)]; or

•	[•]% of the initial aggregate outstanding principal amount of the notes [plus the initial Certificate Balance]. In no circumstances will the depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the closing date.

INDEX OF DEFINED TERMS

ABS	S-39
ABS Table	S-40
Advance	S-59
Amortization Period	S-9
Annual Percentage Rate	S-68
APR	S-68
Authorised Persons	iv
Available Funds	S-68
Available Principal	S-57
Bank of America	S-25
Benefit Plan	S-63
Business Day	S-68
Certificate Balance	S-68
Certificate Rate	S-68
Certificateholders’ Interest Carryover Shortfall	S-68
Certificateholders’ Interest Distributable Amount	S-68
Certificateholders’ Monthly Interest Distributable Amount	S-68
Certificateholders’ Monthly Principal Distributable Amount	S-68
Certificateholders’ Percentage	S-68
Certificateholders’ Principal Carryover Shortfall	S-68
Certificateholders’ Principal Distributable Amount	S-69
clean-up call	S-5
Code	S-63
Collection Account	S-69
Collection Period	S-69
Controlling Class	S-69
Corporation	S-25
Cram Down Loss	S-69
Dealer Agreements	S-32
Determination Date	S-55
Dodd-Frank Act	S-20
Early Amortization Event	S-51
Eligible Account	S-69
Eligible Institution	S-69
Eligible Investments	S-69
ERISA	S-63
European Economic Area	S-67
Events of Default	S-48
Exchange Act	S-65
FDIC	S-18
FSMA	iv, S-66
Funding Date	S-9, S-70
Funding Period	S-70
Hired Agencies	S-12
Interest Distribution Amount	S-56
Interest Period	S-47
Interest Rate	S-47
Issuing Entity Property	S-32
Limited Liability Company Agreement	S-27
Liquidated Receivable	S-70
Liquidated Receivables	S-70
Liquidation Proceeds	S-56
LLC	S-27
Loan-to-Value Ratio	S-33
Noteholders’ Distributable Amount	S-71
Noteholders’ Interest Carryover Shortfall	S-71
Noteholders’ Interest Distributable Amount	S-71
Noteholders’ Monthly Interest Distributable Amount	S-71
Noteholders’ Monthly Principal Distributable Amount	S-71
Noteholders’ Percentage	S-71
Noteholders’ Principal Carryover Shortfall	S-71
Noteholders’ Principal Distributable Amount	S-71
offer of notes to the public	S-67
OID	S-62
Original Principal Balance	S-71
Parties in Interest	S-63
Plan Asset Regulation	S-64
Pool Balance	S-71
Pre-Funding Account	S-9
Principal Balance	S-72
Principal Distribution Account	S-72
Principal Distribution Amount	S-57
Prospectus Directive	S-67
PTCE	S-64
Rating Agency Condition	S-72
Receivable	S-25
Receivables	S-32
Recoveries	S-56
Relevant Implementation Date	S-66
Relevant Member State	S-66
Reserve Account	S-72
Reserve Account Initial Deposit	S-60
Reserve Account Transfer Amount	S-56
Revolving Period	S-9
SEC	iv
Securities Act	S-65
Servicer Default	S-54
Servicing Fee	S-54
Servicing Fee Rate	S-54
Simple Interest Method	S-72
Simple Interest Receivable	S-72
Specified Reserve Account Balance	S-72
Subsequent Receivables	S-9
Total Distribution Amount	S-58
Total Servicing Fee	S-54
Trust Agreement	S-27

I-1

APPENDIX A
STATIC POOL DATA
Static Pool Cumulative Net Losses on Bank of America’s Total Indirectly Originated Managed Portfolio
(exclusive of those contracts which are balloon loans and those with FICO® Scores below 620 or LTV above 150.99%(2))

Vintage	2004Q1	2004Q2	2004Q3	2004Q4	2005Q1	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3	2006Q4	2007Q1	2007Q2	2007Q3	2007Q4	2008Q1	2008Q2	2008Q3	2008Q4	2009Q1
WA Original Term(1)
WA FICO®(1) WA Original LTV(1)
New/Used %
Booked (000)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64

A-1

STATIC POOL INFORMATION REGARDING CERTAIN SECURITIZED RECEIVABLES POOLS

[ ]	Composition of Receivables Pool
Cutoff Date:	New	Used	Total
Aggregate Cutoff Date Balance
Percent of Cutoff Date Balance
Number of Motor Vehicle Loans
Average Cutoff Date Balance
Range of Cutoff Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[ ]	Composition of Receivables Pool
Cutoff Date:	New	Used	Total
Aggregate Cutoff Date Balance
Percent of Cutoff Date Balance
Number of Motor Vehicle Loans
Average Cutoff Date Balance
Range of Cutoff Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[ ]	Composition of Receivables Pool
Cutoff Date:	New	Used	Total
Aggregate Cutoff Date Balance
Percent of Cutoff Date Balance
Number of Motor Vehicle Loans
Average Cutoff Date Balance
Range of Cutoff Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

A-2

[ ]	Composition of Receivables Pool
Cutoff Date:	New	Used	Total
Aggregate Cutoff Date Balance
Percent of Cutoff Date Balance
Number of Motor Vehicle Loans
Average Cutoff Date Balance
Range of Cutoff Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

A-3

Monthly Net Cumulative Losses (1)

Month	[ ]	Month	[ ]	Month	[ ]	Month	[ ]

(1)	The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off by the cutoff date receivables principal balance.

(2)	Clean-up call executed.

A-4

Total 60+ Days Delinquent(1)

Month	[ ]	Month	[ ]	Month	[ ]	Month	[ ]

(1)	As a percentage of ending receivables pool balance.

(2)	Clean-up call executed.

A-5

1 Month ABS Percentages(1)

Month	[ ]	Month	[ ]	Month	[ ]	Month	[ ]

(1)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or “SMM,” which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool, in months, minus 1 month. The age of the pool is assumed to be the weighted average age of the pool as of the cutoff date (rounded to the nearest whole number) plus the number of months since the cutoff date, where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

(2)	Clean-up call executed.

A-6

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.
$[•] Class A Notes
$[•] Class B Notes
[Banc of America Securities Auto Trust [•]]
[[_] Auto Receivable [_] [_], LLC]
Issuing Entity
BAS Securitization LLC
Depositor
Bank of America, National Association
Sponsor
[•]
Servicer

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

[•]	[•]

     Until [•][•],[•], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus to which it relates when acting as underwriters and with respect to their unsold allotments or subscriptions.

Information contained in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities where an offer or sale is not permitted.

Subject to completion dated [•][•],[•]

Prospectus Supplement
(To Prospectus Dated [•] [•], [•])	Form 2
[BANK OF AMERICA LOGO]
$[•]
Asset Backed Certificates Series [•]

BAS Securitization LLC	[•] Auto Receivables Grantor Trust [•]-[•]
Depositor	Issuing Entity

Bank of America, National Association	[•]
Sponsor	Servicer

You should carefully consider the discussion under “Risk Factors” beginning on page S-[_] of this prospectus supplement and page 4 of the prospectus.
Neither the certificates nor the underlying Receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.
The certificates are asset backed securities. The certificates will be interests solely in the issuing entity and will not be obligations of, or interests in, and will not be guaranteed by, the depositor, the sponsor, their affiliates or any other person. Neither the certificates nor the underlying receivables are insured or guaranteed by any governmental entity.
The following certificates are being offered by this prospectus supplement:

	Initial Certificate				Final Scheduled
	Balance		Interest Rate		Payment Date
Class A certificates	$	[•]	[•]	%	[•][•], [•]
Class B certificates	$	[•]	[•]	%	[•][•], [•]
Total	$	[•]			[•][•], [•]

	Price to			Underwriting			Proceeds to
	Public			Discount			the Depositor
Per Class A certificates		[•]	%		[•]	%		[•]	%
Per Class B certificates		[•]	%		[•]	%		[•]	%
Total	$	[•]		$	[•]		$	[•]
The issuing entity will pay interest on and principal of the certificates on the [•]th day of each [month], or, if the [•] is not a Business Day, the next Business Day, starting on [•][•],[•].
The Assets of the Issuing Entity will Include—
•	Amounts owed by individuals under motor vehicle installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles. [[A small percentage] [Approximately half] [A majority] [Substantially all] [All] of these Receivables are the obligations of obligors with credit histories that are below prime.]
Credit Enhancement will Consist of—
•	excess interest on the Receivables; [and]
•	a Reserve Account; [and]
•	in the case of the Class A certificates, the subordination of certain payments to the Class B certificateholders.
[The issuing entity will not pay principal during the Revolving Period, which is scheduled to terminate on [ ]. [Insert date not later than three years after the closing date.] However, if the Revolving Period terminated early as a result of an Early Amortization Event, principal payments may commence prior to that date.]
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
[BofA Merrill Lynch]

[•]	[•]
The date of this prospectus supplement is [•] [•], [•].

i

cont’d

ii

WHERE TO FIND INFORMATION IN THESE DOCUMENTS
     This prospectus supplement and the accompanying prospectus provide information about the issuing entity, including terms and conditions that apply to the certificates to be issued by the issuing entity.
     We tell you about the securities in two separate documents:
•	this prospectus supplement, which incorporates and includes the appendix, and describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.
     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the certificates offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.
     Information regarding certain entities that are not affiliates of the depositor has been provided in this prospectus supplement. See in particular [list sections]. The information contained in those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the depositor.
     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.
     Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-[__]. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found in “Index of Defined Terms” which appears on page I-[__] of this prospectus supplement and at the end of the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS
     After the certificates are issued, unaudited monthly reports containing information concerning the issuing entity will be prepared by the trustee and sent on behalf of the issuing entity to Cede & Co. See “Description of the Pooling and Servicing Agreement—Statements to Securityholders” in this prospectus supplement and “Reports to Securityholders” in the accompanying prospectus.
     Owners of the certificates may receive the reports by submitting a written request to the trustee. In the written request you must state that you are an owner of certificates and you must include payment for expenses associated with the distribution of the reports. The trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to certificateholders each month via its Internet website, which is presently located at [___________]. The trustee will forward a hard copy of the reports to each certificateholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the trustee’s customer service desk at [___________]. The trustee will notify the certificateholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.
     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. The depositor and the issuing entity do not intend to send any of their financial reports to the

iii

beneficial owners of the certificates. The issuing entity will file (or cause to be filed) with the Securities and Exchange Commission (the “SEC”) periodic reports concerning the issuing entity as required by law. Those reports will be filed with the SEC under file number 333-158377.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM
     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE CERTIFICATES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

iv

SUMMARY OF TERMS
     This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus in their entirety to understand all of the terms of this offering before you purchase any certificates. Capitalized terms in this summary, unless otherwise defined in this summary, have the meanings set forth in the glossary starting on page S-[_].

Title of Series:	[•] Auto Receivables [•]-[•], LLC Asset Backed Certificates Series [•]

Depositor:	BAS Securitization LLC

Issuing Entity:	[•] Auto Receivables Grantor Trust [•]-[•]

Sponsor:	Bank of America, National Association

[Originator:]	[•]

Servicer: [Enhancement/Cash Flow Counterparty:]	[•] [•]

Trustee:	[•]

Determination Date:	The [•] day of each month in which a distribution date occurs (or if not a Business Day, the immediately preceding Business Day)

Distribution Date:	The [•] day of each month (or, if not a Business Day, the next Business Day) beginning [•] [•], [•]

Closing Date:	On or about [•] [•], [•]

Cut-off Date:	[•] [•], [•]

Record Date:	The last Business Day of the month preceding a distribution date

Transaction Parties
     On the closing date, which is [•][•],[•], the sponsor will sell the Receivables described in “—Issuing Entity Property” below to the depositor, who will sell the Receivables to the issuing entity. The issuing entity will be formed pursuant to a Pooling and Servicing Agreement, to be dated the closing date, among the depositor, the servicer and the trustee. [On] [Prior to] the closing date, the sponsor acquired the Receivables from the originator.]
     The transfers of the Receivables are illustrated below in a chart entitled “Transaction Structure.”
Issuing Entity
     [[•] Auto Receivables Grantor Trust [•]-[•], a Delaware [common law] [statutory] trust,] will be the issuing entity of the certificates. The primary assets of the issuing entity will be a pool of Receivables. See “—Issuing Entity Property” below for a description of the assets of the issuing entity.
     See “The Issuing Entity” in this prospectus supplement for more information regarding the issuing entity.
[Originator]
     [[•], a [•] organized under the laws of [•], originated the Receivables. [•] will sell those Receivables to the sponsor. See “The Originator and the Servicer” in this prospectus supplement for more information regarding the originator.]

S-1

Servicer
     [•], a [•] organized under the laws of [•], will service the Receivables owned by the issuing entity. The servicer will service the contracts and apply payments on the Receivables in accordance with the Pooling and Servicing Agreement. See “The Originator and the Servicer” in this prospectus supplement for more information regarding the servicer.
Sponsor
     Bank of America, National Association, a national banking association and an indirect wholly-owned subsidiary of Bank of America Corporation, is the sponsor. [Bank of America, National Association will purchase the Receivables from [the originator]. Thereafter, the] [The] sponsor will sell the Receivables to the depositor. The sponsor is primarily responsible for structuring this transaction. See “The Sponsor” in this prospectus supplement and in the accompanying prospectus for more information regarding the sponsor.
Depositor
     BAS Securitization LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of NB Holdings Corporation, is the depositor. NB Holdings Corporation is an indirect wholly-owned subsidiary of Bank of America Corporation.
     You may contact the depositor by mail at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255 or by calling (704) 388-2308.
     See “The Depositor” in this prospectus supplement and in the accompanying prospectus for more information regarding the depositor.
The Trustee
     [•], a [•] organized under the laws of [•], will be the trustee. Under the Pooling and Servicing Agreement, the trustee will, among other things, (i) establish and maintain the various accounts of the issuing entity, (ii) forward certain monthly reports prepared by the servicer to the certificateholders and (iii) authenticate the certificates.
     Under the terms of the Pooling and Servicing Agreement, the role of the trustee is limited. See “Description of the Pooling and Service Agreement—The Trustee” in this prospectus supplement for more information regarding the trustee.

S-2

Transaction Structure

Bank of America,
National Association
(Sponsor)
Motor Vehicle
Receivables
Cash
BAS Securitization LLC
(Depositor)
Cash
Certificates
Underwriter
Motor Vehicle
Receivables
Certificates
Certificates
Cash
[·]Auto Receivables
Grantor Trust [·] - [·]
(Issuing Entity)
Investors

S-3

The Certificates
     The issuing entity will offer and issue the following certificates pursuant to this prospectus supplement:

Class of Certificates	Initial Certificates Balance	Interest Rate		Final Scheduled Payment Date
Class A certificates	$[•]	[•]	%
Class B certificates	$[•]	[•]	%

Total	$[•]

     The certificates are issuable in a minimum denomination of $[•] and integral multiples of $[•] in excess thereof.
     The issuing entity expects to issue the certificates on or about [•] [•], [•], which is the closing date.
     The certificates will represent beneficial ownership solely of the pool of Receivables and the other assets of the issuing entity which are described below under “—Issuing Entity Property.”
Distribution Dates
     Payments will be made on each distribution date, which will be the [•] day of each month, or, if that day is not a Business Day, the next succeeding Business Day. The first distribution date will be [•][•],[•].
     The Record Date for all distribution dates is the [•] day of each month, or, if that day is not a Business Day, the prior Business Day.
     The legal final payment date on which interest and principal on the certificates are required to be paid in full will be [•] [•], [•].
Interest
     In the case of the first distribution date, interest will accrue from [•] [•], [•] through but excluding the first distribution date of [•] [•], [•]. For any subsequent payment interest will accrue on the certificates from and including the most recent payment date to but excluding the following distribution date. Interest on the certificates will be calculated on a [“30/360” basis] [“actual/360” basis].
Principal
     [The issuing entity will not pay principal on the certificates on any payment date occurring during the Revolving Period.]
     The amount of principal available to be distributed to the certificates is generally equal to the amount of Collections on the pool allocable to principal during the prior calendar month plus any losses recognized on the motor vehicle receivables pool during the prior calendar month[, occurring during the Amortization Period].
     Principal distributable to the certificates will be distributed to the certificates until its principal balance is reduced to zero.
     In addition, the outstanding principal amount of the certificates, to the extent not previously paid, will be payable on the legal final distribution date of the related class of certificates.
Issuing Entity Property
     The primary assets of the issuing entity will be a pool of motor vehicle retail installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles.

S-4

We refer to these contracts as Receivables. The pool of those Receivables are referred to as the receivables pool. The persons who financed their purchases or refinanced existing obligations with these contracts are referred to as obligors.
     The Receivables will be transferred to the sponsor by the originator, transferred to the depositor by the sponsor, and then transferred to the issuing entity by the depositor on the closing date.
     The Issuing Entity Property will include the following:
•	the Receivables;

•	monies due on, or received under the Receivables, after [•] [•], [•];

•	an assignment of the security interests in the vehicles securing the motor vehicle receivables pool;

•	the related files;

•	all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the motor vehicles or the obligors;

•	all rights to Liquidation Proceeds with respect to the motor vehicle receivables pool;

•	an assignment of the rights of the depositor under the Receivables Purchase Agreement with the sponsor [and the related rights of the sponsor under a Receivables Purchase Agreement with [the originator]];

•	[an assignment of the rights of the originator against dealers under agreements between the originator and these dealers;]

•	certain accounts owned by the issuing entity, and amounts on deposit in those accounts and Eligible Investments of those accounts;

•	all proceeds of the foregoing; and

•	particular rights under the principal transaction documents for this offering.
The Receivables
     The Receivables are amounts owed by individuals under motor vehicle installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles. [[A small percentage] [Approximately half] [A majority] [Substantially all] [All] of which are the obligations of obligors with credit histories that are below prime.] For [a small percentage] [approximately half] [a majority] [substantially all] [all] of the receivables, the amount financed exceeded the estimated vehicle value at the time of origination.]
     [To the extent required by Item 1111(a)(7) of Regulation AB, disclose (1) the nature of a review of the assets performed by the depositor or sponsor, including whether the depositor or sponsor engaged a third party for purposes of performing a review of the Receivables for the pool and (2) the findings and conclusions of the review of the assets by the depositor, sponsor or third party.]
     [To the extent material, include the following:
     [As of the cut-off date, less than [ ]% of the receivables (by aggregate cut-off date balance) [were extended] [were subject to temporary payment reductions] [were [describe other type of modification related to payment amount or payment schedule]].]]

S-5

     The depositor expects that the Receivables will have the following characteristics as of [•] [•], [•], which is the cut-off date. As of the closing date, no more than [5%] of the Receivables will have characteristics that differ from those described in this prospectus supplement as of [•] [•], [•].

Number of Contracts	[•]
Aggregate Principal Balance	$[•]
Contract Rates	[•]% to [•]%
Weighted Average Contract Rate	[•]%
Original Term	[•] months to [•] months
Weighted Average Original Maturity	[•] months
Remaining Term	[•] months to [•] months
Weighted Average Remaining Term	[•] months
Original Loan-to-Value Ratio	[•]% to [•]%
Weighted Average Original Loan-to-Value Ratio	[•]%
New	[•]%
Used	[•]%
States	[•]
     Additional information on the Receivables is set forth below under “The Receivables Pool” to this prospectus supplement.
     As described under “Origination and Servicing Procedures — Underwriting” in this prospectus supplement, [the originator’s] underwriting policy provides for limited credit-related exceptions to the standard guidelines. [To the extent required by Item 1111(a)(8): (1) if any receivables in the pool deviate from the disclosed underwriting criteria, or any receivables in the sample deviate or any receivables would be otherwise known to deviate if only a sample was reviewed, disclose how those receivables deviate from the disclosed underwriting criteria, (2) disclose data on the amount and characteristics of those receivables that did not meet the disclosed standards and (3) if compensating or other factors were used, provide data on the amount of receivables in the pool or in the sample that are presented as meeting each such factor and the amount of assets that do not meet those factors.] The [sponsor] determined which receivables should be included in the pool of Receivables.
     The [originator, the] sponsor or the servicer will be required to repurchase any Receivable after it discovers, or after its receipt of notice, of an uncured breach of a representation and warranty made in the applicable Receivables Purchase Agreement or the Pooling and Servicing Agreement, as applicable, with respect to that Receivable which materially and adversely affects the issuing entity’s interest in the Receivable. See “Overview of the Transaction Documents—Sale and Assignment of the Primary Assets” and “Material Legal Aspects of the Receivables—Repurchase Obligation” in the accompanying prospectus.
[Subsequent Receivables]
     [On the closing date, $[ ] of the proceeds from the sale of the certificates by the issuing entity will be deposited in an account, which we refer to as the “Pre-Funding Account.” The amount deposited in the Pre-Funding Account on the closing date represents [ ]% of the initial aggregate principal balance of the Receivables (including the expected aggregate principal balance of the Subsequent Receivables). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the Pre-Funding Account to acquire additional Receivables from the depositor, which we refer to as “Subsequent Receivables,” for an amount equal to the purchase price for the Receivables on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent Receivables must meet certain eligibility criteria as described in “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.
     The Funding Period will begin on the closing date and will end on the earliest to occur of:
•	[ ] full calendar months following the closing date; or

•	the date on which the amount in the Pre-Funding Account is $[10,000] or less.

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     On the first payment date following the termination of the Funding Period, the trustee will withdraw any funds remaining on deposit in the Pre-Funding Account (excluding investment earnings) and distribute them to the certificateholders. See “Description of the Pooling and Servicing Agreement—Pre-Funding Account.”
[The Revolving Period]
     [The issuing entity will not make payments of principal on the certificates on payment dates occurring during the Revolving Period.
     The “Revolving Period” consists of the Collection Periods from the closing date through [ ], and the related payment dates. We refer to the Collection Periods and the related payment dates following the Revolving Period as the “Amortization Period.”
     If an Early Amortization Event occurs, the Revolving Period will terminate early, and the Amortization Period will begin. See “Description of the Certificates—The Revolving Period” in this prospectus supplement.
     On each payment date related to the Revolving Period, amounts otherwise available to make principal payments on the certificates will be applied to purchase additional Receivables from the depositor for the purpose of maintaining the initial aggregate principal balance of the Receivables. Subsequent Receivables must meet certain eligibility criteria as described in “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.
     The amount of additional Receivables will be determined by the amount of cash available from payments and prepayments on existing Receivables. [There are no stated limits on the amount of additional Receivables allowed to be purchased during the Revolving Period in terms of either dollars or percentage of the initial aggregate principal balance of the Receivables.] [Insert the maximum amount of additional assets that may be acquired during the Revolving Period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.] See “Description of the Certificates—The Revolving Period” in this prospectus supplement.
     To the extent that amounts allocated for the purchase of additional Receivables are not so used on any payment date occurring during the Revolving Period, they will be applied on subsequent payment dates occurring during the Revolving Period to purchase additional Receivables from the depositor.]

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Priority of Payments
     On each distribution date, the trustee will make the following payments and deposits from collections on deposit in the Collection Account (including, if applicable, amounts withdrawn from the Reserve Account[, the Payahead Account] or other sources described in this prospectus supplement) in the following relative priority:
     For a detailed description of the application of Collections, see “Description of the Pooling and Servicing Agreement—Distributions on the Certificates” in this prospectus supplement.
     The servicing fee is generally equal to the product of one-twelfth of [•]% per annum and the Pool Balance as of the first day of the related month.
     Amounts deposited in the principal distribution account will be paid to the certificateholders as described under “Description of the Certificates” in this prospectus supplement.

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Optional Termination
     The certificates, if still outstanding, may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its “clean-up call” option to purchase the motor vehicle receivables pool. This can only occur after the Pool Balance declines to [10%] or less of [the sum of (i)] the original Pool Balance [and (ii) the initial Pre-Funding Amount, if any]. The redemption price is at least equal to the unpaid principal amount of the certificates plus accrued and unpaid interest on the certificates.
Credit Enhancement
     The credit enhancement provides protection for the certificates against losses and delays in payment on the Receivables or other shortfalls of cash flow.
     The credit enhancement for the certificates will be as follows:

Class A certificates	Subordination of interest and principal payments, respectively, of the Class B certificates, and deposits into the Reserve Account.
Class B certificates	Deposits into the Reserve Account.
[Disclose any additional information regarding credit enhancement or other support for the transaction required by Item 1103(a)(3)(ix) of Regulation AB, including without limitation, the identity of any enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB.]
Subordination of Payments on the Class B Certificates
     As long as the Class A certificates remain outstanding, payments of interest and principal, respectively, on any distribution date on the Class B certificates will be subordinated to payments of interest and principal, respectively, on the Class A certificates. See “Description of the Pooling and Servicing Agreement—Distributions on Certificates” in this prospectus supplement.
Subordination of Class B Certificates
     The credit support percentage set forth in this chart shows the aggregate initial class balance of the Class B certificates subordinate to the Class A certificates as a percentage of the initial aggregate principal balance of the Receivables. See “—Priority of Payments” and “—Subordination of Payments on the Class B Certificates” above, and “Description of the Certificates” in this prospectus supplement.

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Tax Status
     Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion on the closing date that the issuing entity will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Certificateholders will be required to report their allocable shares of income earned on issuing entity assets excluding certain amounts retained by the depositor as described in this prospectus supplement and, subject to the limitations applicable to individuals, estates, trusts and partnerships, may deduct their allocable shares of reasonable servicing and other fees. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—The Treatment of Grantor Trusts” in the accompanying prospectus.
Certain ERISA Considerations
     The certificates may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. See “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus. An employee benefit plan, any other retirement plan, or any entity deemed to hold “plan assets” of any employee benefit plan or other plan, are encouraged to consult with its counsel before purchasing the certificates.
Ratings
     The depositor expects that the certificates will receive credit ratings from [two] credit rating agencies hired by the sponsor to rate the certificates (the “Hired Agencies”).
     Although the Hired Agencies are not contractually obligated to monitor the ratings on the certificates, we believe that the Hired Agencies will continue to monitor the transaction while the certificates are outstanding. The Hired Agencies’ ratings on the certificates may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the certificates. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the certificates may be withdrawn or lowered, or the certificates may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the certificates” in this prospectus supplement.
CUSIP Numbers
     Each class of certificates will have the following CUSIP number:

Class	CUSIP Number
Class A
Class B
Affiliations
     Bank of America, National Association, which is the sponsor, is an affiliate of the depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. [There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the certificates.]

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RISK FACTORS
     The risk factors discussed below and under the heading “Risk Factors” in the accompanying prospectus describe the material risks of an investment in the certificates and should be carefully considered by all potential investors. The certificates are not suitable investments for all investors and may especially not be suitable for individual investors. The certificates are complex financial instruments, so you should not purchase any certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such certificates.

The return on your certificates may be reduced due to varying economic circumstances

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables. As a result, you may experience payment delays and losses on your certificates. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your certificates earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the Receivables.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your certificates

The concentration of the Receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the Receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your certificates earlier than anticipated. See “—Your yield to maturity may be reduced by prepayments.” As of the cut-off date, based on the billing addresses of the obligors, [__]%, [__]%, [__]%, [__]% and [__]%, of the principal balance of the Receivables were located in [_________], [_________], [_________], [_________] and [_________], respectively. No other state accounts for more than [10.00]% of the principal balance of the Receivables as of the cut-off date. Economic factors like unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the Receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase.

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These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related Receivables [or the amount advanced could exceed the purchase price of such vehicles], which may result in losses

There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related Receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. [In addition, the amount advanced by the originator may exceed the purchase price of the vehicle to include items customarily financed as part of retail automobile installment sale contracts or promissory notes, such as taxes, title and license fees.] As a result, it is highly likely that the principal amount of a Receivable will exceed the value of the related financed vehicle during the early years of a Receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle is less likely to pay the full amount of interest and principal owed on the related Receivable. Further, the frequency and amount of losses may be greater for Receivables with longer terms, because these Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term Receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the Receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for Receivables secured by used vehicles, loss severity tends to be greater with respect to Receivables secured by new vehicles because of the higher rate of depreciation described above and the recent decline in used vehicle prices (especially light-duty truck and SUV prices).

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. Additionally, General Motors and Chrysler announced that they will be discontinuing or selling several existing brands and announced that they will be terminating a substantial number of dealerships across the

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United States. The terminated dealers may be forced to liquidate their vehicle inventory at auction. This fact, together with the bankruptcy filings and sale or discontinuation of brands, could significantly increase the supply of vehicles sold at auction or the perceived value of affected brands, which could cause auction prices to decline. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the Receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the Receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this offering memorandum, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the Receivables than would otherwise be the case.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•     The rate of return of principal is uncertain. The amount of distributions of principal of your certificates and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the Receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the Receivables.

•     You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the certificates, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the Receivables and produce a slower return of principal when market interest rates are above the interest rates on the Receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

•     An early redemption of the certificates will shorten the life of your investment which may reduce your yield to maturity. If the Receivables are sold upon exercise of a “clean-up call” by the servicer or any successor to the servicer, the issuing entity will redeem the certificates and you will receive the remaining principal amount of your certificates plus accrued interest through the related distribution date. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your certificates at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

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Newly originated loans may be more likely to default which may cause losses
Defaults on automobile loans tend to occur at higher rates during the first few years after origination of the automobile loans. [Substantially all of the automobile loans will have been originated after October 1, 2007 and _____ with __ months prior to sale to the issuing entity.] As a result, the issuing entity may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

Lack of liquidity in the secondary market may adversely affect your certificates
Recent and continuing adverse events in the global financial markets have caused a significant reduction in liquidity in the secondary market for asset-backed securities. In particular, the automobile industry in the United States and elsewhere, like the broader world economy, is in a state of hardship. Many automobile manufacturers, part suppliers, captive and independent finance companies, auto dealers and related businesses have experienced declining revenues and higher financing and operating costs. Many financial institutions have experienced declining revenues, increase losses, reductions in market capitalization and higher costs. If, as a result of any financial and business difficulties impacting the automobile industry generally, or Bank of America Corporation or Bank of America, National Association specifically, the rating agencies rating the certificates downgrade the certificates, this could impair your ability to sell your certificates. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the certificates. This period of illiquidity may continue and may adversely affect the market value of your certificates. See “Risk Factors—The absence of a secondary market could limit your ability to resell your securities” in the prospectus.

Credit scores and historical
loss experience may not accurately predict the likelihood of losses on the Receivables
Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contract is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “Origination and Servicing of the Receivables” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to Bank of America’s managed portfolio of contracts will reflect actual experience with respect to the Receivables in the

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receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the Receivables will be better or worse than that set forth in this prospectus supplement with respect to Bank of America’s managed portfolio.

[You may experience reduced returns on your certificates resulting from distribution of amounts in the Pre-Funding Account]

[On one or more occasions following the closing date, the issuing entity may purchase Receivables from the depositor, which, in turn, will acquire these Receivables from the sponsor, with funds on deposit in the Pre-Funding Account.

You will receive as a prepayment of principal any amounts remaining in the Pre-Funding Account (excluding investment earnings) that have not been used to purchase Receivables by the end of the Funding Period. See “Description of the Pooling and Servicing Agreement—Pre-Funding Account,” in this prospectus supplement, this prepayment of principal could have the effect of shortening the weighted average life of your certificates. The inability of the depositor to obtain Receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your certificates.]

[Lack of availability of additional receivables during the Revolving Period could shorten the average life of your certificates]

[During the Revolving Period, the issuing entity will not make payments of principal on the certificates. Instead, the issuing entity will purchase additional Receivables from the depositor. The purchase of additional Receivables by the issuing entity will lengthen the average life of the certificates compared to a transaction without a Revolving Period. However, an unexpectedly high rate of collections on the receivables during the Revolving Period, a significant decline in the number of Receivables available for purchase or the inability of the depositor to acquire new Receivables could affect the ability of the issuing entity to purchase additional Receivables. If the issuing entity is unable to reinvest available funds by the end of the Revolving Period, then the average life of the certificates may be less than anticipated.

A variety of unpredictable economic, social and other factors may influence the availability of additional Receivables. You will bear all reinvestment risk resulting from a longer or shorter than anticipated average life of the certificates.]

[Receivables that have obligors with below prime credit histories are more likely to incur higher default rates]

[[A small percentage] [Approximately half] [Substantially all] [All] of the Receivables are the obligations of obligors with below prime credit histories and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels or the inability to provide adequate down payments. While the [originator’s] underwriting

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guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the default rate for such obligors may be higher than for more traditional motor vehicle financiers. In the event of such defaults, generally the most practical alternative is repossession of the Financed Vehicle. As a result, some losses on the Receivables may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the Receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.]

[You may suffer losses due to Receivables with low annual percentage rates
The Receivables include Receivables which have annual percentage rates that are less than the interest rates on the certificates. Interest paid on the higher coupon Receivables compensates for the lower coupon Receivables. Excessive prepayments on the higher coupon Receivables may adversely impact your certificates by reducing such interest payments available.]

[The conservatorship, receivership, bankruptcy, or insolvency of [the originator,] the sponsor, the depositor, the issuing entity, or any of their affiliates could result in accelerated, delayed, or reduced payments to you

[The originator is a [describe form of organization]. If the originator is a national bank whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”), and if certain events occur relating to the originator’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank. If the originator is a [describe form of organization] eligible to file for bankruptcy, and if certain events occur relating to the originator’s financial condition, a bankruptcy case may be commenced by or against the originator.]

The sponsor is a national banking association, and its deposits are insured by the FDIC. If certain events occur relating to the sponsor’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the sponsor.

[The originator warrants to the sponsor that the sale of the motor vehicle loans by it to the sponsor is a valid sale of the motor vehicle loans. In addition, the originator and the sponsor have agreed to treat such transaction as a sale of such motor vehicle loans to the sponsor, and the originator will take all actions that are required under applicable law to perfect the sponsor’s ownership interest in the motor vehicle loans. Similarly, the] [The] sponsor warrants to the depositor that the sale of the motor vehicle loans by it to the depositor is a valid sale of the motor vehicle loans. In addition, the sponsor and the depositor have agreed to treat such transaction as a sale and contribution of such motor vehicle loans to the depositor, and the sponsor will take all actions that are required under applicable law to perfect the depositor’s ownership interest in the motor vehicle loans. Following a bankruptcy or insolvency of the [originator or] sponsor, a court could conclude that the Receivables are owned by such [originator or] sponsor. This conclusion could be either because the

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transfer of the Receivables [from the originator to the sponsor or] from the sponsor to the depositor was not a true sale. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•     the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution of collateral in limited circumstances;

•     tax or governmental liens on [the originator’s or] sponsor’s property (that arose prior to the transfer of the Receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the certificates.

Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the Receivables in connection with a securitization if certain conditions are satisfied, including conditions relating to the related transaction documents, the retention of an economic interest in the securitization by the sponsor and that the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The transfers of the Receivables by [the originator and] the sponsor are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize either transfer of the Receivables. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the transfer of the Receivables, payments to you could be delayed or reduced if the sponsor [or originator] became the subject of an insolvency, bankruptcy, conservatorship or receivership.

For instance, the FDIC may request a stay of any action to enforce the transaction documents or the certificates. The FDIC also may require that its claims process be followed before payments on the Receivables are released. The delay caused by any of these actions could result in losses to you.

The [bankruptcy trustee for the originator (including the originator as debtor-in-possession) or the] FDIC, as conservator or receiver for the [originator or] sponsor, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, such bankruptcy trustee or the FDIC could:

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• prevent or limit the commencement of an early redemption of the certificates, or instead do the opposite and require that to commence;

• prevent or limit the early liquidation of the Receivables and the termination of the issuing entity, or instead do the opposite and require those to occur; or

• prevent or limit the continued transfer of Receivables, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

Arguments also may be made that the FDIC’s rights and powers extend to the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of certificateholders under the transaction documents. If the FDIC were to take this position, losses to you could result.

In addition, no assurance can be given that the FDIC or such bankruptcy trustee would not attempt to exercise control over the Receivables or the other assets of the issuing entity on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.

The depositor and the issuing entity have been established so as to minimize the risk that either would become insolvent or enter bankruptcy. Nevertheless, the depositor or the issuing entity may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the depositor or the issuing entity were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment. Risks also exist that, if the depositor or the issuing entity were to enter bankruptcy, any of the others and their assets (including the Receivables) would be treated as part of the bankruptcy estate.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the sponsor, the depositor, the issuing entity, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the Receivables and on the liquidity and value of the certificates.]

The Sponsor, the Servicer and their Affiliates Must Comply with Governmental Laws and Regulations that are Subject to Change and Involve Significant Costs

Bank of America, National Association and its affiliates are governed by numerous foreign, federal and state laws and the supervision and examination of various regulatory agencies. In July 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which is likely to adversely

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affect the financial services industry. The financial services industry will undergo increased regulation, such as additional disclosure and other obligations, restrictions on pricing and enforcement proceedings. The Dodd-Frank Act also creates a Consumer Financial Protection Bureau with rulemaking and enforcement authority over consumer finance businesses.

Compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements. Laws in the financial services industry are designed primarily for the protection of consumers. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the applicable federal regulatory agencies. Therefore, the full impact of the Dodd-Frank Act on the financial markets and its participants and on the asset backed securities market in particular will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, will not have a significant adverse impact on the issuing entity, the depositor, the sponsor, or the servicer, including on the servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for your certificates.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your certificates or have other adverse effect on your certificates

Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your certificates. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the Receivables owned by the issuing entity, leading to increased delinquencies and losses on the Receivables.

The ratings of the certificates may be withdrawn or lowered, or the certificates may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the certificates

Security ratings are not recommendations to buy, sell or hold the certificates. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of certificates will be paid on a timely basis and that a class of certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the certificates will be subject to prepayment or that the principal of any class of certificates will be paid prior to the final scheduled payment date for that class of certificates, nor do the ratings consider the prices of the certificates or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency

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that is not a Hired Agency. The ratings of any certificates may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the certificates as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the certificates.

Accordingly, there is no assurance that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the certificates is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Hired Agencies have been hired by the sponsor to provide their ratings on the certificates. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the certificates by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the certificates if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of certificates. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your certificate may be adversely affected.

The information relating to the Receivables may not reflect future experience
There can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to [•]’s portfolio of serviced contracts will reflect actual experience with respect to the Receivables included in the Issuing Entity Property. There can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the Receivables will be better or worse than that set forth in this prospectus supplement with respect to [•]’s serviced portfolio.

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[Credits scores may not accurately predict the likelihood of default
Information regarding credit scores for the obligors obtained at the time of origination of their loans is presented in [list sections]. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most motor vehicle loans. Furthermore, credit scores were not developed specifically for use in connection with motor vehicle loans, but for consumer loans in general. Therefore, credit scores do not address particular motor vehicle loan characteristics that influence the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any motor vehicle loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its motor vehicle loan according to its terms.]

[Certain features of the Receivables pool may increase the risk of losses	There are a number of features of the Receivables in the pool that create additional risk of loss, including the following: [describe features].

Commingling of assets by the servicer could reduce or delay payments on the securities
Except as described below, the servicer will be required to deposit all payments on the Primary Assets collected during each Collection Period into the related Collection Account within two business days of identification of the payments. However, if a servicer satisfies particular requirements for less frequent remittances the servicer will not be required to deposit the amounts into the Collection Account until the business day preceding each distribution date. Pending deposit into the Collection Account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable or failed to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in this prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the Primary Assets.

The issuing entity’s interest in the Receivables could be defeated because the contracts will not be delivered to the issuing entity

The servicer, as custodian, will maintain possession of the original contracts for each of the Receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the Receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the Receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a Receivable that is superior to the issuing entity’s interest in the Receivable if the

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Receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the Receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain Receivables. The possibility that the issuing entity may not have a perfected security interest in the Receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the certificates.

Furthermore, if the servicer, as custodian, becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the certificates. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the certificates.

Because the Class B certificates are subordinated to the Class A certificates, payments on that class are more sensitive to losses on the Receivables

Holders of the Class B certificates will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date. Holders of the Class B certificates will not receive any distributions of principal until the full amount of principal of the Class A certificates has been paid on that distribution date. Holders of the certificates must rely for repayment upon payments on the Receivables, and, if and to the extent available, amounts on deposit in the Reserve Account. If funds in the Reserve Account are exhausted, the issuing entity will depend solely on current distributions on the Receivables to make payments on the certificates. Delinquent payments on the Receivables may result in a shortfall in the distribution on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

Class B certificateholders may have to pay taxes on amounts not actually received
For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty. Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences—Tax Treatment of Grantor Trusts” in the accompanying prospectus.

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[Describe any additional risk factors applicable to a particular offering, including risks relating to credit enhancement	[•]]

S-23

USE OF PROCEEDS
     The depositor will use the net proceeds from the offering of the certificates to purchase the Receivables from the sponsor[, to deposit the Pre-Funded Amount, if any, into the Pre-Funding Account] and to make the initial deposit into the Reserve Account.
     The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the certificates [to pay their respective debts, including “warehouse” debt secured by the receivables prior to their transfer to the issuing entity, and] for general purposes. [The “warehouse” indebtedness is owed to certain of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to repay “warehouse” indebtedness will be paid to those underwriters or their affiliates. Additionally, any debt may be owed to [the owner trustee], [the indenture trustee] or [to one or more of the underwriters] or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay debt may be paid to [the underwriters,] [the owner trustee,] [the indenture trustee] or their respective affiliates.]
     [if any proceeds are used to pay for the selection of the Receivables, or if expenses related to the selection or acquisition of the Receivables are payable to any servicer under Item 1108(a)(2), describe such here]
[THE ORIGINATOR AND] THE SERVICER
     [[•], the originator, is a [form of organization]. [•] is engaged in [describe business]. [•] has originated and serviced motor vehicle loans since [•]. As of [•] [•], [•], [•] had originated [describe the size and composition of originator’s origination portfolio].]
     [•], a [form of organization], will service the Receivables pursuant to the servicing agreement. The principal executive offices of [•] are located at [•]. The telephone number of [•] is [•]. Information regarding [•]’s servicing procedures may be found in “Origination and Servicing Procedures” below. [•] has been servicing motor vehicle loans in excess of [•] years. As of [•] [•], [•], [•] had originated [describe, if material, the size and composition of servicer’s portfolio, its experience in servicing assets of this type, any material changes to its servicing policies and any other material information regarding its financial condition or otherwise].
     Pursuant to the Pooling and Servicing Agreement, the trustee authorized the servicer to retain physical possession of the Receivables held by the issuing entity and other documents relating to possession of the Receivables as custodian for the issuing entity. In performing its duties as custodian, the custodian will act with reasonable care, exercising the degree of skill, attention and care that the custodian exercises with respect to receivable files relating to other similar motor vehicle loans owned and/or serviced by the custodian and that is consistent with industry standards. The custodian will not at any time have or in any way attempt to assert any interest in any Receivables or the documents relating to the Receivables, other than solely for the purpose of collecting or enforcing the Receivables for the benefit of the issuing entity. The documents related to the Receivables will be maintained in the United States and will be subject to inspection by the trustee.
     [Insert information required pursuant to Item 1110(a) of Regulation AB with respect to each originator or group of affiliated originators that originated 10% or more of the pool assets and information required pursuant to Item 1110(b) of regulation AB with respect to each originator or group of affiliated originators that originated 20% of more of the pool assets.]
STATIC POOL INFORMATION
     [Static pool information, to the extent material, regarding delinquencies, cumulative losses and prepayments regarding motor vehicle loans will be made available to investors. To the extent material, this information (i) may relate to one or more other parties, (ii) may be presented by vintage year or for prior securitized pools and (iii) may be made available at an Internet Web site on the internet or included or incorporated by reference herein. Investors will be able to view any static pool information provided via website without charge or registration.]

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     [Static pool information consisting of static pool cumulative net losses, static pool information regarding certain securitized pools, monthly cumulative net losses, monthly delinquency rates for loans 60 or more days delinquent, and monthly ABS percentages regarding Bank of America’s portfolio originated by the originator through its indirect dealer network and selected privately offered securitized pools securitized by the originator is included in Appendix A of this prospectus supplement. This static pool data is not deemed part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. The characteristics of the receivables included in these prior vintages and securitizations, as well as the social, economic and other conditions existing at the time when those receivables were acquired from the originating dealers and repaid, may vary materially from the characteristics of the Receivables in this receivables pool and the social, economic and other conditions existing at the time when the Receivables in this receivables pool were originated and that will exist when the Receivables in the current receivables pool are repaid. As a result of the foregoing, there can be no assurance that the Receivables in this receivables pool will perform better than or similarly to the managed indirect portfolio or prior securitized pools described in Appendix A.]
     [At the originator’s website http:[________], the originator has published charts that reflect the static pool performance data of [previous [public] securitizations] [portfolios by vintage year] of the originator. The static pool data referred to above relating to [securitized pools issued prior to][vintage years prior to] January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the depositor’s registration statement. The performance of [prior motor vehicle securitizations] [portfolios by vintage year] may not be indicative of the future performance of the Receivables.]
THE SPONSOR
     The sponsor, Bank of America, National Association (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation (the “Corporation”). As of [__], Bank of America had consolidated assets of $[__], consolidated deposits of $[__] and stockholders equity of $[__] based on regulatory accounting principles. [No securitizations sponsored by Bank of America have defaulted or experienced an early amortization triggering event.]
     The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, [____], together with any subsequent documents it filed with the SEC pursuant to the Exchange Act.
     Bank of America is engaged in the business of purchasing to hold motor vehicle retail installment sales contracts and installment loans secured by new and used automobiles, light-duty trucks and vans (each, a “receivable”). Bank of America currently acquires in excess of U.S. $[___] billion of receivables annually from more than [_______] dealers in [48] states and directly originates approximately $[__] of receivables annually. [If the pool of receivables was not originated by Bank of America, then include information relating to Bank of America’s experience in acquiring receivables of this type and the composition and growth of Bank of America’s portfolio of assets of the type included in the transaction.] Bank of America’s auto group is headquartered in Jacksonville, Florida and operates on a regional basis through [5] regional credit centers located in Jacksonville, Florida; Dallas, Texas; Las Vegas, Nevada; Seattle, Washington and Waltham, Massachusetts. Each regional center manages sales, underwriting, credit, operations and support for consumer and commercial financing for the related region. Each indirect regional center manages sales, underwriting, credit, operations and support for indirect originated consumer receivables and commercial financing for the related region. Funding is handled from Bank of America’s facilities in Jacksonville, Florida and Las Vegas, Nevada.
     Bank of America securitized its first portfolio of [describe type of loans included in this transaction] motor vehicle loans in [___] and has recently sponsored motor vehicle loan securitizations of [describe type of loans included in this transaction] in conjunction with offerings of asset-backed securities in [_______]. Bank of America’s experience in and overall procedures for originating or acquiring receivables is described in “Origination and Servicing Procedures” herein.

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     [Disclose the information required by Item 1104(e) of Regulation AB to the extent required, including the information required by Rule 15Ga-1(a).]
     See “The Sponsor” in the accompanying prospectus for more information about the sponsor and its securitization programs.
THE DEPOSITOR
     BAS Securitization LLC is the depositor of the issuing entities. BAS Securitization LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of NB Holdings Corporation, was formed as a limited liability company under the laws of the State of Delaware on January 10, 2002 and has a limited operating history. The depositor was organized solely for the limited purpose of acquiring receivables similar to the Receivables in this pool and as described in the accompanying prospectus and associated rights, issuing securities and engaging in related transactions. The depositor’s Limited Liability Company Agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. [Since its creation, the depositor has participated in [three] securitization transactions. In those transactions, motor vehicle receivables, including motor vehicle retail installment sale contracts that are secured by new and used automobiles and light-duty trucks, were securitized by an owner trust.]
     The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. Neither the depositor nor any of its affiliates will insure or guarantee the Receivables or the securities of any issuing entity. See “The Depositor” in the accompanying prospectus for more information about the depositor.
     The depositor will use the net proceeds from the offering of the certificates to purchase the Receivables from the sponsor[, to deposit the Pre-Funded Amount, if any, into the Pre-Funding Account] and to make the initial deposit into the Reserve Account.
     The principal office of the depositor is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. Its telephone number is (704) 388-2308.
THE ISSUING ENTITY
Limited Purpose and Limited Assets
     [•] Auto Receivables [•]-[•], LLC is a limited liability company (an “LLC”) formed by the depositor under the laws of the State of Delaware pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”). This section, along with the description of the Pooling and Servicing Agreement under “Description of the Pooling and Servicing Agreement” herein and “The Issuing Entities”, “The Transaction Documents” and “Principal Documents” in the accompanying prospectus summarizes the material provisions of the Pooling and Servicing Agreement. The issuing entity will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.
     Under the Pooling and Servicing Agreement, the issuing entity will engage in only the following activities:
•	acquiring, holding and managing the Receivables and other assets of the issuing entity;

•	entering into and performing its obligations under the transaction documents;

•	issuing the certificates;

•	making payments on the certificates; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities.

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     See “Description of the Pooling and Servicing Agreement—Amendments” in this prospectus supplement for a discussion of how the Pooling and Servicing Agreement may be amended.
     The activities of the issuing entity and application of the Issuing Entity Property will be conducted in accordance with the Pooling and Servicing Agreement. See “Description of the Pooling and Servicing Agreement” in this prospectus supplement.
     [The fiscal year for the issuing entity will end on December 31 of each year.]
Capitalization of the Issuing Entity
     The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Receivables	$	[•]
[Pre-Funding Account]	$	[•]
Reserve Account	$	[•]
Capital Contribution		$1
Class A Asset Backed Certificates	$	[•]
Class B Asset Backed Certificates	$	[•]

Total	$	[•]

THE ISSUING ENTITY PROPERTY
     The certificates will be collateralized by the Issuing Entity Property. Each certificate represents a fractional undivided interest in the issuing entity. The “Issuing Entity Property” will include amounts owed by individuals under motor vehicle installment loans to purchase or refinance new or used automobiles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles (the “Receivables”), which were originated directly by the originator [or purchased indirectly by the originator pursuant to agreements with dealers (“Dealer Agreements”)]. [The Receivables were subsequently purchased by the sponsor from [the originator].] On the closing date, the depositor will buy the Receivables from the sponsor, and the depositor will sell the Receivables to the issuing entity. The servicer will, directly or through subservicers, service the Receivables. The sponsor selected the Receivables based on [to the extent material, discuss method of selection of Receivables].
     The Issuing Entity Property will consist of all the right, title and interest of the issuing entity in and to:
•	all monies received under the Receivables on and after the cut-off date and, with respect to Receivables which are Actuarial Receivables (as defined in the accompanying prospectus), monies received thereunder prior to the cut-off date that are due on or after the cut-off date;

•	such amounts as from time to time may be held in the Collection Account, the Reserve Account, [the Pre-Funding Account,] [the Payahead Account,] and the Certificate Distribution Account, established and maintained by the servicer pursuant to the Pooling and Servicing Agreement as described below;

•	security interests in the Financed Vehicles;

•	the rights of the [originator] to receive proceeds from claims under certain insurance policies;

•	[the rights of the issuing entity under the Pooling and Servicing Agreement and the rights of the depositor under the Receivables Purchase Agreement;]

•	the rights of the [originator] to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the obligors of the Financed Vehicles;

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•	[all right, title and interest of the originator (other than with respect to any dealer commission) with respect to the Receivables under the related Dealer Agreements;]

•	rights with respect to any repossessed Financed Vehicles; and

•	all proceeds (within the meaning of the UCC) of the foregoing.
     The Reserve Account will be maintained in the name of the trustee for the benefit of the certificateholders.
[ENHANCEMENT/CASH FLOW PROVIDER]
     The issuing entity has entered into [describe the material terms of the applicable agreement].
     [Describe the name, organizational form and general character of the business of the counterparty under any such agreement. Disclose the significance percentage; if 10% or more but less than 20%, disclose financial data required by Item 301 of Regulation S-K (17 CFR 229.301), and if greater than 20%, disclose financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115), and, in either case, describe the operation and material terms of the related agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the agreement.]
[AFFILIATIONS AND CERTAIN RELATIONSHIPS]
     [The depositor, as a wholly owned subsidiary of a corporation that is an indirectly wholly owned subsidiary of Bank of America Corporation, is an affiliate of the sponsor, an indirectly wholly owned subsidiary of Bank of America Corporation. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Underwriter, is an affiliate of the depositor and the sponsor. [describe any other material affiliations]]
THE RECEIVABLES POOL
     The characteristics set forth below are based on the pool of Receivables as of the cut-off date, which is [•] [•], [•].
     As of the cut-off date, each Receivable complied with specified eligibility criteria as described under the transaction documents and set forth below. The depositor will not use any selection procedures in selecting the Receivables for the pool that are materially adverse to the certificateholders. [To the extent required by Item 1111(a)(7) of Regulation AB, disclose (1) the nature of a review of the assets performed by the depositor or sponsor, including whether the depositor or sponsor engaged a third party for purposes of performing a review of the Receivables for the pool and (2) the findings and conclusions of the review of the assets by the depositor, sponsor or third party.]
     Each of the percentages and averages in the tables below is computed on the basis of the current principal balance of each Receivable as of the cut-off date. “Loan-to-Value Ratio” with respect to a Receivable means the amount financed divided by the estimated vehicle value, multiplied by 100. The estimated vehicle value for a new vehicle is the dealer cost of the vehicle. The estimated vehicle value for a used vehicle is a quote received by Bank of America from the dealer based on a market guide, such as the National Automobile Dealers Association or Kelley Blue Book, indicating the value of the vehicle and the source from which that value was determined. The loan-to-value and FICO® score disclosure herein is determined upon origination of the Receivable. “Weighed Average FICO® Score” is based on a weighting by current principal balance of each Receivable as of the cut-off date.
     The composition, distribution by original term, distribution by remaining term, distribution by contract rate, geographic distribution, distribution by model year, distribution by loan-to-value ratio, distribution by original principal balance and distribution by remaining principal of the Receivables, in each case, as of the cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

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Composition of the Receivables as of the Cut-off Date

	New Financed	Used Financed
	Vehicles	Vehicles	Total
Aggregate Principal Balance	$ [•]	$ [•]	$ [•]
Number of Receivables	[•]	[•]	[•]
Weighted Average Initial Balance	$ [•]	$ [•]	$ [•]
Average Principal Balance	$ [•]	$ [•]	$ [•]
Average Original Balance	$ [•]	$ [•]	$ [•]
Weighted Average Contract Rate	[•] %	[•] %	[•] %
Contract Rate (Range)	[•]%-[•] %	[•]%-[•] %	[•]%-[•] %
Weighted Average Original Term	[•] months	[•] months	[•] months
Original Term (Range)	[•] to [•] months	[•] to [•] months	[•] to [•] months
Weighted Average Remaining Term	[•] months	[•] months	[•] months
Remaining Term (Range)	[•] to [•] months	[•] to [•] months	[•] to [•] months
Distribution by Original Term of the Receivables as of the Cut-off Date

Percentage of
	Number of	Aggregate		Initial Remaining
(Range)	Receivables	Principal Balance		Term Pool Balance
Less than 30 months	[•]	$	[•]	[•]	%
30 to 35 months	[•]		[•]	[•]	%
36 to 41 months	[•]		[•]	[•]	%
42 to 47 months	[•]		[•]	[•]	%
48 to 53 months	[•]		[•]	[•]	%
54 to 59 months	[•]		[•]	[•]	%
60 to 65 months	[•]		[•]	[•]	%
66 to 71 months	[•]		[•]	[•]	%
72 to 77 months	[•]		[•]	[•]	%
78 to 89 months	[•]		[•]	[•]	%

Total	[•]	$	[•]	100.00%

Distribution by Remaining Term of the Receivables as of the Cut-off Date

Percentage of
	Number of	Aggregate		Initial Remaining
(Range)	Receivables	Principal Balance		Term Pool Balance
Less than 30 months	[•]	$	[•]	[•]	%
30 to 35 months	[•]		[•]	[•]	%
36 to 41 months	[•]		[•]	[•]	%
42 to 47 months	[•]		[•]	[•]	%
48 to 53 months	[•]		[•]	[•]	%
54 to 59 months	[•]		[•]	[•]	%
60 to 65 months	[•]		[•]	[•]	%
66 to 71 months	[•]		[•]	[•]	%
72 to 77 months	[•]		[•]	[•]	%
78 to 89 months	[•]		[•]	[•]	%

Total	[•]	$	[•]	100.00%

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Distribution by Contract Rate of the Receivables as of the Cut-off Date

Percentage of
	Number of	Aggregate		Original Pool
Contract Range (Range)	Receivables	Principal Balance		Balance
[ ] to below	[•]	$	[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%
[ ]% to [ ]%	[•]		[•]	[•]	%

Total	[•]	$	[•]	100.00%

Geographic Distribution of the Receivables as of the Cut-off Date

	Number of	Aggregate		Percentage of
State(1)	Receivables	Principal Balance		Initial Pool Balance
[ ]	[•]	$	[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
[ ]	[•]		[•]	[•]	%
Others(2)	[•]		[•]	[•]	%

Total	[•]	$	[•]	100.00%

(1)	Based on billing addresses of the obligors as of the cut-off date, which may differ from the state of origination of the Receivable.

(2)	Includes [ ] other states, none of which have a concentration of Receivables in excess of [ ]% of the aggregate principal balance.

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Distribution of the Pool of Receivables by Model Year as of the Cut-off Date

Percent of
		Percent of		Aggregate	Total Aggregate
	Number of	Total Number		Outstanding	Outstanding
Model Year	Receivables	of Receivables		Principal Balance	Principal Balance
2002 and earlier	[•]	[•]	%	$ [•]	[•]	%
2003	[•]	[•]	%	[•]	[•]	%
2004	[•]	[•]	%	[•]	[•]	%
2005	[•]	[•]	%	[•]	[•]	%
2006	[•]	[•]	%	[•]	[•]	%

Total	[•]	100.00%		$ [•]	100.00%

Distribution by Loan-to-Value Ratio

Weighted
		Percentage of			Percentage		Average
	Number of	Number of		Aggregate Cut-off	of Cut-off		FICO®
Loan-to-Value Ratio	Receivables	Receivables		Date Balance	Date Balance		Score
Not Available			%	$		%
Less than or equal to 40.00%
40.01% — 50.00%
50.01% — 60.00%
60.01% — 70.00%
70.01% — 80.00%
80.01% — 90.00%
90.01% — 100.00%
100.01% — 110.00%
110.01% — 120.00%
120.01% — 130.00%
130.01% — 140.00%
140.01% — 150.00%

Total			%	$		%

Distribution by Original Principal Balance of the
Receivables as of the Cut-off Date

	Number of	Aggregate		Percentage of
Original Principal Balance (Range)	Receivables	Principal Balance		Initial Balance
Below $1,000	[•]	$	[•]	[•]	%
$1,000 to below $5,000	[•]		[•]	[•]	%
$5,000 to below $10,000	[•]		[•]	[•]	%
$10,000 to below $15,000	[•]		[•]	[•]	%
$15,000 to below $20,000	[•]		[•]	[•]	%
$20,000 to below $25,000	[•]		[•]	[•]	%
$25,000 to below $30,000	[•]		[•]	[•]	%
$30,000 to below $35,000	[•]		[•]	[•]	%
$35,000 to below $40,000	[•]		[•]	[•]	%
$40,000 to below $45,000	[•]		[•]	[•]	%
$45,000 to below $50,000	[•]		[•]	[•]	%
Greater than $50,000	[•]		[•]	[•]	%

Total	[•]	$	[•]	100.00%

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Distribution By Remaining Principal Balance of the
Receivables as of the Cut-off Date

	Number of	Aggregate		Percentage of
Remaining Principal Balance (Range)	Receivables	Principal Balance		Initial Balance
Below $1,000	[•]	$	[•]	[•]	%
$1,000 to below $5,000	[•]		[•]	[•]	%
$5,000 to below $10,000	[•]		[•]	[•]	%
$10,000 to below $15,000	[•]		[•]	[•]	%
$15,000 to below $20,000	[•]		[•]	[•]	%
$20,000 to below $25,000	[•]		[•]	[•]	%
$25,000 to below $30,000	[•]		[•]	[•]	%
$30,000 to below $35,000	[•]		[•]	[•]	%
$35,000 to below $40,000	[•]		[•]	[•]	%
$40,000 to below $45,000	[•]		[•]	[•]	%
$45,000 to below $50,000	[•]		[•]	[•]	%
Greater than $50,000	[•]		[•]	[•]	%

Total	[•]	$	[•]	100.00%

     [As of the cut-off date, approximately [•]% or [•] of the Receivables arise in Simple Interest Receivables and approximately [•]% or [•] of the Receivables arise in Actuarial Receivables.]
     [In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.]
     [Each issuing entity will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be passed through to certificateholders, but will be paid to the servicer as additional servicing compensation.]
     As of the cut-off date:
•	each Receivable has a scheduled maturity of not later than the legal final distribution date of the certificates;
•	each Receivable was originated in the United States of America;
•	each Receivable provides for either level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment or may be a balloon loan;
•	not more than [•]% of a payment on a Receivable was more than [•] days delinquent as of the cut-off date;
•	each Receivable provides for level monthly payments, except for the first and last payment, which may be different from the level payments, that, to the extent set forth in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable;

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•	each Receivable is a Precomputed Receivable or a Simple Interest Receivable;
•	each Receivable has an outstanding principal balance between $[•] and $[•];
•	each Receivable has a contract rate of no less than [•]%; and
•	no Receivable has been at any time since origination or is, in default.
     [describe, to the extent it presents material characteristics of the asset pool, FICO® or other standardized credit scores of obligors or other material information regarding obligor credit quality]
     [Additional Receivables sold by the depositor to the issuing entity during the Revolving Period must meet substantially similar criteria. However, these criteria will not ensure that each subsequent pool of additional Receivables will share the exact characteristics of the initial pool of Receivables. As a result, the composition of the aggregate pool of Receivables will change if additional receivables are purchased by the issuing entity during the Revolving Period.]
     [To the extent material, include the following:
     [As described under “Origination and Servicing Procedures — Servicing and Collection Procedures” in this prospectus supplement, the servicer offers certain obligors [credit-related extensions] [temporary payment reductions] [insert description of modifications related to payment amount or payment schedule other than extensions or temporary payment reductions.] As of the cut-off date, [less than [ ]% of the receivables (by aggregate cut-off date principal balance) were extended by the servicer] [temporary payment reductions were applied by the servicer to less than [ ]% of the receivables (by aggregate cut-off date principal balance)] [[insert description of modifications related to payment amount or payment schedule other than extensions or temporary payment reductions] were applied by the servicer to less than [ ]% of the receivables (by aggregate cut-off date principal balance)].]
     As of the cut-off date, no obligor on any Receivable was noted in the related records of the servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than [•][•], [•]. No selection procedures believed to be adverse to certificateholders were used in selecting the Receivables. [discuss, to the extent material, the method and criteria for selecting the Receivables] If the performance of the Receivables changes over time, certificateholders will not be notified of such change. However, monthly statements containing information on the certificates and the collateral securing the certificates will be filed with the Securities and Exchange Commission. See “Description of the Pooling and Servicing Agreement—Statements to Securityholders” in this prospectus supplement and “Available Information” in the accompanying prospectus for information as to how these statements may be accessed.
     As described under “Origination and Servicing Procedures—Underwriting” in this prospectus supplement, [the originator’s] underwriting policy provides for limited credit-related exceptions to the standard guidelines. [To the extent required by Item 1111(a)(8): (1) if any receivables in the pool deviate from the disclosed underwriting criteria, or any receivables in the sample deviate or any receivables would be otherwise known to deviate if only a sample was reviewed, disclose how those receivables deviate from the disclosed underwriting criteria, (2) disclose data on the amount and characteristics of those receivables that did not meet the disclosed standards and (3) if compensating or other factors were used, provide data or the amount of receivables in the pool or in the sample that are presented as meeting each such factor and the amount of assets that do not meet those factors.] The [sponsor] determined which receivables should be included in the pool of Receivables.
[To be included in the prospectus supplement if the pool will include delinquent assets:]
Delinquency Experience Regarding the Pool of Receivables
     The following table sets forth the delinquency experience regarding the pool of Receivables to be transferred to the issuing entity. The servicer considers a receivable delinquent when an obligor fails to make at least

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[ ]% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the Receivables in the receivables pool were more than [ ] days delinquent.

		Percent of	Outstanding	Percent of Total
	Number of	Total Number	Principal	Outstanding
Historical Delinquency Status	Receivables	of Receivables	Balance	Principal Balance
Delinquent for 30-59 days
Delinquent for 60-89 days
[Delinquent for 90 days or more]
[Insert additional 30 day periods until charge-off]
WEIGHTED AVERAGE LIFE OF THE SECURITIES
     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.
     As the rate of payment of principal in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the certificates could occur significantly earlier than the legal final payment date for the certificates. [The final distribution in respect of the certificates also could occur prior to the legal final payment date for the certificates.] Reinvestment risk associated with early payment of the certificates will be borne exclusively by the certificateholders.
     The table captioned “Percent of Initial Certificate Balance at Various ABS Percentages” (the“ABS Table”) has been prepared on the basis of the characteristics of the Receivables. This table has been prepared based on the assumptions described in the accompanying prospectus under “Maturity and Prepayment Considerations” and should be read in conjunction with that section. The ABS Table assumes that:
•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;
•	each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days;
•	distributions on the certificates are made on each distribution date and each such date is assumed to be the fifteenth day of each applicable month;
•	the balance in the Reserve Account on each payment date is equal to the Specified Reserve Account Balance;
•	the servicer does not exercise its option to purchase the Receivables;
•	[$[ ] will be deposited in the Pre-Funding Account on the closing date;]
•	[all of the funds in the Pre-Funding Account are used to purchase additional Receivables; and]
•	[insert assumptions related to Revolving Period.]

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     The ABS Table sets forth the percent of the initial Certificate Balance that would be outstanding after each of the dates shown and the corresponding weighted average lives at various constant ABS percentages.
     The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the receivables within each pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, contract rate, original term to maturity as of the cut-off date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

						Weighted Average	Weighted Average
						Original Term	Remaining Term
	Assumed	Aggregate		Weighted Average		to Maturity	to Maturity
Pool	Cut-off Date	Principal Balance		Contract Rate		(In Months)	(In Months)
1	[•]	$	[•]	[•]	%	[•]	[•]
2	[•]	$	[•]	[•]	%	[•]	[•]
3	[•]	$	[•]	[•]	%	[•]	[•]
4	[•]	$	[•]	[•]	%	[•]	[•]
     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the certificates.

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[Percent of Initial Certificate Balance at Various ABS Percentages]
Certificates Assumed ABS Percentage (2)

Distribution Dates	[•]%	[•]%	[•]%	[•]%
Closing Date	100	100	100	100
[ ]
[ ]
[ ]
Weighted Average Life (years) to Call (1)
Weighted Average Life (years) to Maturity (1)

(1)	The weighted average life of a certificate is determined by (i) multiplying the amount of each principal payment of such certificate by the number of years from the date of the issuance of such certificate to the distribution date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such certificate.

(2)	An asterisk “*” means a percent of initial certificate principal balance of more than zero and less than 0.5%.
ORIGINATION AND SERVICING PROCEDURES
     The following is a description of the origination, underwriting and servicing of [•]’s portfolio of motor vehicle installment loans as of the date of this prospectus supplement.
Origination
     [Bank of America only purchases indirect originated receivables from dealers who execute a non-recourse dealer agreement. Before Bank of America allows a dealer to execute the non-recourse dealer agreement, Bank of America conducts a review of the dealer, including in some cases, a financial review, a reputational review and any past experiences with the dealer principal and key management. Substantially all of the dealers with whom Bank of America does business are franchised dealers with a manufacturer.
     The non-recourse dealer agreement contains dealer representations and warranties to Bank of America with respect to the receivables, the obligors on the receivables and the security interests in the related financed vehicles.
     The representations and warranties typically include, among others, that:
•	The retail installment sales contracts and installment loans are valid and enforceable according to their terms, which include the due dates for the scheduled payments;
•	the obligor has no offsets or counterclaims against or defenses to the retail installment sales contracts or installment loans;
•	the dealer will secure and perfect for Bank of America a security interest in the financed vehicle, prior to all other security interests, liens or encumbrances;
•	the dealer had good title to the financed vehicle immediately prior to the purchase by the obligor, free and clear of all liens and encumbrances;
•	the description of the financed vehicle is accurate, and the financed vehicle has been duly delivered to the obligor; and
•	to the best of the dealer’s knowledge, no statements made or furnished by the obligor in connection with the origination of such receivable are untrue or incomplete.
     Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the receivables.
     Upon breach of any representation or warranty made by a dealer, Bank of America has a right against that dealer to require it to purchase or repurchase the related receivables. This right may be exercised by Bank of

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America, as servicer of the receivables. Generally, in determining whether to exercise any right to require repurchase, Bank of America considers the prior performance of the dealer, as well as other business and commercial factors.]
     [describe the material terms regarding origination; if any entity originates 20% or more of the pool assets, describe: (i) to the extent material, the origination program and how long it has been originating assets; and (ii) the originator’s experience originating assets of this type, including if material, the size and composition of its portfolio and information material to the performance of the pool assets]
     [Additionally, the amount advanced by the [originator] under any motor vehicle loan generally has not exceeded:
•	for a new financed vehicle, the manufacturer’s suggested retail price plus the cost of additional options, taxes and title and license fees on the financed vehicle or
•	for a used financed vehicle, the “retail” value stated in the most recently published National Auto Research Black Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.]
     [See the chart “Distribution by Loan-to-Value Ratio” set forth under the heading “The Receivables Pool” in this prospectus supplement.]
Underwriting
     [Each applicant for an indirect originated receivable is evaluated individually through the appropriate Bank of America indirect regional credit center based on uniform underwriting standards. These underwriting standards are intended to assess the applicant’s credit and capacity to repay the receivable and to assess the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form and/or applicant’s credit bureau that generally lists the applicant’s income, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the receivable.
     Empirically derived credit scoring or decision-making algorithms are used in conjunction with the aforementioned criteria to objectively index the applicant’s creditworthiness. Through credit scoring, credit profiles are evaluated in order to more accurately quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. Bank of America uses credit scoring, together with underwriter review to approve, counteroffer, or decline credit applications or to tailor certain elements of a receivable to compensate for the credit risk represented by the applicant’s credit score. For example, a lower credit score may limit the maximum loan-to-value ratio of the receivable approved for an applicant. Bank of America periodically reviews and updates the credit scoring and decision-making algorithms and its uniform underwriting standards for effectiveness. Additionally, under the underwriting policy, underwriters have limited ability to approve credit-related exceptions to the standard guidelines. Exceptions to the credit policies must be approved by underwriters with appropriate credit authority. Approved applicants that do not comply with all credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to repay the loan. For example, underwriting exceptions may include allowing a longer term, a greater payment-to-income ratio or a greater loan-to-value than the standard allowances for such criteria. Bank of America’s credit risk management monitors exceptions to the credit policies on a monthly basis to ensure that exceptions generally do not exceed 5.00% of originations for that month (based on the aggregate principal balance of receivables). [See “The Receivables Pool” above for data regarding the number of pool assets that would be credit-related exceptions to the underwriting criteria and a description of the nature of the exceptions.] Policies are continuously reviewed and updated in response to macro-economic conditions, business strategy and/or portfolio performance. In addition, Bank of America revised its indirect underwriting scorecards in June 2009 with the goal of further reducing credit risk. The indirect auto scorecards were implemented in all indirect regional credit centers during June 2009.
     Once the dealer and applicant accept the terms of the approval, the dealer is required to deliver the necessary documentation for the receivable to the designated funding address. Documentation is imaged and key

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information data entered by third party vendors. The Bank of America auto group operations group audits documents received from dealers (via transmittal images) for completeness and consistency with the application, providing final approval and funding of the receivable. Following funding of the receivable, the legal documents file is forwarded to Bank of America’s records retention center. Physical retail installment sales contracts for receivables are stored with a third-party custodian at a location in Orlando, Florida.
     The underwriting process for direct originated receivables is substantially similar to the underwriting process for indirect originated receivables, except that the decision-making algorithm focuses on the obligor credit attributes which may result in a conditional credit approval prior to the selection of a vehicle.]
     [Describe the material terms regarding solicitation, credit-granting or underwriting criteria used to originate or purchase the Receivables]
Servicing and Collection Procedures
     [•] will be responsible, as the servicer, for managing, administering, servicing and making collections efforts on the Receivables held by the issuing entity. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the Receivables as if the servicer alone were servicing the Receivables.
     The servicer may accede to an obligor’s request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made, which are not amounts representing Payaheads, in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. The “Collection Period” with respect to the initial distribution date will be the period from the initial cut-off date through the last day of the calendar month preceding the calendar month in which the initial distribution date occurs and with respect to each following distribution date will be the calendar month preceding the calendar month in which that distribution date occurs. See “Maturity and Prepayment Considerations” in the accompanying prospectus.
     [describe the servicer’s material procedures for servicing the Receivables, including, but not limited to: processes for handling delinquencies, losses, bankruptcies and recoveries; ability to waive or modify terms, fees, penalties and payments and the impact thereof; any custodial duties]
Delinquencies and Losses
     Set forth below is certain information concerning the [originator’s] [servicer’s] experience in the United States pertaining to delinquencies on motor vehicle installment loans secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles, related to delinquencies, repossessions and net loss information relating to the entire vehicle portfolio of the [originator] [servicer]. The information has been provided by the [originator] [servicer]. There can be no assurance that the loss experience on the Receivables will correspond to the loss experience of the portfolio set forth in the following table, as the statistics shown below represent the loss experience for each of the years presented, whereas the aggregate loss experience on the Receivables will depend on the results obtained over the life of the receivables pool. In addition, adverse economic conditions may affect the timely payment by obligors of payments of principal and interest on the Receivables and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the receivables pool.

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Year Ended December 31,
	200[ ]	200[ ]	200[ ]	200[ ]	200[ ]
Total Principal Outstanding at Period End
Average Principal Outstanding During Period

Delinquencies at Period End:
30 — 59 days
60 — 89 days
90+ days
Total Delinquencies

(1)	The information in the table includes receivables owned by the [originator][servicer], as well as previously sold receivables that [originator][servicer] or its affiliates continue to service.

Year Ended December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]
Total Principal Outstanding at Period End
Average Principal Outstanding During Period

Total Principal Outstanding at Period End
Average Principal Outstanding During Period

Gross Principal Charge-offs(2)
Recoveries(3)
Net Losses
Net Losses as a Percentage of the Average Principal Outstanding
Number of Repossessions
Number of Repossessions as a Percentage of the Average Number of Loans

(1)	The information in the table includes receivables owned by [originator][servicer], as well as previously sold receivables that [originator][servicer] or its affiliates continue to service.

(2)	Net of repossession sale proceeds prior to compliance with the Federal Financial Institution Examination Council policy. The Federal Financial Institution Examination Council’s Uniform Retail Credit Classification and Account Management Policy establishes standards for the classification and treatment of retail credit in financial institutions.

(3)	Excludes unsold repossession inventory value.

(4)	Expressed as an annualized amount.

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DESCRIPTION OF THE CERTIFICATES
     The certificates will be issued pursuant to the Pooling and Servicing Agreement, substantially in the form filed as an exhibit to the registration statement. The following information, taken together with the information about the Pooling and Servicing Agreement and the certificates in the accompanying prospectus, summarizes all material provisions of the certificates and the Pooling and Servicing Agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related Pooling and Servicing Agreement set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.
Overview of the Certificates
     The Class A certificates will be issued in an initial aggregate principal amount of $ [•] (the “Initial Class A Principal Balance”) and the Class B certificates will be issued in an initial aggregate principal amount of $[•] (the “Initial Class B Principal Balance”). The certificates will evidence fractional undivided interests in the assets of the issuing entity to be created pursuant to the Pooling and Servicing Agreement. The Class A certificates will evidence in the aggregate an undivided ownership interest of approximately [•]% of the issuing entity (the “Class A Percentage”) and the Class B certificates will evidence in the aggregate an undivided ownership interest of approximately [•]% of the issuing entity (the “Class B Percentage”).
     The certificates will constitute Fixed Rate Securities, as this term is defined under “Certain Information Regarding the Securities—Fixed Rate Securities” in the accompanying prospectus. Interest on the outstanding principal amount of each class of certificates will accrue at the fixed rate per annum specified for that class on the cover page of this prospectus supplement (each rate, a “Certificate Rate”). Interest on the outstanding principal amount of each class of certificates will accrue at the related Certificate Rate from and including [•][•],[•], in the case of the first distribution date, or from and including the most recent distribution date on which interest has been paid to but excluding the following distribution date (each representing an “Interest Period”). Interest on the certificates will be calculated on the basis of a 360 day year [consisting of twelve 30 day months. Distributions of principal [during the Amortization Period] and interest will be made on the [•]th day of each month, or if the [•] day is not a Business Day on the next succeeding Business Day. Distributions on a distribution date will be made to certificateholders of record on the Business Day prior to the applicable distribution date, or if definitive certificates have been issued, the last day of the calendar month prior to a distribution date (each date, a “Record Date”).
     [Principal payments will not be made on the certificates during the Revolving Period. If an Early Amortization Event occurs, the Revolving Period will end and certificateholders will receive payments of principal earlier than expected. See “—The Revolving Period.” [Insert the maximum amount of additional assets that may be acquired during the Revolving Period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]
     The certificates will be available in book-entry form through the facilities of The Depository Trust Company in the United States and Clearstream, Luxembourg and the Euroclear System in Europe. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in the accompanying prospectus.
[The Revolving Period]
     [During the Revolving Period, certificateholders will not receive principal payments. Instead, on each payment date during the Revolving Period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional Receivables to be purchased from the depositor.
     The issuing entity will purchase additional Receivables meeting the eligibility requirements described in [“The Receivables Pool.”] The purchase price for each additional Receivable will be [insert formula for determining purchase price].

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     The depositor will seek to purchase additional Receivables from the seller, with a purchase price equal to the reinvestment amount, to the extent of available funds. The sponsor will seek to make receivables available to the seller as additional Receivables in an amount approximately equal to the amount of the Available Funds, but it is possible that the sponsor will not have sufficient additional Receivables for this purpose. Any portion of Available Funds that is not used to purchase additional Receivables on a payment date during the Revolving Period will be applied on subsequent payment dates in the Revolving Period to purchase additional Receivables. Securityholders will be notified of the purchase of additional Receivables on Form 10-D.
     The amount of additional Receivables will be determined by the amount of cash available from payments and prepayments on existing Receivables. [There are no stated limits on the amount of additional Receivables allowed to be purchased during the Revolving Period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the Revolving Period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]
     The Revolving Period consists of the Collection Periods beginning with the [_____] Collection Period and ending with the [__________] Collection Period and the related payment dates. Reinvestments in additional Receivables will be made on each payment date related to those Collection Periods. The Revolving Period will terminate sooner if an Early Amortization Event occurs in one of those Collection Periods, in which case the amortization period will begin and no reinvestment in additional Receivables will be made on the related payment date. During the Amortization Period, certificateholders will be entitled to receive principal payments in accordance with the priorities set forth below in “Description of the Pooling and Servicing Agreement—Distributions on the Certificates.”
     An “Early Amortization Event” will occur if:
•	the amount on deposit in the reserve account is less than the specified reserve account balance for two consecutive months; or
•	a Servicer Default occurs as described under “Description of the Pooling and Servicing Agreement—Servicer Defaults” in this prospectus supplement.
     [Insert any additional limitation on the ability of the issuing entity to acquire additional receivables and any additional disclosure required in accordance with Item 1111(g) of Regulation AB.]
OVERVIEW OF THE TRANSACTION DOCUMENTS FOR THIS SERIES OF CERTIFICATES
Receivables Purchase Agreement
     [The Receivables will be transferred from the originator to the sponsor pursuant to a Receivables Purchase Agreement. Next, the] [The] Receivables will be transferred from the sponsor to the depositor pursuant to a [separate] Receivables Purchase Agreement. This section, along with the description of the Receivables Purchase Agreement[s] under “Principal Documents” and “The Transaction Documents—Sale and Assignment of the Primary Assets” in the accompanying prospectus, summarizes the material provisions of the Receivables Purchase Agreement[s]. Additionally, the depositor has filed a form of the Receivables Purchase Agreement as an exhibit to the registration statement.
     The Receivables will be transferred and assigned by [the originator to the sponsor pursuant to a Receivables Purchase Agreement, then transferred and assigned by] the sponsor to the depositor pursuant to [the] [a] Receivables Purchase Agreement, sold and assigned by the depositor to the issuing entity pursuant to the Pooling and Servicing Agreement. [The Receivables were purchased by the sponsor from [•].] We will file copies of the transfer and servicing agreements with the SEC concurrently with or prior to the time we file this prospectus supplement and accompanying prospectus with the SEC. This is not a complete description of the transfer

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agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer and servicing agreements.
     As of the cut-off date (or such other date as may be specifically set forth below), each Receivable:
•	[describe the material representations and warranties regarding each Receivable].
     Additional information regarding the conveyance of the Receivables pursuant to [each] [the] Receivables Purchase Agreement is set forth in the accompanying prospectus under “The Transaction Documents—Sale and Assignment of the Primary Assets.”
Pooling and Servicing Agreement
     Since the issuing entity is a grantor trust, the issuing entity will be created and governed by a Pooling and Servicing Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, the issuing entity will be created, the certificates will be issued, the depositor will sell, transfer and assign the Receivables to the issuing entity, and in consideration of the sale, transfer and assignment, the issuing entity will pay the depositor an amount equal to the estimated fair market value of the Receivables, which amount will be paid by delivery of the certificates to the depositor. Pursuant to the Pooling and Servicing Agreement, the servicer will undertake to service the Receivables.
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT
     The following supplements the description of the general provisions of the Pooling and Servicing Agreement set forth in the accompanying prospectus. This section along with “The Issuing Entity” herein and “The Transaction Documents”, “The Issuing Entities” and “Principal Documents” in the accompanying prospectus summarizes all material provisions of the Pooling and Servicing Agreement, substantially in the form filed as an exhibit to the registration statement, pursuant to which the issuing entity is formed and is purchasing and the servicer is undertaking to service the Receivables. We will file a copy of the Pooling and Servicing Agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and accompanying prospectus with the SEC. This is not a complete description of the Pooling and Servicing Agreement. As a result, the description of the Pooling and Servicing Agreement is subject to all of the provisions of the Pooling and Servicing Agreement. See “The Transaction Documents” in the accompanying prospectus.
Accounts
     The servicer will establish one or more segregated accounts (the “Collection Account”), in the name of the trustee on behalf of the issuing entity and the certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The servicer will also establish a segregated account (the “Class A Distribution Account”), in the name of the trustee on behalf of the issuing entity and the Class A certificateholders, and a segregated account (the “Class B Distribution Account”), in the name of the trustee on behalf of the issuing entity and the Class B certificateholders, from which all distributions with respect to the Class A certificates and the Class B certificates, respectively, will be made. The servicer will establish segregated accounts (the “Reserve Account” [and the “Pre-Funding Account”)]). The servicer will establish an additional account (the “Payahead Account”), in the name of the trustee on behalf of the issuing entity and the certificateholders, into which early payments by or on behalf of obligors on Actuarial Receivables will be deposited until the time the payment becomes due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the certificateholders. The Collection Account, the Class A Distribution Account, the Class B Distribution Account, the Payahead Account[, the Pre-Funding Account] and the Reserve Account are sometimes referred to as the “Trust Accounts.” The Reserve Account will be maintained for the benefit of the certificateholders, but will not be an asset of the issuing entity. Any amounts on deposit in any Trust Accounts will be invested in Eligible Investments.

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[Pre-Funding Account]
     [On the closing date, $[ ] will be deposited from the proceeds of the sale of the certificates into the Pre-Funding Account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the certificates into the Pre-Funding Account is not more than 50% of the proceeds of the offering and represents [ ]% of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). In order to acquire Subsequent Receivables on a Funding Date, certain conditions precedent must be satisfied and the Subsequent Receivables must satisfy the same eligibility criteria as the Receivables transferred to the issuing entity on the closing date. The amount of funds withdrawn from the Pre-Funding Account for the acquisition of Subsequent Receivables on a Funding Date will be equal to the purchase price for the Receivables with respect to such Subsequent Receivables. The underwriting criteria for Subsequent Receivables are expected to be substantially the same as those for the initial Receivables and thus it is expected that the characteristics of the Subsequent Receivables acquired through the Pre-Funding Account will not vary materially from the characteristics of the receivables pool on the closing date.
     On the first payment date following the termination of the Funding Period, the trustee will withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings or income) and pay those remaining funds to the certificateholders in sequential order of priority beginning with the Class A certificates, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the Pre-Funding Account exceed $100,000, the funds will be paid ratably to the Class B certificateholders, until the Class B certificates are paid in full.
     Amounts on deposit in the Pre-Funding Account will be invested by the trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the Collection Account as Available Funds on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if each rating agency will have notified the trustee, the depositor or the sponsor in writing that such investment will not result in a reduction or withdrawal of the rating of any outstanding certificates, then funds in the Pre-Funding Account may be invested in investments that will not mature prior to the next payment date with respect to such certificates and which meet other investment criteria.
     In connection with each purchase of Subsequent Receivables, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. Neither the Hired Agencies nor any other person (other than the servicer, the depositor and the issuing entity) will provide independent verification of that certification.] [Insert any additional disclosure required by Item 1111(g) of Regulation AB.]
Servicing Compensation
     The servicer will be entitled to receive a fee (the “Servicing Fee”) for each Collection Period in an amount equal to the product of one-twelfth of [•]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period. The Servicing Fee will be pro rated with respect to the initial Collection Period. The Servicing Fee will also include such other amounts to be paid to the Servicer as described in the accompanying prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior distribution dates (the “Total Servicing Fee”), will be paid from Interest Collections and Principal Collections. Additionally, the servicer will be paid the amount of any outstanding Advances (as described below in “—Advances”). The Total Servicing Fee, together with any outstanding Advances, will be paid prior to the distribution of any portion of the Interest Distribution Amount to the certificateholders. In the event there is a successor servicer, such successor servicer will be entitled to the same Total Servicing Fee as the predecessor servicer. See “The Transaction Documents—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.
Servicer Defaults
     A “Servicer Default” will consist of:
•	any failure by the servicer to deliver to the trustee, for deposit in any of the Accounts any required payment or to direct the trustee to make any required payments or distributions from the Accounts,

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which failure continues unremedied for [•] Business Days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the trustee, or (b) to the servicer and to trustee, by holders of certificates evidencing not less than [•]% of the aggregate outstanding principal amount of the Controlling Class;
•	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the Pooling and Servicing Agreement which failure materially and adversely affects the rights of the related certificateholders and which continues unremedied for [•] days after written notice of failure is given to the servicer in the same manner described in the bullet point immediately above;
•	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and
•	[specify any other events and grace periods, if any].
     Upon the occurrence of a Servicer Default, and so long as such Servicer Default has not been remedied, either the trustee, or certificateholders evidencing not less than [•]% of the aggregate outstanding principal amount of the Controlling Class, by notice then given in writing to the servicer, may terminate all of the rights and obligations of the servicer. On or after the receipt by the servicer of such written notice, all authority and power of the servicer will be vested such successor servicer as may be appointed by the trustee. If the trustee fails to select a successor servicer or if no successor servicer accepts such appointment, all authority and power of the servicer will be vested in the trustee. If the trustee is unable or unwilling to so act as servicer, the trustee will appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of motor vehicle receivables, as the successor servicer (subject to the condition that the appointment of any successor servicer will not result in the withdrawal or reduction of the outstanding rating assigned to the certificates by any Rating Agency). The servicer will cooperate with the trustee or any successor servicer in effecting the termination of its responsibilities and rights as the servicer. The servicer will transfer its electronic records relating to the Receivables to the successor servicer and will transfer to the successor servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the successor servicer reasonably requests. All reasonable out-of-pocket costs and expenses incurred by the successor servicer in connection with the transfer of servicing will be paid by the predecessor servicer. If any Servicer Defaults occur, the trustee will have no obligation to notify certificateholders of such occurrence prior to the continuance of such event through the end of any applicable cure period.
Distributions on Certificates
     Deposits to the Collection Account.
     On or before the earlier of the [•] Business Day of the month in which a distribution date occurs and the [•] Business Day preceding such distribution date (the “Determination Date”), the servicer will calculate the Collections, the Interest Collections, the Principal Collections, the Class A Interest Distribution, the Class A Principal Distribution, the Class B Interest Distribution, the Class B Principal Distribution, the Advances, if any, to be made by the servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to [•], in each case, with respect to such distribution date.
     [On or before each distribution date, the servicer will cause the trustee to withdraw from the Payahead Account and:
•	deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full; and

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•	distribute to [•], in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. On or before each distribution date the servicer will deposit any Advances for such distribution date into the Collection Account.]
     On or before the Business Day preceding each distribution date, the servicer will cause the Interest Collections and the Principal Collections for such distribution date to be deposited into the Collection Account. On or before each distribution date, the servicer will cause the trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the “Reserve Account Transfer Amount”) equal to the lesser of:
•	the amount of cash or other immediately available funds in the Reserve Account on such distribution date (before giving effect to any withdrawals therefrom relating to such distribution date); or
•	the amount, if any, by which:
•	the sum of the Total Servicing Fee, the Class A Interest Distribution, the Class B Interest Distribution, the Class A Principal Distribution and the Class B Principal Distribution for such distribution date exceeds;
•	the sum of the Interest Collections and the Principal Collections for such distribution date.
     “Interest Collections” for a distribution date will be the sum of the following amounts with respect to any distribution date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:
•	that portion of all Collections on the Receivables allocable to interest in respect of the preceding Collection Period [(including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period)];
•	all Liquidation Proceeds (other than any proceeds from any dealer commission) of the liquidation of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the servicer’s customary servicing procedures;
•	all Advances made by the servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;
•	the purchase amount of each Receivable that was repurchased by the [originator] or purchased by the servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;
•	all monies collected, from whatever source (other than any proceeds from any dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the servicer for the account of the obligor and any amounts required by law to be remitted to the obligor (“Recoveries”); and
•	investment earnings on amounts in specified accounts for such distribution date.
     In calculating the Interest Collections, all payments and proceeds (including Liquidation Proceeds) of any Receivables that meet the following criteria will be excluded:
•	repurchased by the [originator] or purchased by the servicer, the purchase amount of which has been included in the Interest Collections on a prior distribution date; and

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•	received on Actuarial Receivables and distributed to the servicer, with respect to such distribution date, as reimbursement for any unreimbursed Advances in accordance with the Pooling and Servicing Agreement.
     “Principal Collections” for a distribution date will be the sum of the following amounts with respect to any distribution date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:
•	that portion of all Collections on the Receivables allocable to principal in respect of the preceding Collection Period [(including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period)];
•	Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the servicer’s customary servicing procedures with respect to such Liquidated Receivables;
•	all Advances made by the servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;
•	to the extent attributable to principal, the purchase amount of each Receivable repurchased by the [originator] or purchased by the servicer during the preceding Collection Period; and
•	partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective obligor and only to the extent not included in the first bullet point above.
     In calculating the Principal Collections, the following will be excluded: all payments and proceeds (including Liquidation Proceeds) of any Receivables:
•	repurchased by the [originator] or purchased by the servicer the Purchase Amount of which has been included in the Principal Collections on a prior distribution date; and
•	received on Actuarial Receivables and distributed to the servicer, with respect to such distribution date, as reimbursement for any unreimbursed Advances in accordance with the Pooling and Servicing Agreement.
     Monthly Withdrawals from the Collection Account.
     [On each distribution date, the servicer will instruct the trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period.] On each distribution date, the servicer will calculate the amounts set forth below and shall instruct the trustee to make the following deposits and distributions, after payment to the servicer from the Collection Account of amounts in reimbursement of Advances previously made by the servicer (as described below under “—Advances”), to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):
(1)	to the servicer, the Total Servicing Fee and the amount of any outstanding Advances (as described below in “—Advances”);
(2)	to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

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(3)	to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.
     On each distribution date [occurring during the Amortization Period], the servicer shall calculate the amounts set forth below and shall instruct the trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and (3) above:
(4)	to the Class A Distribution Account, the Class A Principal Distribution;
(5)	to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and
(6)	to the Reserve Account, any amounts remaining after the application of clauses (1) through (5).
     To the extent necessary to satisfy the distributions described in clauses (1) through (5) above, the servicer will calculate the amounts set forth below and will instruct the trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each distribution date:
(1)	an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections (net of amounts paid to the servicer pursuant to clause (1) of the preceding paragraph) and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;
(2)	an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections (net of amounts paid to the servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;
(3)	an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections (net of amounts paid to the servicer pursuant to clause (1) of the preceding paragraph) remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and
(4)	an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining (net of amounts paid to the servicer pursuant to clause (1) of the preceding paragraph) after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.
     On each distribution date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B certificateholders.
Advances
     For any distribution date, the servicer may, in its sole discretion, make a payment (an “Advance”) with respect to each Receivable, other than a Liquidated Receivable, equal to (A) with respect to Simple Interest Receivables, the excess, if any, of (x) the product of the principal balance of such Receivable as of the last day of the related Collection Period and one-twelfth of its contract rate, over (y) the interest actually received by the servicer for such Receivable from the obligor or from the payment of the Repurchase Amount during or with respect to such Collection Period and (B) with respect to Actuarial Receivables, the scheduled payment of principal and interest due during the related Collection Period but not received. The servicer may elect not to make any Advance with respect to a Receivable to the extent that the servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from Interest Collections.

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     With respect to Simple Interest Receivables, to the extent that the amount set forth in clause (y) above plus amounts withdrawn from the Reserve Account during or with respect to the related Collection Period and allocable to interest with respect to a Simple Interest Receivable is greater than the amount set forth in clause (x) above with respect to a Simple Interest Receivable, this amount will be distributed to the servicer on the related distribution date to reimburse the servicer for previous unreimbursed Advances with respect to that Simple Interest Receivable. Before a Simple Interest Receivable becomes a Liquidated Receivable, this reimbursement will only be from accrued interest due from the obligor under that Receivable. Collections on an Actuarial Receivable made during a Collection Period will be applied first to repay any unreimbursed Advances on that Actuarial Receivable.
     In addition, on each distribution date, the trustee will withdraw from the Collection Account an amount equal to the amount of any outstanding Advances on Liquidated Receivables to the extent not recovered from Liquidation Proceeds, as described above in “—Distributions on Certificates.”
     The servicer will deposit all Advances with respect to any distribution date into the Collection Account on the Business Day before each distribution date.
Fees and Expenses
     The fees and expenses paid or payable from Collections are set forth in the table below. Those fees and expenses are paid on each payment date as described above under [“—Distribution on Certificates.”]

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described above under “—Servicing Compensation”
Trustee	$[ ] per annum plus reasonable expenses**

*	The fees and expenses described above do not change upon an event of default.

**	The [servicer] has the primary obligation to pay the fees and expenses of the trustee from the Total Servicing Fee.
Credit Enhancement
     Subordination of the Class B Certificates.
     The rights of the Class B certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A certificateholders limited protection against losses in respect of the Receivables.
     No distribution will be made to the Class B certificateholders on any distribution date in respect of interest until the full amount of interest on the Class A certificates payable on such distribution date has been distributed to the Class A certificateholders. No distribution will be made to the Class B certificateholders on any distribution date in respect of principal until the full amount of interest on and principal of the Class A certificates and interest on the Class B certificates payable on such distribution date has been distributed to the Class A certificateholders and the Class B certificateholders, respectively. Distributions of interest on the Class B certificates, however, to the extent of Collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A certificates.
     Reserve Account.
     In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A certificateholders will be effected both by the preferential right of the Class A certificateholders to receive current distributions with respect to the Receivables, to the extent described above under “—Subordination of the Class B Certificates,” prior to any distribution being made on a distribution date to the Class B certificateholders, and to receive amounts on deposit in the Reserve Account. Amounts on deposit in the Reserve Account will also be

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generally available to cover shortfalls in required distributions to the Class B certificateholders, in respect of interest, after payment of interest on the Class A certificates and, in respect of principal, after payment of interest on and principal of the Class A certificates and interest on the Class B certificates. The Reserve Account will not be a part of or otherwise includible in the issuing entity and will be a segregated trust account held by the trustee for the benefit of the certificateholders.
     On the closing date, [•] will deposit an amount equal to [the sum of (a)] $[•] ([•]% of the initial Pool Balance) [and (b) an amount expected to cover the negative carry with respect to the accrued interest on that portion of the certificate balance equal to amounts in the Pre-Funding Account and earnings on funds, if any, on deposit in the Pre-Funding Account] (the “Reserve Account Initial Deposit”) into the Reserve Account. [The Reserve Account will be funded by deposits from proceeds of the sale by the depositor of Subsequent Receivables on each Funding Date in an amount equal to [ ]% of the aggregate Receivables balance of the Subsequent Receivables for that Funding Date.] The Reserve Account Initial Deposit will be augmented on each distribution date by deposit in the Reserve Account of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A certificateholders and Class B certificateholders as described above under “—Distributions on Certificates.” To the extent that amounts on deposit in the Reserve Account after distributions on a distribution date exceed the Specified Reserve Account Balance, such excess will be distributed to [•]. Upon any such release to [•] of amounts from the Reserve Account, neither the Class A certificateholders nor the Class B certificateholders will have any further rights in, or claims to, such amounts.
     To the extent permitted by the Rating Agencies, funds in the Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in Collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related certificateholders could result, which could, in turn, increase the average life of the related certificates.
     The Specified Reserve Account Balance may be reduced to a lesser amount. However, that the reduction may not adversely affect any rating of the certificates by a Rating Agency.
     In no circumstances will the depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the closing date.
     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the certificateholders and may be invested in Eligible Investments. Any loss on an investment will be charged to the Reserve Account. Any investment earnings, net of losses, will be paid to [•].
     The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.
     If on any distribution date the protection afforded the Class A certificates by the Class B certificates and by the Reserve Account is exhausted, the Class A certificateholders will directly bear the risks associated with ownership of the Receivables. If on any distribution date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B certificates by the Reserve Account will be exhausted and the Class B certificateholders will directly bear the risks associated with ownership of the Receivables.
     None of the Class B certificateholders, the trustee, the servicer, [•], the sponsor or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent distribution date to make full distributions to the Class A certificateholders.

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Termination
     The servicer will be permitted, at its option, in the event that the Pool Balance as of the last day of a Collection Period has declined to [10%] or less of [(i) the sum of] the initial Pool Balance [and (ii) the initial Pre-Funding Amount, if any], to purchase from the issuing entity, on any distribution date occurring in a subsequent Collection Period, all remaining Receivables in the issuing entity at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest at the applicable Certificate Rates. The exercise of this right will effect an early retirement of the certificates. [If the servicer exercises such an option to redeem the certificates, the servicer will provide notice of that election to the trustee, the certificateholders in advance of exercising the redemption.] See “Certain Matters Regarding the Servicer—Termination” in the accompanying prospectus.
Duties of the Trustee
     The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, other than the execution and authentication of the certificates, the Receivables or any related documents, and will not be accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the certificates or the Receivables, or the investment of any monies by the servicer before the monies are deposited into the Collection Account. The trustee will not independently verify the Receivables. If no Servicing Termination Event (as described in the accompanying prospectus) has occurred and is continuing, the trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee under the Pooling and Servicing Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the Pooling and Servicing Agreement which failure constitutes an Servicing Termination Event unless a responsible officer of the trustee obtains actual knowledge of the failure as specified in the Pooling and Servicing Agreement.
     The trustee will be under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to the Pooling and Servicing Agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered the trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred in or by an exercise of the trustee’s rights or powers or an investigation. No Class A certificateholder or Class B certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless the holder has given the trustee written notice of default and unless the holders of certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Controlling Class have made a written request to the trustee to institute a proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity, and the trustee for 30 days has neglected or refused to institute any proceedings.
The Trustee
     [•], a [•] organized under the laws of the [•], will act as trustee under the Pooling and Servicing Agreement. The trustee, in its individual capacity or otherwise, and any of its affiliates, may hold certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of some jurisdictions, the servicer and the trustee, acting jointly, or in some instances, the trustee, acting alone, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform certain acts, singly upon the co-trustee or separate trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

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     [to the extent material: insert description regarding the prior experience of the trustee involving similar assets; describe any material legal or governmental proceedings against the trustee]
     The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the servicer will be obligated to appoint a successor trustee. However, any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. In such an event, the servicer will deliver written notice to the removed trustee, the successor trustee, the certificateholders and the rating agencies.
     The Pooling and Servicing Agreement will provide that the servicer will pay the trustee’s fees. The Pooling and Servicing Agreement will also provide that the trustee will be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability or expense incurred by the trustee not resulting from the trustee’s own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the trustee to the extent that any loss, liability or expense results from a breach of any of the trustee’s representations or warranties set forth in the Pooling and Servicing Agreement, and for any tax, other than those for which the depositor or the servicer is required to indemnify the trustee.
     The trustee’s Corporate Trust Office is located at [•]. The depositor, [•], the servicer, the sponsor and their respective affiliates may have other banking relationships with the trustee and its affiliates in the ordinary course of their business.
     In the Pooling and Servicing Agreement, [•] will agree to perform certain bond administration, distribution obligations and custodial functions on behalf of the trustee and to act as successor servicer if [•] is removed as servicer. In performing these functions, [•] will be entitled to all of the rights, powers and indemnities afforded to the trustee under the Pooling and Servicing Agreement.
Statements to Securityholders
     On each distribution date, the servicer will provide to the trustee (to forward to each certificateholder of record) a statement setting forth at least the following information as to the certificates to the extent applicable in accordance with Item 1121 of Regulation AB (17 CFR 229.1121):
(a)	[the amount of the distribution allocable to interest and principal on the Class A certificates and the Class B certificates;
(b)	the amount of the Servicing Fee paid to the servicer with respect to the related Collection Period;
(c)	the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (a);
(d)	the Pool Balance and number of Receivables as of the close of business on the last day of the preceding Collection Period;
(e)	the amount of Defaulted Receivables and Liquidation Proceeds, if any, for such Collection Period;
(f)	the aggregate Purchase Amount of Receivables purchased by the servicer for the related Collection Period;
(g)	the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class A Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any, in each case as applicable to each of the Class A certificates and the Class B certificates, and the change in such amounts from the preceding statement;

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(h)	the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;
(i)	the Specified Reserve Account Balance as of the close of business on such Distribution Date;
(j)	the number, and aggregate principal amount outstanding, of Receivables past due 31-60, 61-90 and over 90 days;
(k)	to each holder of a certificate entitled to the benefits of payments under any form of credit enhancement;
(i)	the amounts so distributed under the form of credit enhancement on the applicable distribution date; and
(ii)	the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the distribution date;
(l)	any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;
(m)	the interest rate for each class of certificates;
(n)	the weighted average contract rate of the Receivables and weighted average remaining term to maturity of the Receivables;
(o)	any material modifications, extensions or waivers to Receivable terms, fees, penalties or payments since the previous distribution date or cumulatively since the closing date; and
(p)	any material breaches of representations and warranties relating to the Receivable or material breaches of transaction covenants.]
     In addition, [the servicer and the trustee] will furnish the depositor and the trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus. See “Reports to Securityholders” in the accompanying prospectus for a further discussion of reports that will be prepared.
     Copies of these statements and reports relating to the issuing entity will be filed with the Securities and Exchange Commission through its EDGAR system. See “Available Information” in the accompanying prospectus. Reports relating to the issuing entity for your securities that are filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, such as annual reports on Form 10-K, distribution reports on Form 10-D, and current reports on Form 8-K, may be accessed by any investor, free of charge, through an Internet Web site at http://[Web site address to be inserted]. For purposes of any electronic version of this prospectus supplement, the URL in this paragraph is an inactive textual reference only. We have taken steps to ensure that the URL in this paragraph was inactive at the time we created any electronic version of this prospectus supplement. Assistance in using the website can be obtained by calling the trustee’s customer service desk at [insert telephone number]. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.
Amendments
     The Pooling and Servicing Agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner

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the rights of the certificateholders so long as the depositor delivers to the trustee an opinion of counsel that the amendment will not materially and adversely affect the interests of any certificateholder. Additionally, the Pooling and Servicing Agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the certificateholders, for certain tax or accounting purposes, assuming that each Rating Agency will have notified the depositor, the servicer and the trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding certificates.
     The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicer and the trustee, with the consent of the holders of certificates evidencing not less than [•]% of the aggregate outstanding principal amount of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or of modifying in any manner the rights of the certificateholders. However, no amendment will:
(i)	increase or reduce in any manner the amount of, or accelerate or delay the timing of, Collections of payments on Receivables or distributions that will be required to be made on any certificate without the consent of all adversely affected certificateholders;
(ii)	reduce the percentage of the aggregate outstanding principal balance of the certificates, the certificateholders of which are required to consent to any such amendment, without the consent of all certificateholders;
(iii)	materially and adversely affect the interests of either the Class A certificateholders or the Class B certificateholders without the consent of the holders of certificates evidencing not less than [•]% of the aggregate outstanding principal amount of the Controlling Class, or
(iv)	cause either Rating Agency to downgrade or withdraw its rating of the Class A certificates or the Class B certificates;
without the consent of the holders of certificates evidencing not less than [•]% of the aggregate outstanding principal balance of the Controlling Class. Promptly after the execution of any such amendment or consent, the trustee will furnish written notification of the substance of such amendment or consent to each certificateholder.
     No amendment to the Pooling and Servicing Agreement will be effective unless the depositor has delivered to the trustee an opinion of counsel that the amendment will not adversely affect the tax characterization of the issuing entity as a grantor trust for federal income tax purposes.
FEDERAL INCOME TAX CONSEQUENCES
     Upon the issuance of the certificates, Mayer Brown LLP, special tax counsel (“Tax Counsel”), will deliver its opinion to the effect that, under then current law, assuming compliance with the Pooling and Servicing Agreement, the issuing entity will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. As described in the accompanying prospectus under “Material Federal Income Tax Consequences—Summary of Tax Opinions,” Tax Counsel has not been asked to opine with respect to any other federal income tax matters, except to opine that the statements set for in the accompanying prospectus under the heading “Material Federal Income Tax Consequences” and herein under “Federal Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions, are correct in all material respects. Based on that opinion, each certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the issuing entity and paid directly its share of expenses paid by the issuing entity. Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the issuing entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus for a discussion of those limits.
     For federal income tax purposes, the depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the “Spread”). The Spread will be treated as “stripped coupons” within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the “Code”). The servicer may also

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be deemed to have retained a “stripped coupon” if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Certificate Rate exceeds the Class A Certificate Rate, a portion of the interest accrued on each Receivable will be treated as a “stripped coupon” purchased by the Class B certificateholders. Accordingly, each Class A certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B certificateholders), and such interest in each Receivable will be treated as a “stripped bond” within the meaning of Section 1286 of the Code. Similarly, each Class B certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.
Class A Certificateholders
     If the Class A certificates represent stripped bonds, they will be subject to the original issue discount (“OID”) rules of the Code. Accordingly, the tax treatment of a Class A certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount. See “Material Federal Income Tax Consequences—Tax Treatment of Grantor Trusts—Stripped Certificates” in the accompanying prospectus for a discussion regarding the calculation of OID, if any, on stripped bonds.
     If the amount of OID is de minimis under the OID provisions of the Code, the Class A certificates would not be treated as having OID. Each Class A certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as “stripped coupons” as described above that are treated as owned by other parties). Such gross income attributable to interest on the Receivable would exceed the Class A Certificate Rate by an amount equal to the Class A certificateholder’s share of the expenses of the Trust for the period during which it owns a Class A certificate. As indicated above, a Class A certificateholder generally would be entitled to deduct its share of expenses of the issuing entity, subject to certain limitations that apply in the case of certificateholders that are individuals, trusts, estates or partnerships. Any amounts received by a Class A certificateholder from the Reserve Account or from the subordination of the Class B certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A certificateholder would report its share of the income of the issuing entity under its usual method of accounting. Accordingly, interest would be includable in a certificateholder’s gross income when it accrues on the Receivables, or, in the case of certificateholders who are cash basis taxpayers, when received by the servicer on behalf of certificateholders. The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.
     If OID relating to a Class A certificate is not de minimis, a Class A certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.
     Although the trustee intends to account for OID, if any, reportable by holders of Class A certificates by reference to the price paid for a Class A certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A certificate.
Class B Certificateholders
     In General.
     Except as described below, it is believed that the Class B certificateholders will be subject to tax in the same manner as Class A certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B certificates. In the absence of applicable authorities, the trustee intends to report income to Class B certificateholders in the manner described below.

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     Each Class B certificateholder will be treated as owning (x) the Class B Percentage of each Receivable plus (y) a disproportionate portion of the interest on each Receivable (not including the Spread). Income will be reported to a Class B certificateholder based on the assumption that all amounts payable to the Class B certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the trustee will take the position that a Class B certificateholder’s entire share of the interest on a Receivable will qualify as “qualified stated interest.” Thus, except to the extent modified by the effects of subordination of the Class B certificates, as described below, income will be reported to Class B certificateholders in the manner described above for holders of the Class A certificates.
Effect of Subordination
     If the certificateholders of one class of certificates receive distributions of less than their share of the issuing entity’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the certificates, it is believed that such certificateholders would probably be treated for federal income tax purposes as if they had:
(1)	received as distributions their full share of such receipts,
(2)	paid over to the certificateholders of the other class of certificates an amount equal to such Shortfall Amount, and
(3)	retained the right to reimbursement of such amounts to the extent of future Collections otherwise available for deposit in the Reserve Account.
     Under this treatment:
(1)	Class B certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A certificateholders;
(2)	a loss would only be allowed to the Class B certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss); and
(3)	reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B certificateholders because such amount was previously included in income.
     Those results should not significantly affect the inclusion of income for Class B certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear and all Class B certificateholders are encouraged to consult their tax advisors regarding such character and timing.
     All certificateholders should see “Material Federal Income Tax Consequences” in the accompanying prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.
STATE AND LOCAL TAX CONSEQUENCES
     The discussion above does not address the tax consequences of purchase, ownership or disposition of the certificates under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

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CERTAIN ERISA CONSIDERATIONS
     A fiduciary of any Benefit Plan, any insurance company, whether through its general or separate accounts, or any other person investing Benefit Plan assets of any Benefit Plan, as defined under “Certain ERISA Considerations” in the accompanying prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A and Class B certificates by or on behalf of, or with Benefit Plan assets of, a Benefit Plan may qualify for exemptive relief under the Exemption, as described under “Certain ERISA Considerations—Underwriter Exemption” in the accompanying prospectus, provided that those certificates are rated at least “BBB-” (or its equivalent) by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc., Fitch, Inc., DBRS Limited, or DBRS, Inc., at the time of purchase. The Exemption contains a number of other conditions which must be met for the Exemption to apply, including the requirements that (1) any Benefit Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and (2) none of the motor vehicle loans may be less than fully secured.
     Each beneficial owner of Class B certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Benefit Plan investor; (ii) it has acquired and is holding such Class B certificates in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the Class B certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or Moody’s Investors Service, Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.
     If any Class B certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class B certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.
     Any fiduciary or other investor of Benefit Plan assets that proposes to acquire or hold the offered certificates on behalf of or with Benefit Plan assets of any Benefit Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “Certain ERISA Considerations” in the accompanying prospectus.
     The sale of any of the offered certificates to a Benefit Plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

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UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement relating to the certificates, the depositor has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of Class A certificates and Class B certificates, subject to the satisfaction of certain conditions precedent. In connection with the sale of the certificates to the underwriters, the depositor will make representations and warranties to the underwriters regarding the depositor, the certificates and the transaction generally. Because the depositor, and not the issuing entity, is selling the certificates to the underwriters, the issuing entity is not a party to the underwriting agreement consequently and has no obligation to the underwriter.

	Principal Amount of		Principal Amount of
Underwriters	Class A Certificates		Class B Certificates
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	[•]	$	[•]
[•]	$	[•]	$	[•]
[•]	$	[•]	$	[•]

Total	$	[•]	$	[•]

     The depositor has been advised by the underwriters that the underwriters propose to offer the certificates to the public initially at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less a concession of [•]% per Class A certificate and [•]% per Class B certificate; that the underwriters and these dealers may allow a discount of [•]% per Class A certificate and [•]% per Class B certificate on the sale to certain other dealers; and that after the initial public offering of the certificates, the public offering prices and the concessions and discounts to dealers may be changed by the underwriters.
     Until the distribution of the certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such certificates.
     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of purchases for these purposes.
     Neither the depositor nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates. In addition, neither the depositor nor any underwriter makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated, [one of] the underwriter[s], is an affiliate of the depositor and the sponsor.
     The depositor will receive aggregate proceeds of approximately $[•] from the sale of the Class A certificates and the Class B certificates (representing [•]% of the initial Certificate Balance of the Class A certificates and the Class B certificates) after paying the aggregate underwriting discount of $[•] on the certificates. Additional offering expenses are estimated to be $[•].
     [•] and the originator have jointly and severally agreed to indemnify the underwriters against particular liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect of these liabilities. In the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.
     [As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt.] [If applicable, insert description of debt to be paid from the proceeds of the offering.]

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     The trustee may, from time to time, invest the funds in the Accounts in Eligible Investments acquired from the underwriters.
Offering Restrictions
     Each underwriter has severally represented to and agreed with the issuing entity that:
•	it will not offer or sell any certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•	it will not offer or sell any certificates in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.
     Each underwriter has further severally represented to and agreed with the issuing entity that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:
     (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; or
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, provided that no such offer of certificates shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

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FORWARD-LOOKING STATEMENTS
     This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Bank of America, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Bank of America, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
LEGAL PROCEEDINGS
     [There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to certificateholders.] [Insert description of any legal proceedings required to be disclosed pursuant to Item 1117 of Regulation AB.]
LEGAL MATTERS
     The legality of, and certain federal income tax matters related to the certificates, will be passed upon for the depositor and underwriters by Mayer Brown LLP.

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GLOSSARY
     “Aggregate Net Losses” means, for any distribution date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during the related Collection Period with respect to any Liquidated Receivables.
     “Average Delinquency Percentage” means, for any distribution date, the average of the Delinquency Percentages for the distribution date and the preceding two distribution dates.
     “Average Net Loss Ratio” means, for any distribution date, the average of the Net Loss Ratios for the distribution date and the preceding two distribution dates.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, [•] or [•], or in the state in which the corporate trust office of the trustee is located, are authorized or obligated by law, executive order or government decree to be closed.
     “Class A Certificate Rate” means, for the Class A certificates, [•]% per annum.
     “Class A Interest Carryover Shortfall” means, for any distribution date, the excess of Class A Monthly Interest for the preceding distribution date and any outstanding Class A Interest Carryover Shortfall on the preceding distribution date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on the preceding distribution date, plus 30 days of interest on that excess, to the extent permitted by law, at the Class A Certificate Rate.
     “Class A Interest Distribution” means, for any distribution date, the sum of Class A Monthly Interest for the distribution date and the Class A Interest Carryover Shortfall for the distribution date.
     “Class A Monthly Interest” means, for any distribution date, the product of (x) one-twelfth of the Class A Certificate Rate and (y) the Class A Principal Balance as of the immediately preceding distribution date, after giving effect to any payments made on that distribution date, or, in the case of the first distribution date, the Initial Class A Principal Balance.
     “Class A Monthly Principal” means, for any distribution date, the Class A Percentage of Principal Collections for the distribution date plus the sum of (1) the Class A Percentage of Realized Losses for Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.
     “Class A Principal Balance” equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A certificates previously distributed to Class A certificateholders.
     “Class A Principal Carryover Shortfall” means, for any distribution date, the excess of Class A Monthly Principal for the preceding distribution date and any outstanding Class A Principal Carryover Shortfall on the preceding distribution date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on the preceding distribution date.
     “Class A Principal Distribution” means, for any distribution date, the sum of Class A Monthly Principal for that distribution date and the Class A Principal Carryover Shortfall for that distribution date[ less amounts, if any, on deposit in the Pre-Funding Account as of the last day of the related Collection Period]; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to that distribution date.
     “Class B Certificate Rate” means, for the Class B certificates, [•]% per annum.

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     “Class B Interest Carryover Shortfall” means, for any distribution date, the excess of Class B Monthly Interest for the preceding distribution date and any outstanding Class B Interest Carryover Shortfall on the preceding distribution date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on the preceding distribution date, plus 30 days of interest on this excess, to the extent permitted by law, at the Class B Certificate Rate.
     “Class B Interest Distribution” means, for any distribution date, the sum of Class B Monthly Interest for that distribution date and the Class B Interest Carryover Shortfall for that distribution date.
     “Class B Monthly Interest” means, for any distribution date, the product of (x) one-twelfth of the Class B Certificate Rate and (y) the Class B Principal Balance as of the immediately preceding distribution date, after giving effect to any payments made on that distribution date, or, in the case of the first distribution date, the Initial Class B Principal Balance.
     “Class B Monthly Principal” means, for any distribution date, the Class B Percentage of Principal Collections for that distribution date plus the sum of (1) the Class B Percentage of Realized Losses for Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.
     “Class B Principal Balance” equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B certificates previously distributed to Class B certificateholders.
     “Class B Principal Carryover Shortfall” means, for any distribution date, the excess of Class B Monthly Principal for the preceding distribution date and any outstanding Class B Principal Carryover Shortfall on the preceding distribution date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on the preceding distribution date.
     “Class B Principal Distribution” means, for any distribution date, the sum of Class B Monthly Principal for that distribution date and the Class B Principal Carryover Shortfall for that distribution date[ less amounts, if any, on deposit in the Pre-Funding Account as of the last day of the related Collection Period]; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to that distribution date.
     “Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial Collection Period, the period commencing on the cut-off date and ending on [•][•],[•]). As used in this prospectus supplement, the “related” Collection Period with respect to any date of determination or distribution date shall be deemed to be the Collection Period which precedes that date of determination or distribution date.
     “Collections” for any distribution date will equal the sum of Interest Collections and Principal Collections for the related distribution date.
     “Controlling Class” means, with respect to any certificates outstanding, the Class A certificates as long as any Class A certificates are outstanding, and thereafter the Class B certificates as long as any Class B certificates are outstanding (excluding, in each case, certificates held by the servicer or its affiliates).
     [“Cram Down Loss” means, for a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount equal to:
(1)	the excess of the principal balance of the Receivable immediately prior to the court order over the principal balance of the Receivable as so reduced; and

(2)	if the issuing court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the contract rate on the

S-61

Receivable or the rate of interest, if any, specified by the court in the order, of the scheduled payments as so modified or restructured.
     A “Cram Down Loss” shall be deemed to have occurred on the date of issuance of the court order.]
     “Delinquency Percentage” means, for any distribution date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent, including Receivables relating to Financed Vehicles that have been repossessed, as of the close of business on the last day of the Collection Period immediately preceding the distribution date, determined in accordance with the servicer’s normal practices, this sum expressed as a percentage of the Pool Balance as of the close of business on the last day of the related Collection Period.
     “Eligible Investments” means any one or more of the following types of investments:
•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer or the trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

•	commercial paper (including commercial paper of any affiliate of the depositor, the servicer or the trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1 and from Moody’s of Prime-1;

•	investments in money market funds (including funds for which the depositor, the servicer or the trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment of similar credit quality as the “Eligible Investments” referred to above with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade, qualify or withdraw its then current rating of any class of certificates.
     [“Funding Date” means each date (but not more than once per week) after the closing date on which Subsequent Receivables are purchased by the issuing entity.]

S-62

     [“Funding Period” means the period from the closing date until the earliest of (i) two full calendar months following the closing date, and (ii) the date the amount on deposit in the Pre-Funding Account is $10,000 or less.]
     “Liquidated Receivables” means, Receivables (x) which have been liquidated by the servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the servicer’s judgment, constitute the final amounts recoverable in respect of such Receivable. A Receivable first becomes a Liquidated Receivable upon the earliest to occur of (x), (y) or (z) above.
     “Liquidation Proceeds” means, for any Receivable,
(1)	insurance proceeds;

(2)	the monies collected during a Collection Period from whatever source on a Liquidated Receivable; and

(3)	proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the obligor.
     “Net Loss Ratio” means, for any distribution date, an amount expressed as a percentage, equal to the product of (A) twelve and (B)
(1)	the Aggregate Net Losses for the distribution date, divided by

(2)	the average of the Pool Balances on each of the first day of the related Collection Period and the last day of the related Collection Period.
     “Pool Balance” at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments, other than Payaheads, received from obligors and Purchase Amounts to be remitted by the servicer and [•], as the case may be, all for the related Collection Period, all losses realized on Receivables that became Liquidated Receivables during the related Collection Period and all Cram Down Losses for the related Collection Period.
     “Specified Reserve Account Balance” with respect to any distribution date will equal [ ]% of the Pool Balance as of the last day of the related Collection Period, but in any event will not be less than the lesser of:
(1)	$[•] ([•]% of the initial Pool Balance), and

(2)	the Pool Balance;
provided, that if the Average Net Loss Ratio exceeds [•]% or the Average Delinquency Percentage exceeds [•]% on a distribution date, beginning with the [•] [•] distribution date, the Specified Reserve Account Balance for the distribution date shall be calculated using a percentage of [•]%.

S-63

INDEX OF DEFINED TERMS

ABS	S-34
ABS Table	S-34
Advance	S-47
Aggregate Net Losses	S-60
Amortization Period	S-7
Authorised Persons	iv
Average Delinquency Percentage	S-60
Average Net Loss Ratio	S-60
Bank of America	S-25
Business Day	S-60
Certificate Rate	S-40
Class A Certificate Rate	S-60
Class A Distribution Account	S-42
Class A Interest Carryover Shortfall	S-60
Class A Interest Distribution	S-60
Class A Monthly Interest	S-60
Class A Monthly Principal	S-60
Class A Percentage	S-40
Class A Principal Balance	S-60
Class A Principal Carryover Shortfall	S-60
Class A Principal Distribution	S-60
Class B Certificate Rate	S-60
Class B Distribution Account	S-42
Class B Interest Carryover Shortfall	S-61
Class B Interest Distribution	S-61
Class B Monthly Interest	S-61
Class B Monthly Principal	S-61
Class B Percentage	S-40
Class B Principal Balance	S-61
Class B Principal Carryover Shortfall	S-61
Class B Principal Distribution	S-61
Code	S-53
Collection Account	S-42
Collection Period	S-61
Collections	S-61
Controlling Class	S-61
Corporation	S-25
Cram Down Loss	S-61
Dealer Agreements	S-27
Delinquency Percentage	S-62
Determination Date	S-44
Dodd-Frank Act	S-18
Early Amortization Event	S-41
Eligible Investments	S-62
European Economic Area	S-58
FDIC	S-16
FSMA	iv, S-58
Funding Date	S-6, S-62
Funding Period	S-63
Hired Agencies	S-10
Initial Class A Principal Balance	S-40
Initial Class B Principal Balance	S-40
Interest Collections	S-45
Interest Period	S-40
Issuing Entity Property	S-27
Liquidated Receivables	S-63
Liquidation Proceeds	S-63
LLC	S-26
Loan-to-Value Ratio	S-28
Net Loss Ratio	S-63
offer of certificates to the public	S-58
OID	S-54
Payahead Account	S-42
Pool Balance	S-63
Pooling and Servicing Agreement	S-26
Pre-Funding Account	S-6, S-42
Principal Collections	S-46
Prospectus Directive	S-58
receivable	S-25
Receivables	S-27
Record Date	S-40
Recoveries	S-45
Relevant Implementation Date	S-58
Relevant Member State	S-58
Reserve Account	S-42
Reserve Account Initial Deposit	S-49
Reserve Account Transfer Amount	S-45
Revolving Period	S-7
SEC	iv
Servicer Default	S-43
Servicing Fee	S-43
Servicing Fee Rate	S-43
Shortfall Amount	S-55
Specified Reserve Account Balance	S-63
Spread	S-53
Subsequent Receivables	S-6
Tax Counsel	S-53
Total Servicing Fee	S-43
Trust Accounts	S-42

I-1

APPENDIX A
STATIC POOL DATA
Static Pool Cumulative Net Losses on Bank of America’s Total Indirectly Originated Managed Portfolio
(exclusive of those contracts which are balloon loans and those with FICO® Scores below 620 or LTV above 150.99%(2))

Vintage	2004Q1	2004Q2	2004Q3	2004Q4	2005Q1	2005Q2	2005Q3	2005Q4	2006Q1	2006Q2	2006Q3	2006Q4	2007Q1	2007Q2	2007Q3	2007Q4	2008Q1	2008Q2	2008Q3	2008Q4	2009Q1
WA Original Term(1)
WA FICO®(1)
WA Original LTV(1)
New/Used %
Booked (000)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64

STATIC POOL INFORMATION REGARDING CERTAIN SECURITIZED RECEIVABLES POOLS

[_____]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[_____]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[_____]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

[_____]	Composition of Receivables Pool
Cut-off Date:	New	Used	Total
Aggregate Cut-off Date Balance
Percent of Cut-off Date Balance
Number of Motor Vehicle Loans
Average Cut-off Date Balance
Range of Cut-off Date Balances
Average Original Receivable Principal Balance
Range of Original Receivable Principal Balance
Weighted Average APR
Range of APRs
Weighted Average Original Term
Range of Original Terms
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average FICO® Scores

Monthly Net Cumulative Losses (1)

Month	[_____]	Month	[_____]	Month	[_____]	Month	[_____]

(1)	The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off by the cut-off date receivables principal balance.

(2)	Clean-up call executed.

Total 60+ Days Delinquent(1)

Month	[_____]	Month	[_____]	Month	[_____]	Month	[_____]

(1)	As a percentage of ending receivables pool balance.

(2)	Clean-up call executed.

1 Month ABS Percentages(1)

Month	[_____]	Month	[_____]	Month	[_____]	Month	[_____]

(1)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or “SMM,” which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments. The scheduled principal is calculated by rounding the remaining term to the nearest whole number and assumes that the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of 100 and the SMM by (b) the sum of (i) 100 and (ii) the SMM multiplied by the age of the pool, in months, minus 1 month. The age of the pool is assumed to be the weighted average age of the pool as of the cut-off date (rounded to the nearest whole number) plus the number of months since the cut-off date, where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

(2)	Clean-up call executed.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.
$[•] Class A Certificates
$[•] Class B Certificates
[•] Auto Receivables Grantor Trust [•]-[•]
Issuing Entity
BAS Securitization LLC
Depositor
Bank of America, National Association
Sponsor
[•]
Servicer

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
[•]                     [•]

     Until [•][•],[•], all dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus to which it relates when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS
BAS Securitization LLC
Depositor
Bank of America, National Association
Sponsor
Asset Backed Notes/Asset Backed Certificates
(Issuable in Series)

You should carefully consider the discussion under “Risk Factors” beginning on page 4 of the prospectus and in the related prospectus supplement before you purchase any notes or certificates.
The notes and the certificates will be the obligation solely of the issuing entity and will not be obligations of, or interests in, and will not be guaranteed by, the depositor, the sponsor, their affiliates or any other person. None of the notes, the certificates or the underlying Receivables are insured or guaranteed by any governmental agency or instrumentality or any other entity.
This prospectus may be used to offer and sell Securities only if accompanied by an applicable prospectus supplement for the related issuing entity.
Each issuing entity —
•	will issue asset backed notes and/or certificates in one or more series with one or more classes; and

•	will own—
•	a pool of:
•	motor vehicle retail installment sales contracts and/or installment loans secured by new and used motor vehicles;

•	securities evidencing ownership interests in, or secured by, loans similar to the types of loans described above;
•	Government Securities;

•	collections on the above assets;

•	liens on the Financed Vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and/or

•	any credit or cash flow enhancement obtained in favor of the issuing entity.
The securities—
•	will consist of asset-backed notes and/or certificates in one or more series with one or more classes which—
•	will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the related prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement or derivative instrument described in this prospectus and in more detail in the accompanying prospectus supplement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and/or one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.
The date of this prospectus is [                    ].

i

(continued)

(continued)

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT
     We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:
•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments;

•	the assets underlying your securities;

•	the credit or cash flow enhancement for each class;

•	the credit ratings; and

•	the method of selling the securities.
     You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the related prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuing entity, BAS Securitization LLC, the underwriters or any dealer, salesperson or other person. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.
     We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.
     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Defined Terms” beginning on page I-1 in this prospectus. Capitalized terms used in this prospectus, unless otherwise defined elsewhere in this prospectus, have the meanings set forth in the glossary beginning on page 70 in this prospectus.
     To understand the structure of these securities, you must read carefully this prospectus and the related prospectus supplement in their entirety. Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in that prospectus supplement.

Summary of Terms
     The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.
The Issuing Entities
     A separate issuing entity will be formed to issue each series of securities. If the issuing entity issues notes and certificates, it will be formed by a Trust Agreement between the depositor and the trustee of the issuing entity or by a Limited Liability Company Agreement. If the issuing entity issues only certificates, it will be formed by a Pooling and Servicing Agreement among the depositor, the servicer and the trustee of the issuing entity.
The Depositor
     BAS Securitization LLC will serve as the depositor for each series of securities. The depositor will acquire the retail motor vehicle installment sales contracts and/or installment loans or, if applicable, the Collateral Certificates, from the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of NB Holdings Corporation. NB Holdings Corporation is an indirect wholly-owned subsidiary of Bank of America Corporation. The depositor was organized solely for the limited purpose of acquiring the contracts and loans, offering securities and engaging in related transactions. It is not expected that the depositor will have any business operations other than offering the securities. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. See “The Depositor” in this prospectus and the related prospectus supplement for more information regarding the depositor.
Sponsor
     Bank of America, National Association, a national banking association and an indirect wholly-owned subsidiary of Bank of America Corporation, is the sponsor. The Receivables may be originated by the sponsor or its affiliates and/or may be purchased by the sponsor from various entities. The sponsor will sell the Receivables to the depositor. Additionally, the sponsor is primarily responsible for structuring each series of securities issued by the issuing entity. See "The Sponsor” in this prospectus for more information regarding the sponsor.
The Servicer
     The sponsor and/or one or more entities affiliated or unaffiliated with the depositor will service the Receivables. The servicer will be named and described in the related prospectus supplement. Each servicer will perform certain servicing functions in accordance with the related Pooling and Servicing Agreement, Indenture or Sale and Servicing Agreement.
The Trustees
     A trustee for each issuing entity will be named and described in the related prospectus supplement. The trustee generally will be responsible under each Pooling and Servicing Agreement, Trust Agreement, Indenture or similar agreement for providing general administrative services on behalf of the issuing entity for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.
The Primary Assets and Other Issuing Entity Property
     Primary Assets. The Primary Assets of each issuing entity will include a pool of Receivables and may include Collateral Certificates. This pool of assets may be further subdivided into subpools, as specified in the related prospectus supplement. The Primary Assets of an issuing entity may also include Government Securities. See “The Government Securities” in this prospectus.
     The Receivables. The Receivables of each issuing entity will consist of a pool of retail motor vehicle installment sales contracts and/or installment loans originated either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased and transferred, directly or indirectly, to the issuing entity. The Receivables may include pools of retail motor vehicle installment loans and/or installment sales contracts purchased by affiliates of Bank of America Corporation from third party originators or sellers and/or originated by the sponsor or its affiliates, and transferred first to the depositor and then to the issuing entity. The Receivables will be secured by new or used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles. You will find a description of the characteristics of each issuing entity’s Receivables in the related prospectus supplement. For a more detailed description of the Receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables Pool” in this prospectus and in the related prospectus supplement.
     Addition of Primary Assets .. The issuing entity may acquire additional Primary Assets during either the Revolving Period or Pre-Funding Period as applicable. See “Certain Information Regarding the Securities—Revolving Period and Amortization Period” and “ The Transaction Documents—Pre-Funding.”
     Repurchase of Primary Assets .. The seller or the servicer will be required to repurchase any Primary Asset after it discovers, or after its receipt of notice of, an uncured breach of a representation and warranty made in the Receivables Purchase Agreement, the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset which materially and adversely affects the issuing entity’s interest in the Primary Asset. See “The Transaction Documents—Sale and Assignment of the Primary Assets ” and “ Material Legal Aspects of the Receivables—Repurchase Obligation” in this prospectus.
     The Collateral Certificates. The Collateral Certificates will consist of certificates evidencing an undivided interest in, or notes or loans secured by, receivables that conform to the descriptions of the Receivables in this prospectus. For a more detailed description of the Collateral Certificates, see “The Collateral Certificates” in this prospectus and, if applicable, in the related prospectus supplement.
     Other Property of the Issuing Entity. In addition to the Receivables, Collateral Certificates and/or Government Securities, each issuing entity will own amounts on deposit in various accounts, which may include:
•	an account into which Collections are deposited;

•	an account to fund post-closing purchases of additional Primary Assets; or

•	a reserve fund or other account providing credit or cash flow enhancement as described in this prospectus under the headings “The Transaction Documents—Other Credit Enhancement” and “— Cash Flow Agreements.”
The Securities
An issuing entity’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the prospectus supplement:
•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled payment date;

•	whether and when it may be redeemed prior to its final scheduled payment date; and

•	how losses on the Primary Assets are allocated among the classes of securities.

Some classes of securities may be entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
The related prospectus supplement will identify any class of securities of a series that is not being offered to the public.
Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for a payment date or a distribution date will be the business day immediately preceding the payment date or, if Definitive Securities are issued, the last day of the preceding calendar month.
Credit or Cash Flow Enhancement
The related prospectus supplement will specify the credit or cash flow enhancement, if any, for each issuing entity. Credit or cash flow enhancement may consist of one or more of the following:
•	subordination of one or more classes of securities;

•	a reserve fund;

•	overcollateralization (i.e., the amount by which the principal amount of the Primary Assets exceeds the principal amount of all of the issuing entity’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the Primary Assets over fees and expenses, interest on the issuing entity’s securities and any amounts required to be deposited in any reserve fund);

•	letter of credit;

•	surety bond or insurance policy;

•	liquidity arrangements or revolving liquidity notes;

•	swaps (including currency swaps) and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements, accounts or amounts;

•	financial guaranty insurance policies;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	limited guarantees.
Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. This prospectus and the prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.
For more information about credit enhancement, see “The Transaction Documents—Subordination,” “—Other Credit Enhancement” and “—Cash Flow Agreements” in this prospectus.

Risk Factors
     The risk factors discussed below and in the related prospectus supplement describe the material risks of an investment in the securities and should be carefully considered by all potential investors. The securities are not suitable investments for all investors and may especially not be suitable for individual investors. The securities are complex financial instruments, so you should not purchase any notes unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in asset-backed securities. You should not purchase any securities unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such securities.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your securities	The depositor does not have, nor is it expected to have, any significant assets. There will be no recourse to the depositor or any of its affiliates or any other person for any default on the securities or any failure to receive distributions on the notes and certificates with respect to any series except as may be specified in the related prospectus supplement. Consequently, holders of securities of each series must rely solely upon the assets of the issuing entity for a series of securities, including, if applicable, any amounts available pursuant to any credit or cash flow enhancement for that series, for the payment of principal of and interest on the securities of that series.

Limits on credit or cash flow enhancement may result in losses to you	Although we intend the credit or cash flow enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the credit or cash flow enhancement, the amount of the credit or cash flow enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available may decline and could be depleted prior to the payment in full of the related series of securities, and therefore losses on the Primary Assets could result in losses to holders of those securities.

Timing and rate of prepayments may result in lower yield	The securities of a series will be payable solely from the assets of the issuing entity for that series. The yield to maturity experienced by a holder of securities of a given series may be affected by, among other things, the rate and timing of payments of principal of the Receivables or of the underlying Receivables relating to the Collateral Certificates. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

•	the extent of prepayments or defaults;

•	the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement; and

•	the exercise of any right of optional termination.

Prepayments may also result from repurchase or purchase of Receivables or underlying Receivables due to material breaches of the depositor’s or the servicer’s representations or warranties.

Delays in distribution dates may result in lower yield	Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of subordinated securities	To the extent specified in the related prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the Receivables or on the underlying Receivables relating to the Collateral Certificates.

The absence of a secondary market could limit your ability to resell your securities	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop after such issuance. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. The underwriter presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities, you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Securities may not be appropriate for individual investors	If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of securities, the securities of a series may not be an appropriate investment for you. This may be the case because, among other things:

•	if you purchase your securities at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the Receivables;

•	the rate of principal distributions on, and the weighted average lives of, the securities will be sensitive to the uncertain rate and timing of principal prepayments on the applicable loans and the priority of principal distributions among the classes of securities. Because of this, the securities may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•	you may not be able to reinvest amounts distributed relating to principal on your securities (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the securities may not develop or provide you with liquidity of investment; and

•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual investor considering the purchase of a note or certificate, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Because the securities are in book-entry form, your rights can only be exercised indirectly	Because the securities will initially be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the securities within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The securities of a series will remain in book-entry form except in the limited circumstances described under the caption “Certain Information Regarding the Securities—Definitive Securities” in this prospectus. Unless and until the securities cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related security.

As a result, you will only be able to exercise the rights as a securityholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./ NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the securities in book-entry form could also limit your ability to pledge or transfer your securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the securities in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the securities of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those securities while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificate of title, which may cause losses	The depositor will assign security interests in the Financed Vehicles securing the Receivables to the related issuing entity. Due to administrative burden and expense, however, we will not cause the certificates of title to the Financed Vehicles to be amended to reflect the assignment by the originator or other persons to the depositor or by the depositor to the issuing entity. In the absence of amendment of the certificate of title, an issuing entity may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. If an issuing entity does not have a perfected security interest in a Financed Vehicle in the event of a default, it may not be able to realize on that Financed Vehicle. If the issuing entity has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest in the Financed Vehicle or a bankruptcy trustee of such holder. If the issuing entity attempts to repossess the related Financed Vehicle as holder of an unperfected security interest in the Financed Vehicle in certain states, it might not be able to realize any liquidation proceeds on the Financed Vehicle and, as a result, you may suffer a loss or delays on your investment in the securities.

If the issuing entity does not use all of the money in the Pre-Funding Account, a mandatory redemption of a portion of the notes and certificates could result	To the extent provided in the related prospectus supplement, if the issuing entity has not used all of the money deposited in the Pre-Funding Account to purchase additional Primary Assets by the date set forth in the prospectus supplement, then the holders of each of the notes and certificates will receive a pro rata payment of principal in an amount equal to the unused amount or of the amount remaining in the Pre-Funding Account. The inability of the depositor to obtain Primary Assets meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. Any reinvestment risk from the mandatory prepayment of a portion of the notes and certificates from the unused amount will be borne by the holders of the notes and certificates, as the case may be.

Removal of a servicer after a Servicer Default may adversely affect the notes or the certificates and may result in payment delays or losses	The related prospectus supplement may provide that with respect to a series of securities, upon the occurrence of a Servicer Default, the related indenture trustee or specified portion of noteholders or certificateholders may remove the servicer without the consent of the related trustee or the noteholders or certificateholders of any subordinated class. The trustee or any such subordinated class with respect to a series may not have the ability to remove the servicer if a Servicer Default occurs. In addition, the noteholders or certificateholders of a senior class with respect to a series may have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the noteholders or certificateholders of any subordinated class of the series. If the servicer were to become a debtor in a bankruptcy case or the Federal Deposit Insurance Corporation was appointed conservator or receiver for the servicer or other similar official has been appointed for the servicer, and no Servicer Default other than the such bankruptcy or insolvency related events has occurred, the bankruptcy trustee

(including the servicer itself as a debtor-in-possession) or similar official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related notes or certificates. Delays in payments on the notes or certificates and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy proceeding.

Regulatory action could cause delays or reductions in payment on the notes	In 2002, the Comptroller of the Currency issued a temporary cease and desist order against a national banking association (unrelated to Bank of America) in connection with a securitization of its consumer credit card receivables because the Comptroller of the Currency asserted that, among other things, the servicing fee paid to the national banking association was inadequate. If a national banking association services the receivables, and such national banking association were in economic or regulatory difficulty, an appropriate bank regulatory agency might order such national banking association to amend or rescind the servicing agreement under which it services the receivables or take other actions including, if servicing fees payable under that servicing agreement did not fully compensate such national banking association for its actual servicing costs, an order to amend or rescind or to withhold amounts equal to its actual servicing costs. If an appropriate banking agency did order such national banking association to rescind or amend that servicing agreement, payments to you could be delayed or reduced.

Noteholders may take action without the consent of certificateholders	In certain circumstances, the noteholders with respect to a series have the ability to take action which could materially adversely affect certificateholders of the series without obtaining the consent of the certificateholders. For instance, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

The issuing entity’s interest in the Receivables could be defeated because the contracts will not be delivered to the issuing entity	To the extent provided for in the related prospectus supplement, the servicer or custodian will maintain possession of the original contracts for each of the Receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer or custodian sells or pledges and delivers the original contracts for the Receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the Receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a Receivable that is superior to the issuing entity’s interest in the Receivable if the Receivable is evidenced by an electronic contract and the servicer or custodian loses control over the authoritative copy of the contract and another party purchases the Receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer or custodian loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain Receivables. The possibility that the issuing entity may not have a perfected security interest in the Receivables may affect the issuing entity’s ability to repossess and sell the underlying Financed Vehicles. Therefore, holders of the securities may be subject to delays in payment and may incur losses on your investment in the securities.

Furthermore, if the servicer or custodian becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

Receivables that fail to comply with consumer protection laws may result in losses on your investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the Receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable Federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the Receivables. The depositor, the servicer, the related originator or another entity may be obligated to repurchase from the issuing entity any Receivable that fails to comply with these legal requirements. If the depositor, the servicer, the related originator or another entity, as applicable, fails to repurchase that Receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The sponsor, the depositor and the servicer have limited obligations to the issuing entity and will not make payments on the securities	The sponsor, the depositor and their affiliates are generally not obligated to make any payments to you on your securities. However, the depositor and/or the servicer will make representations and warranties about the characteristics of the Receivables.

If the depositor or the servicer breaches a representation or warranty for a Receivable, the depositor may be required to repurchase or the servicer may be required to purchase that Receivable. If the depositor fails to repurchase or the servicer fails to purchase, as applicable, that Receivable, you might experience delays and/or reductions in payments on the securities. See “The Transaction Documents—Sale and Assignment of the Primary Assets” in this prospectus.

Interests of other persons in the Receivables and Financed Vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a Financed Vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a Financed Vehicle. Neither the depositor nor the servicer will have any obligation to repurchase or purchase, respectively, a Receivable if these liens result in the loss of the priority of the security interest in the Financed Vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual Financed Vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are received or deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables—Security Interests in Financed Vehicles” in this prospectus.

Extensions and deferrals of payments on Receivables could increase the average life of the securities	In some circumstances, the servicer may permit an extension on or deferral of payments due on Receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the Receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the Receivables. However, the servicer must purchase the Receivable from the issuing entity if any payment deferral of a Receivable extends the term of the Receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Servicemembers Civil Relief Act and similar legislation may lead to delays in payment or losses on your securities	In some circumstances, the Servicemembers Civil Relief Act, as amended, the California Military Families Financial Relief Act and other similar state legislation may limit the interest payable on a Receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a Receivable as well as to foreclose on an affected Receivable during, and in certain circumstances, after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Servicemembers Civil Relief Act” in this prospectus.

The securities may not be a suitable investment for you	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

You may not be able to exercise your rights as a securityholder directly	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the related prospectus supplement and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until Definitive Securities for such series are issued, holders of such securities will not be recognized by the issuing entity or any trustee or indenture trustee as certificateholders or noteholders, as the case may be. Hence, until Definitive Securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “Certain Information Regarding the Securities—Book-Entry Registration” in this prospectus.

Capitalized Terms
     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.
The Sponsor
     Bank of America, National Association (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.
     Bank of America and its affiliates have been active in the securitization market since its inception. Bank of America has sponsored offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans, and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of asset-backed commercial paper programs and other structured finance transactions. Bank of America and its affiliates have served as sponsors, issuers, dealers, trustees, servicers and other roles in a wide array of securitization transactions.
     The depositor’s securitization program has been structured by Bank of America, and principally will be used by Bank of America to finance motor vehicle installment sales contracts and installment loans originated by Bank of America or its affiliates or acquired by Bank of America from third parties.
     Bank of America serves as the sponsor in the depositor’s securitization program, in addition to being an affiliate of the depositor. Except to the extent specified in the related prospectus supplement, the sponsor will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle and no administrative obligations with respect to any issuing entity. The sponsor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.
     Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, Mail Code: NC1-007-06-82 and the telephone number is (980) 388-0591.
     See “ The Sponsor” in the applicable prospectus supplement for more information regarding Bank of America.
The Depositor
     BAS Securitization LLC will serve as the depositor for each series of securities. The depositor will acquire the retail motor vehicle installment sales contracts and/or installment loans or, if applicable, the Collateral Certificates, from the sponsor, and will transfer them to the issuing entity. The depositor is a Delaware limited liability company, and is a wholly-owned special purpose subsidiary of NB Holdings Corporation. NB Holdings Corporation is an indirect wholly-owned subsidiary of Bank of America Corporation. The depositor was organized under a limited liability company agreement solely for the limited purpose of acquiring the contracts and loans, offering securities and engaging in related transactions. It is not expected that the depositor will have any business operations other than those related to offering the securities and participating in the transaction described in each prospectus supplement and in this prospectus. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.
     The depositor anticipates that, as depositor, it will acquire Receivables and Collateral Certificates, as applicable, to be included in each issuing entity from third parties in the open market or in privately negotiated transactions. The depositor may also acquire Primary Assets from affiliates. Except to the extent specified in the related prospectus supplement, the depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicles and no administrative obligations with respect to the issuing entity. The depositor will have limited obligations and rights under the agreements related to a transaction, which will be described in the related prospectus supplement.
     The principal office of the depositor is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. Its telephone number is (704) 388-2308.
     See “The Depositor” in the applicable prospectus supplement for more information about the depositor.
The Servicer
     The servicing of the Receivables will be performed by one or more servicers, which may include the sponsor or its affiliates. The applicable prospectus supplement will identify (i) any servicer, (ii) each servicer affiliated with the sponsor, (iii) each servicer that services 10% or more of the Receivables and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the related notes or certificates are materially dependant.
     The obligations of a servicer may be performed through subservicers or vendors, under the terms and conditions described in the related prospectus supplement. In the event a servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of securities, the depositor will report such appointment on a Form 8-K.
The Issuing Entities
     With respect to each series of securities, for the transactions described in this prospectus and in the related prospectus supplement, the depositor will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company (each, an “LLC”) formed pursuant to a limited liability company agreement (each, a “Limited Liability Company Agreement”) or a trust (a “Trust”) formed either as an owner trust pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the related owner trustee or a grantor trust formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the servicer and the trustee for the related Trust, as applicable, as specified in the applicable prospectus supplement for such issuing entity. In the event an owner trust or grantor trust is formed, the related trustee may own the Primary Assets and/or act on behalf of the issuing entity in all instances described in this prospectus and the related prospectus supplement. The property of each issuing entity will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Primary Assets on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables. The primary assets (“Primary Assets”) for a series will include Receivables, Collateral Certificates and/or Government Securities, as described in the applicable prospectus supplement. On the applicable closing date, simultaneously with the issuance of the notes and/or certificates of a given series, the sponsor will transfer or sell Primary Assets to the depositor and the depositor will transfer or sell Primary Assets to the issuing entity in the outstanding principal amount specified in the related prospectus supplement.
     To the extent specified in the related prospectus supplement, the property of each issuing entity may also include:
•	the right to all documents and information contained in the files relating to the Receivables;

•	collections and all other amounts due under the Receivables after the cutoff dates specified in the related prospectus supplement;

•	security interests in the vehicles financed by the Receivables (the “Financed Vehicles”);

•	the right to receive proceeds from claims on credit life, disability, theft and physical damage or other insurance policies covering the Financed Vehicles or the obligors under the Receivables;

•	the rights relating to the Receivables purchased from dealers under any agreements between the originator of the Receivables and the dealers that sold the Financed Vehicles;

•	all property on deposit in or credited to the applicable accounts, including the related Collection Account and any other account identified in the related prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer or as otherwise specified in the related prospectus supplement);

•	the rights of the issuing entity under each applicable transaction document;

•	the rights under any credit or cash flow enhancement described in “The Transaction Documents—Subordination,” “— Other Credit Enhancement ” and “—Cash Flow Agreements” in this prospectus to the extent specified in the related prospectus supplement; and

•	all proceeds of the Primary Assets or the foregoing property (collectively, with the Primary Assets, the “Issuing Entity Property”).
     To the extent specified in the related prospectus supplement, a reserve account (each, a “Reserve Account”) or other form of credit or cash flow enhancement described in “ The Transaction Documents—Subordination,” “— Other Credit Enhancement” and “—Cash Flow Agreements ” in this prospectus may be a part of the property of a given issuing entity or may be held by the trustee for the benefit of holders of the related securities. To the extent specified in the related prospectus supplement, an interest rate or currency swap may also be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.
     If so provided in the related prospectus supplement, the Issuing Entity Property may also include a Pre-Funding Account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase Receivables from the related originators during a specified period following the closing date for the related issuing entity. Any Receivables so conveyed to an issuing entity will also be Issuing Entity Property of the issuing entity.
     Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related Receivables and the Issuing Entity Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the related prospectus supplement and in the Trust Agreement, Indenture, Pooling and Servicing Agreement or Limited Liability Company Agreement of the issuing entity, as applicable. Each issuing entity will not acquire any Receivables or assets other than the Issuing Entity Property.
     The servicer specified in the related prospectus supplement, as servicer under the related Pooling and Servicing Agreement, related Sale and Servicing Agreement or related servicing agreement (each, a “Sale and Servicing Agreement”), as applicable, will service the Receivables held by each issuing entity and will receive fees for these services. See “The Transaction Documents—Servicing Compensation and Payment of Expenses” in this prospectus and the discussion of servicing compensation in the related prospectus supplement. To the extent set forth in the related prospectus supplement, the servicer will be authorized to retain physical possession of the Receivables held by each issuing entity and other documents relating to possession of the Receivables as custodian for each issuing entity. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to an issuing entity. In the absence of an amendment, an issuing entity may not have a perfected security interest in some of the Financed Vehicles in some states. See “Material Legal Aspects of the Receivables” and “The Transaction Documents—Sale and Assignment of the Primary Assets.” In the case of Primary Assets consisting of Collateral Certificates and/or Government Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates and/or Government Securities.
     If the protection provided to (1) holders of notes issued by an owner trust or an LLC by the subordination of the related securities and by the Reserve Account, if any, or any other available form of credit or cash flow enhancement for the series described in “The Transaction Documents— Other Credit Enhancement” and “— Cash Flow Agreements” in this prospectus or (2) certificateholders by the subordination of any subordinated certificates and by the Reserve Account or other form of credit or cash flow enhancement described in “The Transaction Documents— Other Credit Enhancement” and “—Cash Flow Agreements ” in this prospectus is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates and Government Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable issuing entity not having perfected security interests in all of the Financed Vehicles, may limit the ability of an issuing entity to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “The Transaction Documents—Subordination” and “Material Legal Aspects of the Receivables.”
     The principal offices of each issuing entity and the related trustee, in the case of a Trust, will be specified in the related prospectus supplement.
The Trustee
     The trustee for any issuing entity that is a Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement, the related Pooling and Servicing Agreement or the related Indenture, as applicable. A trustee may resign at any time, in which event the servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. The servicer, depositor, issuing entity or other person, as specified in the related prospectus supplement, may also remove the related trustee if (i) the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or (ii) the trustee becomes insolvent. In either of these circumstances, the servicer or administrator, as specified in the related prospectus supplement, will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay to each trustee, and each trustee shall be entitled to, reasonable compensation for all services rendered by such trustee in the execution of the issuing entity and in the exercise and performance of any of the powers and duties of the trustee under the Trust Agreement and Sale and Servicing Agreement, the related Pooling and Servicing Agreement or related Indenture, as applicable. The servicer, issuing entity, or other person specified in the related prospectus supplement will agree to pay or reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the Trust Agreement and Sale and Servicing Agreement, the related Pooling and Servicing Agreement or related Indenture, as applicable (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with those agreements except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance, or bad faith. If specified in the related prospectus supplement, any or all compensation of the trustees and reimbursement of trustee fees and expenses described above may be paid exclusively out of the distribution of payments out of amounts in the related Collection Account, prior to payment of interest or principal to the holders of the securities.
     The principal offices of each issuing entity and the related trustee will be specified in the related prospectus supplement.
Use of Proceeds
     If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the related issuing entity or the depositor, as indicated in the prospectus supplement (1) if by the depositor, to purchase the Primary Assets from the seller, (2) if by the issuing entity, to purchase the Primary Assets from the depositor, (3) to deposit any amounts, if applicable, to a Pre-Funding Account, a Reserve Account or to fund any other collateral account, and (4) to pay other expenses in connection with the issuance of the securities.

Principal Documents
     In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement (if an owner trust) or Limited Liability Company Agreement	owner trustee and the depositor (if a Trust Agreement) or the depositor as the member (if a Limited Liability Company Agreement)	• • • • •	creates the issuing entity or limited liability company
provides for issuance of certificates and
payments to certificateholders
establishes rights and duties of owner trustee (if an owner trust)
establishes rights of certificateholders
may provide for administrative services, on behalf of the issuing entity

Indenture (if an owner trust or an LLC)	issuing entity and indenture trustee	•	provides for issuance of the notes, the terms of the notes and payments to noteholders
		•	establishes rights and duties of indenture trustee
		•	establishes rights of noteholders

Sale and Servicing Agreement (if an owner trust or an LLC) (the terms of the Sale and Servicing Agreement may also be divided between a separate sale agreement and one or more servicing agreements)	the depositor, the servicer and an issuing entity as purchaser	• • • • •	effects sale of Primary Assets to the issuing entity
contains representations and warranties concerning the Primary Assets contains servicing obligations of servicer provides for compensation to servicer directs how cash flow will be applied to
expenses of the issuing entity and payments on its securities

Pooling and Servicing Agreement (if a grantor trust)	the trustee, the depositor and the servicer	• • •	creates the issuing entity effects sale of Primary Assets to the issuing entity contains representations and warranties concerning the Primary Assets contains servicing obligations of servicer
		•	provides for compensation to servicer
• • • •	provides for issuance of certificates and payments to certificateholders directs how cash flow will be applied to expenses of the issuing entity and payments to certificateholders establishes rights and duties of trustee
establishes rights of certificateholders

Receivables Purchase Agreement	originator and sponsor, as purchaser, if set forth in the applicable prospectus supplement, and/ or sponsor and depositor, as purchaser	• •	effects sale of Primary Assets to sponsor, if applicable, or effects sale of Primary Assets to the depositor contains representations and warranties concerning the Primary Assets
     The material terms of these documents are described throughout this prospectus and in the related prospectus supplement. The related prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

     A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents. The depositor will file the material documents for a particular transaction with the Securities and Exchange Commission (“SEC”) by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.
The Receivables Pool
     The motor vehicle retail installment sales contracts and/or loans secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles (the “Receivables”) in a receivables pool have been or will be originated or acquired by a seller in the ordinary course of business, as described in the related prospectus supplement.
     The Receivables to be sold to each issuing entity will be selected from a seller’s portfolio for inclusion in a receivables pool based on several criteria, which will be specified in the related prospectus supplement. The depositor will not use any selection procedures in selecting the Receivables for each receivables pool that are materially adverse to the securityholders of that series.
     Additional information with respect to the receivables pool securing each series of securities will be set forth in the related prospectus supplement including, to the extent appropriate, the composition of the Receivables, the distribution of annual percentage rate, the distribution by the states where the Receivables were originated and/or by the billing address of the obligors as of the related cutoff date and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.
BALLOON PAYMENTS ON THE RECEIVABLES
     The Receivables to be held by each issuing entity may be Balloon Payment Receivables that provide for the amount financed to amortize over a series of monthly installments with a substantially larger final scheduled payment of principal together with one month’s interest. The final Balloon Payment is generally set by the depositor for each particular model of vehicle at the time the Receivable is originated and is due at the end of the term of the Receivable. The net amount actually due from an obligor at the end of term of a Balloon Payment Receivable may be greater or less than the Balloon Payment as a result of:
•	in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the Receivable and the applications of day counting conventions; and

•	in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract on the Financed Vehicle.
     Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:
•	paying the remaining principal amount of the Receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the Receivable and the application of day counting conventions;

•	refinancing the net amount then due, which may be greater or less than the Balloon Payment, subject to several conditions; or

•	selling the related Financed Vehicle to the servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the servicer, and paying any excess of the total amount owed under the Receivable over the Balloon Payment to the servicer.
     If the obligor sells the Financed Vehicle to the servicer, acting on behalf of the issuing entity, the issuing entity may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

     If the Receivables in a pool of Receivables included in the property of an issuing entity include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the Receivables and the consequences of including the Receivables in a receivables pool in the related prospectus supplement.
     Specific information with respect to each pool of Receivables included in an issuing entity will be set forth in the related prospectus supplement, including, to the extent appropriate:
•	the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

•	the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of all of the related Receivables;

•	the average principal balance of the related Receivables and the range of principal balances;

•	the number of Receivables in the receivables pool;

•	the geographic distribution of Receivables in the receivables pool;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms;

•	the scheduled weighted average life;

•	the distribution by stated contract rate of interest;

•	the originator of the Receivables; and

•	the distribution by model year of the Financed Vehicles.
Delinquencies, Repossessions and Net Losses
     Information concerning the experience of the servicer or other appropriate party pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in the related prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables pool will be comparable to prior experience of the servicer or other appropriate party.
The Collateral Certificates
     As specified in the related prospectus supplement, the Primary Assets for a series will include Receivables and/or Collateral Certificates (“Collateral Certificates”), which include certificates evidencing an undivided interest in, or notes or loans secured by, receivables. The Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement. The Collateral Certificates will be acquired by the depositor in a bona fide secondary market transaction and will not include securities acquired as part of the original distribution of such securities. In addition, any transaction including Collateral Certificates will comply with all applicable requirements of Rule 190 of the Securities Act. Collateral Certificates will have been issued pursuant to a Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement, an Indenture or similar agreement (an “Underlying Trust Agreement”). The servicer (the “Underlying Servicer”) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).
     The issuing entity of the Collateral Certificates (the “Underlying Issuing Entity”) will be:
•	a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and/or motor vehicle retail installment sale contracts;

•	a limited purpose entity organized for the purpose of, among other things, establishing trusts or other special-purpose entities, acquiring and selling Receivables to such special-purpose entities and selling beneficial interests in these special-purpose entities;

•	one of the Trusts or other special-purpose entities; or
•	if so specified in the related prospectus supplement, the Underlying Issuing Entity may be the depositor and/or one or more affiliates of the depositor.

     The obligations of the Underlying Issuing Entity will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related special-purpose entity. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuing Entity will not have guaranteed any of the assets conveyed to the related special-purpose entity or any of the Collateral Certificates issued under the Underlying Trust Agreement.
     Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuing Entity or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.
Enhancement Relating to Collateral Certificates
     Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement described in “The Transaction Documents—Subordination,” “ —Other Credit Enhancement” and “ —Cash Flow Agreements” in this prospectus may be provided with respect to the receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the receivables underlying the Collateral Certificates and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.
Additional Information
     The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the depositor:
•	the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

•	the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

•	the expected and final maturity of the Collateral Certificates;

•	the interest rate of the Collateral Certificates;

•	the Underlying Issuing Entity, the Underlying Servicer, if other than the Underlying Issuing Entity, and the Underlying Trustee for the Collateral Certificates;

•	characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves; and

•	the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates.
The Government Securities
     Primary Assets for a series may include, but will not consist entirely of, any combination of the following:
•	receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”);

•	Treasury Bonds; and

•	other debt securities, of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).

     The Government Securities, if any, held by an issuing entity are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, held by an issuing entity are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “The Transaction Documents—Subordination” and “—Other Credit Enhancement.”
     As specified in the related prospectus supplement, the obligations of one or more of the following GSEs may be held by an issuing entity: Federal National Mortgage Association, Federal Home Loan Mortgage Association, The Resolution Funding Corporation, Tennessee Valley Authority, Federal Home Loan Banks and Federal Farm Credit Banks. An issuing entity may also acquire receipts or other instruments evidencing ownership of specific interests and/or principal payments to be made on particular Treasury Bonds or The Resolution Funding Corporation bonds.
Maturity and Prepayment Considerations
     The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which principal of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “Prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates or Government Securities repurchased by the depositor or purchased by the servicer or other party specified in the prospectus supplement. Full and partial prepayments on motor vehicle Receivables included in the Issuing Entity Property of an issuing entity will be paid or distributed to the related securityholders on the next payment date following the Collection Period in which they are received. To the extent that any Receivable included in the Issuing Entity Property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an originator or otherwise, the actual weighted average life of the Receivables included in the Issuing Entity Property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a Receivable is repaid. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automobile Receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without paying the Receivable in full. The rate of prepayment on Receivables may also be influenced by the structure of the Receivable. In addition, under some circumstances, Receivables will be required to be repurchased from a given issuing entity pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the issuing entity pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “The Transaction Documents—Sale and Assignment of the Primary Assets” and “—Servicing Procedures.” See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s obligation to purchase Primary Assets from a given issuing entity.
     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each payment date or distribution date, as the case may be, since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information
     The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable payment date, after giving effect to payments to be made on the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable distribution date, after giving effect to distributions to be made on the applicable distribution date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (1) the original denomination of the certificateholder’s certificate and (2) the applicable Certificate Pool Factor at the time of determination.
     As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Payment Date or distribution date, as the case may be, concerning payments received on the Primary Assets, the “Pool Balance” (as defined in the related prospectus supplement) and each Note Pool Factor or Certificate Pool Factor, as applicable. The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.
     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.
Description of the Notes
     Each issuing entity that is an owner trust or an LLC will issue one or more classes of notes pursuant to an indenture (each, an “Indenture”) between the related owner trust or LLC and the indenture trustee. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture. The related prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to that prospectus supplement.
     If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more physical certificates registered in the name of the nominee of DTC (together with any successor company selected by the issuing entity). The notes will be available for purchase in minimum denominations specified in the related prospectus supplement and in book-entry form or definitive form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede & Co. (“Cede”) unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for payment to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.
Distribution of Principal and Interest
     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer or another entity specified in the related prospectus supplement of its option to purchase the related receivables pool. See “Certain Matters Regarding the Servicer—Termination— in this prospectus.
     To the extent specified in any related prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the related prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given payment date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.
     The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a payment date, in which case except to the extent specified in the related prospectus supplement each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See —The Transaction Documents—Distributions— and —Subordination— in this prospectus.
     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of Receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.
     If the depositor, the servicer or another entity exercises its option to purchase the Receivables of an issuing entity in the manner and on the respective terms and conditions described under “Certain Matters Regarding the

Servicer—Termination,” the outstanding securities will be redeemed as set forth in the related prospectus supplement. The securities will not be redeemable at the direction of the issuing entity or the securityholders.
Provisions of the Indenture
     The following summary, together with “Description of the Notes” in this prospectus and in the related prospectus supplement, describes the material provisions of the related Indenture for a series of Notes.
Events of Default, Rights Upon Event of Default
     As specified in the related prospectus supplement “Events of Default” in respect of a series of notes under the related Indenture will include (subject to grace periods and voting percentages as set out in the related prospectus supplement):
•	a default in the payment of any interest on any note of the controlling class;

•	a default in the payment of the principal of, or any installment of the principal of, any note;

•	a default in the observance or performance of any material covenant or agreement of the related issuing entity made in the related Indenture and the continuation of any default for the number of days specified in the related prospectus supplement after notice thereof is given to the issuing entity by the applicable indenture trustee and, if applicable, the related credit enhancement provider, or to the issuing entity and the indenture trustee by the holders of the requisite percentage as specified in the related prospectus supplement of the principal amount of the controlling class of notes;

•	any representation or warranty made by the issuing entity in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, and that breach has not been cured within the number of days specified in the related prospectus supplement after notice thereof is given to the issuing entity by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuing entity, the related credit enhancement provider, if any, and the indenture trustee by the holders of the requisite percentage as specified in the related prospectus supplement of the principal amount of the controlling class;

•	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity or a substantial part of the property of the issuing entity; and

•	any other events as may be specified in the related prospectus supplement.
     The amount of principal required to be paid to noteholders of each series under the related Indenture on any payment date generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled payment date for the class of notes.
     If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of at least a majority of the aggregate outstanding principal amount of the notes or controlling class of the notes, as applicable, may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority of the aggregate outstanding principal amount of the notes.
     If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee and, at the request of the holders of at least a majority of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, may institute proceedings to collect amounts due on the notes, foreclose on the property of the issuing entity, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable issuing entity maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to any additional limitations that may be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, unless:
•	the holders of all the outstanding notes or the controlling class of the outstanding notes, as applicable, consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale; or

•	the Event of Default relates to the failure to pay principal or interest when due and the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes.
     Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of at least a majority of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing at least a majority of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.
     Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:
•	the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has failed to institute a proceeding for the period of time set forth in the related prospectus supplement; and

•	no direction inconsistent with a written request has been given to the indenture trustee during that period by the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes of the series.
     With respect to any issuing entity that is an owner trust or an LLC, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the issuing entity, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuing entity contained in the applicable Indenture.
     No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.
Certain Covenants
     Each Indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless as specified in the related prospectus supplement.
     No issuing entity that is an owner trust or an LLC will:

•	except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the issuing entity (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its property, or any interest in the issuing entity or the proceeds of the issuing entity; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, or otherwise in accordance with the Related Documents with respect to the issuing entity.
     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.
Modification of Indenture
     The issuing entity and the related indenture trustee may, with the consent of the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:
•	change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related issuing entity to payment of principal or interest on the notes of the series, or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•	reduce the percentage of the aggregate outstanding principal amount of the notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•	decrease the percentage of the aggregate outstanding principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate outstanding principal amount of the notes of the series necessary to amend the related Indenture or other related agreements;

•	modify any of the provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note, or as to affect the rights of the holders of the notes to the benefits of any provisions for the mandatory redemption of the notes; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.
     An issuing entity and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series:
•	to correct or amplify the description of any property subject to the lien of the Indenture or subject additional property to the lien of the Indenture;

•	to evidence the succession of another person to the issuing entity;

•	to add to the covenants of the issuing entity or surrender any right or power conferred on the issuing entity by the related Indenture;

•	to transfer or pledge any property to the indenture trustee;

•	to cure any ambiguity;

•	to correct or supplement any provisions in the Indenture;

•	to evidence and provide for a successor indenture trustee or to facilitate the appointment of an additional indenture trustee;

•	to change provisions of the related Indenture to effect compliance with the Trust Indenture Act or related federal law;

•	to obtain more favorable accounting treatment, subject to any applicable restrictions by a Rating Agency;

•	to comply with new rules, regulations or interpretive guidance from the SEC; or

•	for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;
provided that the action referred to in the last bullet above will not materially and adversely affect the interest of any noteholder.
Annual Compliance Statement
     Each issuing entity that is an owner trust or an LLC will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.
Indenture Trustee’s Annual Report
     The indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:
•	its eligibility and qualification to continue as indenture trustee under the related Indenture;

•	if the related Indenture requires the indenture trustee to make Advances, any amount advanced by it under the Indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.
Satisfaction and Discharge of Indenture
     Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee
     The indenture trustee for a series of notes will be specified in the related prospectus supplement. The principal office of the indenture trustee will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust or LLC will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, of a series may remove the related indenture trustee and appoint a successor indenture trustee. An issuing entity that is an owner trust or an LLC may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series.
Description of the Certificates
     Each issuing entity, if a Trust, will issue one or more classes of certificates pursuant to a Trust Agreement or a Pooling and Servicing Agreement, as applicable. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable. The related prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the related prospectus supplement.
     If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by a seller or any of its affiliates, each class of certificates will initially be represented by one or more physical certificates registered in the name of DTC. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only or definitive form , as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the depositor has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than a seller or any of its affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus. Any certificate of a series owned by a seller or any of its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, to the extent set forth in the related Trust Agreement or Pooling and Servicing Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.
Distributions of Principal and Interest
     The timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to:
•	principal distributions with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no principal distributions.
     Each class of certificates may have a different certificate rate, which may be a fixed, variable or adjustable certificate rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate rate for each class of certificates of a series or the method for determining the certificate rate.
     In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an issuing entity that is an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class. In general, the rights of the certificateholders to take certain actions, such as waiving Servicer Defaults, will be subordinated to the rights of the noteholders to take such action.
Certain Information Regarding the Securities
General
     The related prospectus supplement will describe:
•	the timing, amount and priority of payments of principal and interest on each class of securities;

•	their interest rates or the method for determining their interest rates;

•	the method of determining the amount of their principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the Primary Assets among the classes of securities.
     The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:
•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.
     Interest rates may be fixed or floating. If a class of securities is redeemable, the related prospectus supplement will describe whether the depositor, the servicer, or another entity has the right to exercise such option and when such securities may be redeemed and at what price; however, the securities will not be redeemable at the option of the issuing entity or the securityholders. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal amount of the Primary Assets held by that issuing entity.
     Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates or distribution dates, as the case may be.

Fixed Rate Securities
     Each class of fixed rate securities will bear interest at the applicable per annum interest rate or certificate rate, as the case may be, specified in the related prospectus supplement.
     Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.
Floating Rate Securities
     Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities may be computed on the basis of a 360-day year and the actual number of days in the related interest accrual period or on such other day count basis as is specified in the related prospectus supplement.
     The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates or negotiable certificates of deposit rates, as specified in the related prospectus supplement.
     A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):
     (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and
     (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.
     Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates of each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the issuing entity. All determination of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.
     In connection with the issuance of any class of floating rate securities, the issuing entity may enter into or arrange for one or more interest rate hedge transactions. The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any interest rate hedge transaction. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the interest rate hedge agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the agreement. Copies of the applicable agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.

Revolving Period and Amortization Period
     If the related prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the related prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement (the “Revolving Period”). The Revolving Period may not be longer than three years from the date of issuance of a class or classes of notes or certificates of a series. During the Revolving Period, all collections of principal otherwise allocated to such classes of notes or certificates may be:
•	utilized by the issuing entity during the Revolving Period to acquire additional Collateral Certificates or Government Securities and Receivables which satisfy the criteria described under “The Receivables Pool” in this prospectus and the criteria set forth in the related prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those notes or certificates of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the related prospectus supplement.
     An “Amortization Period” is the period during which an amount of principal is payable to holders of a series of securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related prospectus supplement, during an Amortization Period all or a portion of principal collections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the related prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.
     Each issuing entity which has a Revolving Period may also issue to the related seller a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the related prospectus supplement, the value of such retained interest will fluctuate as the amount of assets of such issuing entity fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuing entity will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and/or certificates. The terms of each class of securities will be fully disclosed in the related prospectus supplement for each series.
Book-Entry Registration
     Each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” in this prospectus. All securities will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.
     Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global securities and no “lock-up” or restricted period.

     Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.
     Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.
Definitive Securities
     If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive Notes” and “Definitive Certificates,” respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if, to the extent specified in the related prospectus supplement:
•	the related trustee of a grantor trust or the depositor, related indenture trustee or administrator, as applicable, in the case of an owner trust or LLC, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and the depositor, administrator or trustee or indenture trustee, as applicable, is unable to locate a qualified successor;

•	the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC;

•	after the occurrence of an Event of Default or Servicer Default, Beneficial Owners of securities (“Security Owners”) representing the requisite percentage as specified in the related prospectus supplement of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related indenture trustee or trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners; or

•	under any other circumstances specified in the related prospectus supplement.
     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the issuing entity will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Payments or distributions, as the case may be, will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement. The final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final payment or distribution, as the case may be, to securityholders.
     Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar or transfer agent appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.
Statements to Securityholders
     For each series of securities, on or prior to each payment date or distribution date, as the case may be, the related servicer or administrator, as applicable, will prepare and forward to the related trustee or indenture trustee to be included with the payment or distribution, as the case may be, to each securityholder of record a statement setting forth for the related Collection Period the following information, to the extent applicable, and any other information specified in the related prospectus supplement:
•	the amount of the payment or distribution, as the case may be, allocable to principal of each class of securities of the series;

•	the amount of the payment or distribution, as the case may be, allocable to interest on each class of securities of the series;

•	if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

•	the aggregate outstanding principal balance for each class of notes, if any, and the certificate balance for each class of certificates of the series as of the related record date;

•	the Note Pool Factor for each class of notes, if any and the Certificate Pool Factor for each class of certificates of the series as of the related record date;

•	the balance of any credit or cash flow enhancement, after giving effect to any additions or reductions to or withdrawals from the amount available under any credit or cash flow enhancement to occur on the following payment date or distribution date, as the case may be;

•	any applicable fees paid to a trustee;

•	any material breaches of representations and warranties relating to the Receivables; and

•	the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other information relating to the Receivables as set forth in the related prospectus supplement for the related Collection Period.
     Unless definitive securities are issued, DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.
     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuance, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.
List of Securityholders
     The related prospectus supplement will specify the number or requisite percentage of the aggregate outstanding principal balance of the notes of the series who may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.
     The related prospectus supplement will specify the number or requisite percentage of the certificate balance of the certificates who may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.
The Transaction Documents
Overview of the Transaction Documents
     The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of the various transaction documents that will govern those securities:

     Transaction Documents that will govern any Transaction regardless of its form. Regardless of whether the issuing entity is a grantor trust, an owner trust or an LLC, one or more receivables purchase agreements (each, a “Receivables Purchase Agreement”) will be executed. Pursuant to the terms of any Receivables Purchase Agreement, a seller will transfer Receivables to a purchaser. At a minimum, a Receivables Purchase Agreement will be executed between the sponsor and the depositor. Depending on the identity of the originator for any series of securities, one or more additional Receivables Purchase Agreements may be executed in order to transfer Receivables either directly or indirectly from the originator to the sponsor. A description of the material provisions of each Receivables Purchase Agreement is provided below under “—Sale and Assignment of the Primary Assets” and in the related prospectus supplement.
     Transaction Documents that may govern any Transaction regardless of its form. Regardless of whether the issuing entity is a grantor trust, an owner trust or an LLC, the following agreements may be executed for any series of securities:
•	an administration agreement (an “Administration Agreement”), pursuant to which the servicer, the depositor or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an issuing entity may be executed (see “—Description of the Administration Agreement” and the related prospectus supplement, if applicable, for a description of the material provisions of the Administration Agreement); and

•	in the case of securities backed by Collateral Certificates or Government Securities, each agreement pursuant to which the Collateral Certificates or Government Securities will be sold or transferred to the issuing entity and pursuant to which a trustee will manage the Collateral Certificates or Government Securities (see “The Collateral Certificates” and “Enhancement Relating to Collateral Certificates” in this prospectus for a description of Collateral Certificates and “The Government Securities” in this prospectus for a description of Government Securities).
     Transaction Documents that will govern any Certificates Issued by a Grantor Trust. In addition to one or more Receivables Purchase Agreements and an Administration Agreement (if applicable), each series of certificates issued by a grantor trust will be governed by the terms of a Pooling and Servicing Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, (i) the issuing entity for the related series of securities will be created, (ii) certificates will be issued and (iii) the servicer will service Receivables. A description of the material provisions of the Pooling and Servicing Agreement is provided below in this section, in "Description of the Certificates” in this prospectus and the discussion in the related prospectus supplement. In addition, a summary of the primary purposes of the Pooling and Servicing Agreement is provided under “Principal Documents” in this prospectus.
     Transaction Documents that will govern any Securities Issued by an LLC. In addition to one or more Receivables Purchase Agreements and an Administration Agreement (if applicable), each series of securities issued by an LLC will be governed by the terms of the following documents:
•	a Limited Liability Company Agreement, pursuant to which each LLC is formed (see “The Issuing Entities” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Limited Liability Company Agreement, which together will describe the material terms of such agreement);

•	a Sale and Servicing Agreement (which may be comprised of a separate sale agreement and one or more servicing agreements) pursuant to which the depositor will transfer Receivables to an issuing entity and the servicer will service Receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the Sale and Servicing Agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Sale and Servicing Agreement, which together will describe the material terms of such agreement); and

•	an Indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the Indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Indenture, which together will describe the material terms of such agreement).

     Transaction Documents that will govern any Securities Issued by an Owner Trust. In addition to one or more Receivables Purchase Agreements and an Administration Agreement (if applicable), each series of securities issued by an owner trust will be governed by the terms of the following documents:

•	a Trust Agreement, pursuant to which each owner trust is formed (see “The Issuing Entities” and “Description of the Certificates” in this prospectus and the related prospectus supplement for a description of the formation of each issuing entity, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Trust Agreement, which together will describe the material terms of such agreement);

•	a Sale and Servicing Agreement (which may be comprised of a separate sale agreement and a servicing agreement) pursuant to which the depositor will transfer Receivables to an issuing entity and the servicer will service Receivables (see the remainder of “The Transaction Documents” and the related prospectus supplement for a description of the terms of the Sale and Servicing Agreement, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Sale and Servicing Agreement, which together will describe the material terms of such agreement); and

•	an Indenture pursuant to which the securities will be issued and the rights of securityholders will be defined (see “Provisions of the Indenture” and “Description of the Notes” in this prospectus and the related prospectus supplement for a description of the terms of the Indenture, as well as “Principal Documents” in this prospectus for a summary of the primary purposes of the Indenture, which together will describe the material terms of such agreement).

     Solely for the purposes of this prospectus, we refer to any Receivables Purchase Agreement, any Pooling and Servicing Agreement, any Trust Agreement, any Sale and Servicing Agreement, any agreement relating to Collateral Certificates or Government Securities and any Administration Agreement as, collectively, the “Transfer and Servicing Agreements.” The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements, and therefore is subject to, and is qualified in its entirety by reference to, the provisions of each related Transfer and Servicing Agreement and the description of any Transfer and Servicing Agreement in the related prospectus supplement. The depositor, as originator of the issuing entities, has filed with the SEC a registration statement on Form S-3 under the Securities Act. See “Available Information” in this prospectus. Certain of the exhibits to that registration statement are representative forms of the various Transfer and Servicing Agreements, each drafted for the transaction structure described in the prospectus supplements and prospectus included in that registration statement. The depositor will file the material documents for a particular transaction with the SEC by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.
Sale and Assignment of the Primary Assets
     Transfer and Assignment by the Sellers. In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller (which term, for purposes of this section, may be or include the sponsor or an originator) will transfer and assign to the purchaser (which term, for purposes of this section, may be or include the sponsor, if the seller is an originator, or the depositor, if the seller is the sponsor), pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to the Receivables, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to one or more of the related Receivables Purchase Agreements (the “Schedule of Receivables”).
     Contribution and Assignment by the Depositor. On the related closing date, the depositor will contribute and assign to the issuing entity, pursuant to a Sale and Servicing Agreement (in the case of an issuing entity that is an LLC or an owner trust), or Pooling and Servicing Agreement (in the case of an issuing entity that is a grantor trust), without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. The trustee or indenture trustee will not independently verify the existence and qualification of any Receivables. Concurrently with the transfer and assignment of Primary Assets to the related issuing entity, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.
     Representations and Warranties of the Sellers. On each closing date as more fully described in each prospectus supplement, either the seller in the Receivables Purchase Agreement, or the servicer in the Sale and Servicing Agreement (in the case of an issuing entity that is an LLC or an owner trust), or Pooling and Servicing

Agreement (in the case of an issuing entity that is a grantor trust), will make representations and warranties about the Receivables.
     Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the depositor will assign to the related issuing entity all of the representations and warranties made by the seller under the related Receivables Purchase Agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to other Primary Assets of the issuing entity. To the extent that the seller or the servicer does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the depositor will not be required to repurchase that Primary Asset. The seller will not have any other obligation with respect to the Primary Assets or the securities.
     To the extent specified in the related prospectus supplement, following the discovery by or notice to the seller or the servicer of any breach of a representation and warranty of the seller or the servicer that materially and adversely affects the interests of the related issuing entity in any Primary Asset, the seller will be obligated to repurchase or the servicer will be obligated to purchase the Primary Asset, unless the seller or the servicer, as applicable, cures the breach in a timely fashion. The purchase price for any of these Primary Assets will be specified in the applicable prospectus supplement, but will generally be equal to the unpaid principal balance owed by the obligor on the Primary Asset, plus accrued and unpaid interest on the unpaid principal balance at the applicable contract rate to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.
Accounts
     Depending on the form of the issuing entity and the type of securities that are issued by the issuing entity, the following accounts will be created:
•	For each issuing entity that is an owner trust or an LLC, (1) the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (2) the servicer may establish and maintain with the related indenture trustee, or the trustee may establish and maintain an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any available credit or cash flow enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”).

•	For each issuing entity that issues certificates (regardless of whether the issuing entity is a grantor trust, an owner trust or an LLC), the servicer or the related trustee may establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any available credit or cash flow enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”).

•	For each issuing entity that is a grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other account in the name of the related trustee on behalf of the related certificateholders.
     Additionally, if so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust or an LLC, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Any other accounts to be established with respect to an issuing entity will be described in the related prospectus supplement.
     For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement

(collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. Eligible Investments will generally be limited to obligations or securities that mature no later than the business day immediately preceding the next scheduled payment or distribution to securityholders of the series. To the extent provided in the related prospectus supplement, Investment Earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each payment date or distribution date, as the case may be, or will be distributed to the servicer as additional servicing compensation.
Pre-Funding
     If so specified in the related prospectus supplement, an amount not to exceed 50% of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) may be deposited in an account (the “Pre-Funding Account”) to be established with the indenture trustee in the case of an issuing entity that is an owner trust or an LLC, or the trustee, in the case of an issuing entity that is a grantor trust, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement, but which will be limited to a period not to exceed twelve months (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Primary Assets, the Pre-Funded Amount may be invested in one or more Eligible Investments.
     During any Pre-Funding Period, the seller, the depositor or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Primary Assets, to transfer to the related issuing entity additional Primary Assets from time to time during the related Pre-Funding Period. Additional Primary Assets will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables and other Primary Assets, as applicable, included in the property of the issuing entity as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.
     Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that generally that the additional Receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Primary Assets included in the related Issuing Entity Property on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.
     The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the Primary Assets to the related issuing entity through the incremental delivery of the applicable Primary Assets on the closing date and during a specified period following the closing date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the Primary Assets by the depositor and/or the seller and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.
     You should be aware that the initial Primary Assets and the subsequent Primary Assets may be originated using credit criteria different from the criteria applied to the Primary Assets disclosed in the related prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent Primary Assets may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of Receivables. The portfolio of initial Receivables may also be subject to greater seasoning than the subsequent Receivables due to the length of time elapsed from the dates of origination of those Receivables and the sale of those Receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent Receivables. Moreover, following the transfer of subsequent Receivables to the applicable issuing entity, the characteristics of the entire pool of Receivables included in the Issuing Entity Property may vary from those of the Receivables initially transferred to the issuing entity.
Servicing Procedures
     To assure uniform quality in servicing the Receivables and to reduce administrative costs, each issuing entity will designate the related servicer as custodian (except as may be set forth in the related prospectus supplement) to maintain possession, as the issuing entity’s agent, of the related Receivables and any other documents relating to the Receivables or to maintain control over the Receivables that constitute electronic chattel paper. The Receivables will not be segregated or marked to show that Receivables are owned by the issuing entity. However, the depositor’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each issuing entity, and UCC financing statements reflecting the sale and assignment will be filed. Because the Receivables that are evidenced by tangible chattel paper will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the issuing entity’s interest in the Receivables could be defeated. Similarly, the issuing entity’s interest in Receivables that constitute electronic chattel paper could be defeated if a subsequent purchaser were able to obtain control of the Receivables without knowledge of the assignment. In addition, in some cases, the issuing entity’s interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated.
     The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable receivables it services for itself and others. The prospectus supplement may specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the date specified with respect to any receivables pool in the related prospectus supplement. Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Material Legal Aspects of the Receivables” in this prospectus.
Collections
     With respect to each issuing entity, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the Collection Period into the related Collection Account within the period specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable payment date or distribution date, as the case may be, if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable or failed to remit the funds to the Collection Account on any payment date or distribution date, as the case may be, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit, a limited guarantee, a guaranteed investment contract, a financial guarantee insurance policy or a surety bond for the benefit of the related issuing entity to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Primary Assets repurchased by the servicer.
     Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. If so provided in the related prospectus supplement, any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later payment date or distribution date on which the Payaheads may be applied either to the scheduled payment due during the related Collection Period or to prepay the Receivable in full.

Advances
     If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). Generally the servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related receivables pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable payment date or distribution date, as the case may be. Generally the servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from subsequent collections.
     If specified in the related prospectus supplement, on or before the business day prior to each payment date or distribution date, as the case may be, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, ”Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if so specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.
Net Deposits
     For administrative convenience, to the extent provided in the related prospectus supplement the servicer or the trustee may be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any issuing entity for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period.
Servicing Compensation and Payment of Expenses
     To the extent provided in the related prospectus supplement, with respect to each issuing entity the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each issuing entity for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.
     If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of retail motor vehicle Receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Receivables.

Distributions
     With respect to each series of securities, beginning on the payment date or distribution date, as the case may be, specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.
     With respect to each issuing entity, on each payment date or distribution date, as the case may be, collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for payment or distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit or cash flow enhancement, such as a Reserve Account, may be available to cover shortfalls in the amount available for payment or distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, payments or distributions in respect of principal of a class of securities of a series may be subordinate to payments or distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Payments or distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.
Subordination
     If provided in the applicable prospectus supplement, one or more classes of notes will be subordinated to the rights of the holders of the more senior notes of the same series. This subordination is a form of credit enhancement and is intended to enhance the likelihood of regular receipt by holders of more senior notes of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the more senior notes against losses due to defaults of obligors.
     If provided in the applicable prospectus supplement, one or more classes of Subordinate Certificates (as described in “Material Federal Income Tax Consequences—Tax Treatment of Grantor Trusts”) will be subordinated to the rights of the holders of the Senior Certificates of the same series. This subordination is a form of credit enhancement and is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to defaults by obligors.
     The protection afforded to the holders of Senior Certificates of a series of certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of these holders to receive, prior to any distribution being made to the related Subordinate Certificates (as described in “Material Federal Income Tax Consequences—Tax Treatment of Grantor Trusts”) on each distribution date, current distributions on the related motor vehicle loans of principal and interest due them on each distribution date out of the funds available for distribution on that date, (ii) by the right of these holders to receive future distributions on the Receivables that would otherwise have been payable to the holders of Subordinate Certificates and/or (iii) by the prior allocation to the Subordinate Certificates of all or a portion of losses realized on the related Receivables.
     Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Receivables were exceptionally high or were concentrated in a particular month.
     The holders of Subordinate Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent distribution date to make a full distribution to holders of each class of Senior Certificates of the same series.

Other Credit Enhancement
     In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any series of securities in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond or letter of credit, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.
     Limited Guarantee. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the securities of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Receivables, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Receivables or principal payment rate on the Receivables. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Receivables or securities specified in the applicable prospectus supplement.
     Financial Guaranty Insurance Policy or Surety Bond. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a preferential transfer under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”).
     Letter of Credit. If specified in the prospectus supplement for a series of securities, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Receivables or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a motor vehicle loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the issuing entity.
     Reserve Fund. If specified in the applicable prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment of one or more reserve funds or accounts for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Receivables, as specified in the applicable prospectus supplement.

     If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a motor vehicle loan. Following each distribution date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related securities.
     If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the assets of the issuing entity.
     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of Investment Earnings from the reserve fund, if any.
     Overcollateralization. If specified in the related prospectus supplement, the aggregate principal balance of the Receivables may be included in the property of the issuing entity in an amount that exceeds the aggregate outstanding balance of the securities issued by the issuing entity by a specified percentage or amount, and structured so that a certain excess amount or percentage is expected to be present at any given time during the life of the securities. This excess amount results in overcollateralization.
     Additionally, if specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related Receivables. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the Receivables, overcollateralization which results from the excess of the aggregate principal balance of the related Receivables over the principal amount of the related class or classes of securities. This acceleration may continue for the life of the related securities, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.
     Excess Interest. If specified in the related prospectus supplement, the Receivables may generate more interest than is necessary to pay the interest earned on the classes of securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of securities and to reimburse certain classes of securities for losses and certain shortfalls that they experienced previously.
     Liquidity Arrangements. If specified in the prospectus supplement, a series of securities may have the benefit of a liquidity facility with a liquidity provider. Such a liquidity facility or revolving liquidity facility will obligate the liquidity provider to extend liquidity to the issuing entity pursuant to the terms of the liquidity agreement. The specific terms of any liquidity agreement applicable to a series of securities and a description of the related provider will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be providers of any liquidity agreement.
     Repurchase or Put Obligations. If specified in the prospectus supplement, a series of securities may have the benefit of a repurchase or put obligation from another party. Such repurchase or put will obligate the other party to repurchase Receivables or sell Receivables pursuant to the terms of the underlying agreement. The specific terms of any repurchase or put obligation applicable to a series of securities and a description of the related party that is obligated will be included in the related prospectus supplement for a series of securities. The depositor, the sponsor or any of their affiliates may be such obligated party.

     Yield Supplement Agreements, Accounts or Amounts. If specified in the related prospectus supplement, the assets of the issuing entity may include an agreement, account or amount designated to supplement the yield generated by the Receivables. Any such agreement, account or amount may benefit one or more classes of securities.
Cash Flow Agreements
     If specified in the prospectus supplement, the assets of the issuing entity may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of securities (each, a “Cash Flow Agreement”). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of securities will be filed with the SEC as an exhibit to a current report on Form 8-K.
     Guaranteed Investment Contracts. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between payment dates pending distribution to securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the issuing entity will be distributed to the related class or classes of securities as specified in the applicable prospectus supplement.
     Yield Maintenance Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more yield maintenance agreements in order to support the yield of one or more classes of securities. Generally, the counterparty to a yield maintenance agreement will receive an upfront payment and the issuing entity will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, or the prime rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the outstanding principal balance of one or more classes of securities multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of securities and will be paid to the class or classes of securities as specified in the related prospectus supplement.
     Swap Agreements. If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into a swap agreement to support the yield on one or more classes of securities. Under the swap agreement, the issuing entity will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the issuing entity will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR or the prime rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the issuing entity is required to make a payment to the counterparty, that payment will be paid on the related distribution date prior to distributions to securityholders. Generally, any payments received from the counterparty by the issuing entity will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

     If specified in the related prospectus supplement, the trustee on behalf of the issuing entity will enter into one or more swap agreements to cover any shortfalls on one or more classes of securities in the event those securities are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding principal balance of the applicable class or classes of securities plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s).
Evidence as to Compliance
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, on or before the date specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.
     In addition, except as described below, each party that participates in the servicing and administration of more than 5% of the Receivables and other assets comprising the related issuing entity will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:
•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.
     Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.
     To the extent specified in the related prospectus supplement, a party participating in the servicing and administration of the Receivables may no longer be required to provide an Assessment of Compliance or an Attestation Report if the issuing entity is no longer required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Statements to Trustees and the Issuing Entity
     Prior to each payment date or distribution date, as the case may be, with respect to each series of securities, the servicer or other party specified in the related prospectus supplement will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.
Description of the Administration Agreement
     The servicer or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an Administration Agreement which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee or other person pursuant to which the administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations on behalf of the issuing entity required by the related Indenture and the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee if so provided in the related prospectus supplement.
Certain Matters Regarding the Servicer
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Sale and Servicing or Pooling and Servicing Agreement, except upon determination that the servicer’s performance of its duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable agreement.
     Under the circumstances specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties. Any limitation on the ability of the servicer to delegate will be described in the related prospectus supplement.
Servicer Defaults
     As specified in the related prospectus supplement, a “Servicer Default” under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will generally (subject to any qualifications and grace periods discussed below or set forth in the related prospectus supplement) consist of:
•	any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Accounts any required payment or to direct the related indenture trustee or trustee, as applicable, to make any required payments or distributions from the Accounts;

•	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related securityholders;

•	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

•	any other events as may be set forth in the related prospectus supplement.
However, if a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than such bankruptcy or insolvency related events has occurred, that bankruptcy trustee or official may have the power to prevent the indenture trustee or the securityholders from effecting a transfer of servicing.
Amendment
     Each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders as set forth in the related prospectus supplement.
     The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing the requisite percentage as specified in the related prospectus supplement of the aggregate outstanding principal amount of the notes or the controlling class of the notes, as applicable, if any, and with the consent of the holders of certificates evidencing the requisite percentage as specified in the related prospectus supplement of the aggregate principal amount of the outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.
Payment in Full of the Notes
     Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.
Termination
     The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to an issuing entity pursuant to the related Transfer and Servicing Agreement will terminate upon the earlier to occur of:
•	the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset; and

•	(a) the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the Sale and Servicing Agreements, the Administration Agreement and the Indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.
     If so provided in the related prospectus supplement, in order to avoid excessive administrative expenses, the related servicer or another party identified in the prospectus supplement will be permitted, at its option, to purchase from an issuing entity all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is below a specified percentage of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.
     As more fully described in the related prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable Trust Agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.
     If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a payment date or distribution date, as the case may be, upon the occurrence of certain events specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the issuing entity, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the issuing entity will be sold to the highest bidder.
Material Legal Aspects of the Receivables
Rights in the Receivables
     The transfer of the Receivables by the seller under the Receivables Purchase Agreement to the depositor, and by the depositor to the applicable issuing entity, and the grant thereof to an indenture trustee, if any, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for the Receivables are subject to a number of federal and State laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the Receivables.
     Under each Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the Receivables if the indenture trustee is not acting as custodian. The custodian will have physical possession of the Receivables. While the Receivables will not be physically segregated from the other motor vehicle installment sale contracts or installment loans of the custodian, or those for which the custodian services for others, or marked to indicate the ownership interest thereof by the issuing entity, appropriate Form UCC-1 financing statements reflecting the transfer and assignment of the Receivables by the seller to the depositor, the contribution and assignment by the depositor to the issuing entity and the grant of a security interest by the issuing entity to the indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in the Receivables. If, through inadvertence or otherwise, any of the Receivables were sold or pledged to another party who purchased (including a pledgee) the Receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form (collectively, “Chattel Paper”) giving rise to the Receivables, the purchaser would acquire an interest in the Receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the Receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer delays or losses on their securities.
     Generally, the rights held by assignees of the Receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:
•	all the terms of the contracts related to or evidencing the Receivable or any defense or claim in recoupment arising from the transaction; and

•	any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment from either the assignee or assignor.
     Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the Receivables, the issuing entity and the trustee or indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Receivable.
Security Interests in Financed Vehicles
     In states in which retail motor vehicle installment loan agreements or retail motor vehicle installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the motor vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in a motor vehicle is perfected by obtaining physical possession of the certificate of title to the Financed Vehicle and/or notation of the secured party’s lien on the vehicle’s certificate of title. However, in many states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the related prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer.
     The seller or originator will take all actions necessary under the laws of the state which issued the certificate of title for the Financed Vehicle to perfect the seller’s or originator’s security interest in the Financed Vehicle, including, where applicable, obtaining possession of the certificate of title, having a notation of its lien recorded on the vehicle’s certificate of title, having its lien recorded in the applicable state’s records or filing a Form UCC-1 financing statement. If the seller or originator, because of clerical error or otherwise, has failed to take any such required action with respect to a Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s or originator’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s or originator’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.
     Each originator will sell, either directly or indirectly, the Receivables and assign its security interest in each Financed Vehicle to the seller. The seller will sell the Receivables and assign the security interest in each Financed Vehicle to the depositor, which in turn will sell the Receivables and assign the security interest in each Financed Vehicle to the related issuing entity. However, because of administrative burden and expense, neither the originator, the seller, the depositor nor the related trustee will amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the Financed Vehicles. To the extent provided in the related prospectus supplement, the servicer may hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Issuer pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “The Transaction Documents—Sale and Assignment of the Primary Assets” in this prospectus.
     In most states, assignments such as those under the related Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to an issuing entity, because the related issuing entity will not be listed as legal owner on the certificates of title to the Financed Vehicles, an issuing entity’s security interest could be defeated through fraud or negligence. However, in most states in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect an issuing entity against the rights of subsequent purchasers of a Financed Vehicle from the obligor or subsequent creditors of the obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the issuing entity’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller’s or the servicer’s representations and warranties under the related Transfer and Servicing Agreement and the seller will be required to repurchase or the servicer will be required to purchase the Receivable from the issuing entity unless the breach is cured in a timely manner. See “The Transaction Documents—Sale and Assignment of the Primary Assets” and “Risk Factors—Interests of other persons in the Receivables and Financed Vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities” in this prospectus.
     Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is re-titled in a new state from the one in which it was initially titled (unless perfection would have otherwise cleared before then under the laws of the first state). A majority of these states require surrender of a certificate of title to re-title a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the motor vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the motor vehicle, the seller or other person holding the certificate of title must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.
     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. On each closing date, the seller or the servicer, as applicable, will represent and warrant that, as of the date any Receivable is sold to the issuing entity, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller or a purchase obligation of the servicer.
Repossession
     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights
     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.
Deficiency Judgments and Excess Proceeds
     The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment against a consumer debtor. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.
     Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien who makes a demand for turnover of proceeds with respect to the related vehicle or, if no such subordinate lienholder exists, to the former owner of the vehicle.
Consumer Protection Laws
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an issuing entity, to enforce consumer finance contracts such as the Receivables that represent the obligations of retail obligors.
     The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods.

Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each issuing entity, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s or the servicer’s warranties under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured in a timely manner. See “The Transaction Documents—Sale and Assignment of the Primary Assets” in this prospectus.
     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.
     Under the related Transfer and Servicing Agreements, the seller or the servicer will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an issuing entity for a violation of any law and that claim materially and adversely affects the interests of the issuing entity in a Receivable, the violation would constitute a breach of the seller’s or the servicer’s, as applicable, representation and warranty and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. See “The Transaction Documents—Sale and Assignment of the Primary Assets” in this prospectus.
Repurchase Obligation
     Under the related Transfer and Servicing Agreements, the seller or the servicer will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the related closing date. See “The Transaction Documents—Sale and Assignment of the Primary Assets” in this prospectus. Accordingly, if any defect exists in the perfection of the security interest in the name of the seller in any Financed Vehicle as of the closing date and that defect adversely affects the related issuing entity’s interest in the related Receivable, the defect would constitute a breach of a warranty under the related Transfer and Servicing Agreements and would create an obligation of the seller to repurchase or the servicer to purchase the Receivable unless the breach is cured. Additionally, under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of the seller or originator in each Financed Vehicle, the breach of which would create an obligation of the servicer to purchase any affected Receivable from the related issuing entity unless the breach is cured.
Servicemembers Civil Relief Act
     Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s Receivable (including a borrower who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, under the California Military Families Financial Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on Receivables for a period not to exceed 180 days, beginning with the order to active duty and ending 60 days after release. Finally, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.
     Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
Other Limitations
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Receivable or change the rate of interest and time of repayment of the Receivable.
     Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.
Material Federal Income Tax Consequences
     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities. Additional federal income tax considerations relevant to particular securities may be set forth in the related prospectus supplement. This summary has been reviewed by special federal income tax counsel to the depositor named in the related prospectus supplement (“Tax Counsel”). The summary is addressed only to original purchasers of an interest in the securities offered hereunder, deals only with interests in securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”) and, except as specifically set forth below, does not address tax consequences of holding interests in securities that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, dealers in securities, Non-U.S. Persons, or investors holding interests in the securities as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a security. Investors should be aware that this summary and the opinions described herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the securities. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a Trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities.
     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of counsel regarding the federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each issuing entity and the notes, certificates and related terms, parties and documents applicable to that issuing entity. The prospectus supplement for each series of certificates will specify whether the issuing entity will be treated as a partnership (or a disregarded entity) or as a grantor trust.
Summary of Tax Opinions
     As more fully described in this prospectus, Tax Counsel will deliver its opinion generally to the effect that an issuing entity either (i) will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (ii) will not be classified as an association taxable as a corporation for such purposes, and will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code, and additionally that any notes will be classified as debt for federal income tax purposes. Additionally, Tax Counsel will deliver its opinion generally to the effect that the statements set forth in this section, entitled “Material Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.
     Tax Counsel has not been asked to opine with respect to any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of Tax Counsel with respect to any other particular federal income tax matter. For example, the discussion of original issue discount below is a general summary of federal income tax matters relating to notes or Primary Assets that may be treated as having original issue discount, which summary Tax Counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular note or Primary Asset will be treated as having original issue discount. Additionally, those matters as to which Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.
     Tax Counsel has not been asked to, and will not, deliver any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “Certain State Tax Consequences.”
     This summary of the substance of the opinions rendered by Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this summary of income tax consequences, or for consultation with its own advisors or tax return preparer.
Tax Treatment of Issuing Entities Other Than Grantor Trusts
     In the case of an issuing entity which is a Trust which is not intended to be treated as a grantor trust (an “Owner Trust”), and in the case of an issuing entity which is an LLC, Tax Counsel will deliver its opinion that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. The opinion of Tax Counsel will be based on the assumption that the terms of the Trust Agreement or LLC Agreement (the “Issuing Entity Agreement”), as applicable, and related documents will be complied with, and on Tax Counsel’s conclusions that the nature of the income of the issuing entity, or restrictions, if any, on transfers of the certificates, will exempt the issuing entity from the rule that some publicly traded partnerships are taxable as corporations.

     If an Owner Trust or an LLC were taxable as a corporation for federal income tax purposes, that entity would be subject to corporate income tax on its taxable income. Its taxable income would include all its income from the related Primary Assets, possibly reduced by interest expense on any notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and beneficial owners of certificates (“Certificate Owners”) could be liable for any resulting corporate income tax that is unpaid by the Trust.
Tax Consequences to Owners of the Notes
     Treatment of the Notes as Indebtedness. The issuing entity will agree, and the beneficial owners of the notes (the “Note Owners”) will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.
     OID. The discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID Regulations”) relating to original issue discount (“OID”), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25 percent of their principal amount multiplied by the number of full years included in determining their weighted average maturity), all within the meaning of the OID Regulations. In determining whether any OID on the notes is de minimis, the depositor expects to use a reasonable assumption regarding prepayments (a “Prepayment Assumption”) to determine the weighted average maturity of the notes. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.
     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a Note Owner as ordinary interest income when received or accrued in accordance with that Note Owner’s method of tax accounting. Under the OID Regulations, a Note Owner of a note issued with a de minimis amount of OID must include that OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.
     A Note Owner of a note that has a fixed maturity date of not more than one year from the issue date of that note (a “Short-Term Note”) may be subject to special rules. An accrual basis Note Owner of a Short-Term Note (and some cash method Note Owners, including, but not limited to, regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant yield method over the term of each interest period. Other cash basis Note Owners of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Note Owner of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis Note Owner that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the Note Owner would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.
     Sale or Other Disposition. If a Note Owner sells a note, the Note Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Note Owner’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular Note Owner will equal the Note Owner’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that Note Owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that Note Owner with respect to the note. Any gain or loss, including any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest and income), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). Capital losses generally may be used only to offset capital gains.
     Foreign Owners. Interest paid (or accrued) to a Note Owner who is a Foreign Owner generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and
•	the Foreign Owner is not actually or constructively a “10 percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10 percent or more of the certificates in an issuing entity, or a “controlled foreign corporation” (as defined in the Code) related to the issuing entity or related to a 10 percent holder of certificates in the issuing entity;

•	the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Code; and

•	the Foreign Owner does not bear specified relationships to any Certificate Owner.
     To qualify for the exemption from taxation, the Foreign Owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Note Owner is a Foreign Owner and providing the Foreign Owner’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the Foreign Owner and the Foreign Owner must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN (or substitute form) within 30 days of that change. If interest paid to a Foreign Owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Owner will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more during the taxable year of disposition.
     Backup Withholding. Each Note Owner (other than an exempt Note Owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate (on Form W-9) providing the Note Owner’s name, address, correct federal taxpayer identification number and a statement that the Note Owner is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the issuing entity will be required to withhold tax from the amount otherwise payable to the Note Owner, and remit the withheld tax to the IRS as a credit against the Note Owner’s federal income tax liability.
     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specified qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership so treated could have adverse tax consequences to some Note Owners. For example, income to some tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to Non-U.S. Persons may be subject to U.S. tax and cause those persons to be subject to U.S. tax return filing and withholding requirements, and individual Note Owners might be subject to some limitations on their ability to deduct their share of issuing entity expenses.
Tax Treatment of Grantor Trusts
     Characterization. In the case of a grantor trust, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation, and will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as “Grantor Trust Certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as “Grantor Trust Certificates.”
     Taxation of Grantor Trust Certificateholders. Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each grantor trust certificateholder will be treated as the owner of a pro-rata, undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, OID, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets. Subject to limitations discussed below, each grantor trust certificateholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust, and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment generally will be treated for federal income tax purposes as having the same character as the payments they replace.
     Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3 percent of the excess of adjusted gross income over the specified threshold amount or (2) 80 percent of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70 percent of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.
     The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the OID provisions rather than the market discount and premium rules. See the discussion below under “—Stripped Certificates.” Except as discussed below under “—Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.
     A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See “—Market Discount” and “—Premium” below.
     The treatment of any discount on a Primary Asset will depend on whether the discount represents OID or market discount. Except as indicated otherwise in the related prospectus supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have OID (except as discussed below under “—Stripped Certificates” or “—Subordinated Certificates”). For the rules governing OID, see “—Tax Consequences to Owners of the Notes—OID” above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “—Tax Consequences to Owners of the Notes—Interest Income on the Notes” above) are applied with reference to acquisition discount rather than OID, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271 (a) (3) (B) of the Code. Further, if 20 percent or more of the Grantor Trust Certificateholders comprise taxpayers who report federal taxable income on an accrual method, banks, certain dealers in securities as well as certain other categories of taxpayer, all holders of Grantor Trust Certificates may be required to accrue acquisition discount or OID, as the case may be, with respect to short-term obligations held by the Trust in the same manner as is described above with respect to Short-Term Notes. See “—Tax Consequences to Owners of the Notes—Interest Income on the Notes” above.
     The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.
     Market Discount. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount.” To the extent a Primary Asset is a Treasury Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to OID (in lieu of the rules relating to market discount).
     Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess.
     Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing OID, the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.
     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:
     (1) if any servicing compensation is deemed to exceed a reasonable amount (see “—Taxation of Grantor Trust Certificateholders” above);
     (2) if the depositor or any other party retains a retained yield with respect to the Primary Assets held by the Trust;
     (3) if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

     (4) if certificates are issued which represent the right to interest-only payments or principal-only payments.
     The tax treatment of the Stripped Certificates with respect to the application of the OID provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. OID with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the OID provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of OID with respect to a Stripped Certificate may be treated as zero under the OID de minimis rules described above.
     Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinate class, with a relatively high certificate rate, and the other is a senior class, with a relatively low certificate rate (referred to in this prospectus as the “Subordinate Certificates” and “Senior Certificates,” respectively), the Grantor Trust Certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate rate on the Subordinate Certificates and the certificate rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”). The “Subordinate Class Percentage” equals the initial principal balance of the Subordinate Certificates divided by the sum of the initial principal balance of the Subordinate Certificates and the Senior Certificates. The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.
     The senior certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The subordinate certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.
     If the Subordinate Certificateholders receive a distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:
•	received as distributions their full share of receipts;

•	paid over to the senior certificateholders an amount equal to the Shortfall Amount; and

•	retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from any applicable credit or cash flow enhancement, if any.
     Under this analysis:
•	subordinate certificateholders would be required to accrue as current income any interest income, OID, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

•	a loss would only be allowed to the subordinate certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

•	reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to subordinate certificateholders because the amount was previously included in income.

     Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.
     Election to Treat All Interest as OID. The Treasury regulations relating to OID permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or OID, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See “—Market Discount” above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See “—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.
     Prepayments. The Code contains a provision requiring OID on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. Legislative history to relevant Code provisions indicates that similar rules are to apply with respect to market discount and amortizable bond premium on debt instruments.
     Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference between the aggregate allocable amounts realized with respect to each Primary Asset (allocated on the basis of their relative fair market value at the time of sale or exchange, and exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) comprising the grantor trust certificate, and the owner’s aggregate allocable adjusted basis with respect to each Primary Asset. The seller’s adjusted basis with respect to its interest in each Primary Asset generally will equal its allocable cost for such asset (allocated on the basis of relative fair market value at the time of acquisition), increased by the OID and any market discount included in the seller’s gross income with respect to its interest in such Primary Asset, and reduced, but not below zero, by any premium amortized and by principal payments received with respect to such interest. The gain or loss will, except as discussed below, be capital gain or loss to an owner to the extent each Primary Asset represented by a grantor trust certificate is a “capital asset” within the meaning of Section 1221. Capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.
     Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income. See “—Market Discount” above. Further, Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.
     Foreign Investors in Grantor Trust Certificates. A holder of grantor trust certificate who is a Foreign Owner and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or OID on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person. Interest or OID on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30 percent withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Certificates are encouraged to consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.
     Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Owner generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (ii) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income with respect to a grantor trust certificate held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, although exempt from the withholding tax previously discussed to the extent the holder provides an appropriate statement establishing that such income is so effectively connected, the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).
     Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of the Grantor Trust Certificates will be subject to a “backup” withholding tax at the currently applicable rate if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.
Certain State Tax Consequences
     The above discussion does not address the tax treatment of any issuing entity, note, certificate, Note Owner, Certificate Owner, Grantor Trust Certificate, or Grantor Trust Certificateholder under any state or local tax law. The activities to be undertaken by the servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any transaction described herein, as well as any state and local tax consequences for them of purchasing, holding and disposing of interests in notes, certificates or Grantor Trust Certificates.
Certain ERISA Considerations
     Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit pension, profit-sharing or other employee benefit plans subject to Title I of ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, and any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”), from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.
Exemptions Available to Debt Instruments
     Certain transactions involving a Trust might be deemed to constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchased securities if assets of such trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Plan Asset Regulation. For additional information regarding the equity or debt treatment of the notes, see “Certain ERISA Considerations” in the related prospectus supplement.
     However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition or holding of notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the sponsor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a Party in Interest with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire such notes. Included among these exemptions are: U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.
     By acquiring a note, each purchaser or transferee will be deemed to represent and warrant that either (i) it is not acquiring and will not hold the notes with the assets of a Benefit Plan; or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar applicable law.
     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.
     A Benefit Plan fiduciary considering the purchase of securities on behalf of or with the plan assets of a Benefit Plan is encouraged to consult its legal advisors regarding whether the assets of a Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter Exemption
     The U.S. Department of Labor issued an individual exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption (“PTE”) 96-92 (December 17, 1996), as amended by PTE 97-34 (1997), PTE 2000-58 (2000), PTE 2002-41 (2002), and PTE 2007-05 (2007) (and the applicable technical correction dated April 4, 2007)), which is applicable to notes or certificates which meet its requirements whenever Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent (the “Exemption”).

     The Exemption provides relief from the application of certain of the prohibited transaction and conflict of interest rules of ERISA and the application of the excise taxes imposed on those prohibited transactions pursuant to Sections 406(a) and 407(a) of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of a “Security,” which is defined as (1) a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an “Issuing Entity” (as defined as an “Issuer” in the Exemption) which is a “Trust” (as defined in the Exemption) and which entitles the holder to payments of principal, interest and/or other payments with respect to the assets of such Issuing Entity; or (2) a security which is denominated as a debt instrument that is issued by, and is an obligation of, an Issuing Entity; with respect to which the “Underwriter” (as defined in the Exemption) is either (a) the sole underwriter or the co-manager of the underwriting syndicate, or (b) a selling or placement agent. Such Securities consist of certain secured consumer receivables, secured credit instruments and other obligations that meet the conditions and requirements of the Exemption.
     Information about whether the Exemption may be available will be provided in the related prospectus supplement.
     The Exemption will apply only if the general conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those Benefit Plans which are participant directed (as described in Section 404(c) of ERISA). Among the conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale of Securities by Benefit Plans are the following:
     (1) The acquisition of Securities by a Benefit Plan is on terms (including the Security price) that are at least as favorable to a Benefit Plan as they would be in an arm’s length transaction with an unrelated party;
     (2) The rights and interests evidenced by the Securities acquired by a Benefit Plan are not subordinated to the rights and interests evidenced by other Securities of the same issuing entity, unless the Securities are issued in a “Designated Transaction,” which means a securitization transaction in which the assets of the Issuing Entity consist of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount and are home equity and/or manufactured housing consumer receivables; and/or single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.
     (3) The Securities acquired by a Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories from any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited, DBRS, Inc. or any successors thereto (each, a “Rating Agency”);
     (4) The Receivables are fully secured;
     (5) The “Trustee” (as defined in the Exemption) is not an “Affiliate” (as defined in the Exemption) of any other member of the “Restricted Group” (as defined in the Exemption) other than an Underwriter;
     (6) The sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of Securities represents not more than “Reasonable Compensation” (as defined in the Exemption) for underwriting or placing the Securities; the sum of all payments made to and retained by the “Sponsor” (as defined in the Exemption) pursuant to the assignment of obligations (or interests therein) to the Issuing Entity represents not more than the fair market value of such obligations (or interests); and the sum of all payments made to and retained by the “Servicer” (as defined in the Exemption) represents not more than Reasonable Compensation for the Servicer’s services under the “Pooling and Servicing Agreement” (as defined in the Exemption) and reimbursement of the Servicer’s reasonable expenses in connection therewith;

     (7) A Benefit Plan investing in such Securities is an “Accredited Investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”);
     (8) The legal documents establishing the Issuing Entity contain restrictions (as described in the Exemption) necessary to ensure that the Issuing Entity’s assets may not be reached by the Sponsor’s creditors in the event of the Sponsor’s bankruptcy or insolvency; the Pooling and Servicing Agreement and/or other agreements establishing the contractual relationships between the parties to the securitization transaction prohibit all parties from filing an involuntary bankruptcy petition against the Issuing Entity or initiating any other form of insolvency proceeding until after the Securities have been paid; and, prior to issuance by the Issuing Entity of any Securities, a legal opinion is received which states that either (a) a “true sale” of the assets being transferred to the Issuing Entity by the Sponsor has occurred and that such transfer is not being made pursuant to a financing of assets by the Sponsor, or (b) in the event of the Sponsor’s insolvency or receivership, the assets transferred to the Issuing Entity will not be part of the Sponsor’s estate; and
     (9) The Issuing Entity satisfies the following requirements:
     (a) The corpus of the Issuing Entity consists solely of assets of the type which have been included in other investment pools;
     (b) Securities evidencing interests in such other investment pools have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency for at least one year prior to a Benefit Plan’s acquisition of the Securities pursuant to the Exemption; and
     (c) Securities evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of Securities pursuant to the Exemption.
     (10) If a particular class of Securities held by any Benefit Plan involves a “Ratings Dependent Swap” (as defined herein) or a “Non-Ratings Dependent Swap” (as defined herein) entered into by the Issuing Entity, then each particular swap transaction relating to such Securities must satisfy the following conditions:
     (a) The swap transaction is an “Eligible Swap,” which means a Ratings Dependent Swap or Non-Ratings Dependent Swap:
     (i) Which is dominated in U.S. dollars;
     (ii) Pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;
     (iii) Which has a notional amount that does not exceed either:
     (A) The principal balance of the class of Securities to which the swap relates; or

     (B) The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuing Entity referred to above in Clause (9).
     (iv) Which is “not leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates designated above in Clause (10)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);
     (v) Which has a final termination date that is either the earlier of the date on which the Issuing Entity terminates or the related class of Securities are fully repaid; and
     (vi) Which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (10)(a)(i)-(iv) without the consent of the Trustee.
     (b) The swap transaction is with an “Eligible Swap Counterparty,” which means a bank or other financial institution which has a rating, at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the Exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency, and provided further that, if the class of Securities with which the swap is associated has a final maturity date of more than one year from the date of issuance of the Securities and such swap is a Ratings Dependent Swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty;
     (c) Any class of Securities, to which one or more swap agreements entered into by the Issuing Entity applies, may be acquired only by a “Qualified Plan Investor,” which means a Benefit Plan investor or group of Benefit Plan investors on whose behalf the decision to purchase Securities is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the Issuing Entity and the effect such swap would have upon the credit ratings of the Securities. For purposes of the Exemption, such a fiduciary is either:
     (i) A “qualified professional asset manager,” as defined in PTCE 84-14 (which generally would include for these purposes insurance companies, savings and loan associations, banks and investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);
     (ii) An “in-house asset manager” as defined under PTCE 96-23; or
     (iii) A Benefit Plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time of the acquisition of such Securities.
     (d) In the case of a “Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by any Benefit Plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating

Agency, the Servicer (as agent for the Trustee) must, within the period specified under the Pooling and Servicing Agreement:
     (i) Obtain a replacement swap agreement with an Eligible Swap Counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or
     (ii) Cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced.
     (e) In the case of a “Non-Ratings Dependent Swap” (meaning an interest rate swap, or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by a Benefit Plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (10)(b), the Servicer (as agent for the Trustee) must, within a specified period after such rating withdrawal or reduction:
     (i) Obtain a replacement swap agreement with an Eligible Swap Counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);
     (ii) Cause the swap counterparty to post collateral with the Trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
     (iii) Terminate the swap agreement in accordance with its terms.
     With respect to a Non-Ratings Dependent Swap, each Rating Agency rating the Securities must confirm, as of the date of issuance of the Securities by the Issuing Entity, that entering into an Eligible Swap with such counterparty will not affect the rating of the Securities.
     (f) The swap transaction does not require the Issuing Entity to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from “Excess Spread” (as defined in the Exemption) or other amounts that would otherwise be payable to the Servicer or the Sponsor.
     (11) If a particular class of securities held by any Benefit Plan involves a yield supplement agreement entered into by the Issuing Entity, then each particular yield supplement transaction relating to such Securities must satisfy the following conditions:
     (a) The yield supplement transaction is an “Eligible Yield Supplement Agreement,” which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the Issuing Entity, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:
     (i) It is denominated in U.S. dollars;
     (ii) The Issuing Entity receives on, or immediately prior to the respective payment date for the Securities covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the Issuing Entity receiving payments on at least a quarterly basis;

     (iii) It is “not leveraged,” as described above in Clause (10)(a)(iv);
     (iv) It does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clauses (11)(a)(i)-(iii) without the consent of the Trustee;
     (v) It is entered into by the Issuing Entity with an Eligible Swap Counterparty; and
     (vi) It has a notional amount that does not exceed either:
     (A) The principal balance of the class of Securities to which such agreement or arrangement relates; or
     (B) The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuing Entity referred to above in Clause (9).
     Furthermore, if the related prospectus supplement provides that the property of the Issuing Entity will include a “Pre-Funding Account” (as defined in the Exemption), certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Securities by a Benefit Plan.
     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with (1) the direct or indirect sale, exchange or transfer, (2) the direct or indirect acquisition or disposition and (3) the continued holding of Securities acquired by a Benefit Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” (as defined in the Exemption) by any person who has discretionary authority or renders investment advice with respect to that Excluded Plan.
     If general conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the following:
     (1) The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the Securities is:
     (a) An “Obligor” (as defined in the Exemption) with respect to 5% or less of the fair market value of the obligations or Receivables contained in the Issuing Entity; or
     (b) An Affiliate of an Obligor; if:
     (i) The Benefit Plan is not an Excluded Plan;
     (ii) Solely in the case of an acquisition of Securities in connection with the initial issuance of the Securities, at least 50% of each class of Securities in which Benefit Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group;
     (iii) A Benefit Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; and

     (iv) Immediately after the acquisition of the Securities, no more than 25% of the assets of a Benefit Plan with respect to which the person has discretionary authority or renders investment advice are invested in Securities representing an interest in an Issuing Entity containing assets sold or serviced by the same entity.
     (2) The direct or indirect acquisition or disposition of Securities by a Benefit Plan in the secondary market for such Securities; and
     (3) The continued holding of Securities by a Benefit Plan.
     Additionally, if general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of an Issuing Entity, including the use of any Eligible Swap transaction, provided that:
     (1) Such transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement; and
     (2) The Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus or applicable prospectus supplement provided to, investing Benefit Plans before they purchase Securities offered by the Issuing Entity.
     The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or disqualified person (including a fiduciary) with respect to a Benefit Plan by virtue of providing services to the Benefit Plan or by virtue of having a specified relationship to such service provider, solely because of a Benefit Plan’s ownership of Securities.
     Before purchasing a note or certificate on behalf of or with plan assets of a Benefit Plan, a Benefit Plan fiduciary should itself confirm that such note or certificate constitutes a “Security” for purposes of the Exemption and that the general conditions and the other requirements described above and in the Exemption would be satisfied with respect to such note or certificate. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Benefit Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any notes or certificates on behalf of or with plan assets of a Benefit Plan.
     Each purchaser that is a Benefit Plan or that is investing on behalf of or with plan assets of a Benefit Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an Accredited Investor. In addition, each prospective purchaser of notes or certificates in reliance on the Exemption should consider the possibility that the rating of the notes or certificates may change during the period the notes or certificates are held. If the rating were to decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the notes or certificates could no longer be transferred to a Benefit Plan in reliance on the Exemption. If the ratings decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the notes or certificates on behalf of or with plan assets of a Benefit Plan, or (2) it is an insurance company purchasing the notes or certificates with the assets from its general account (within the meaning of PTCE 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.
     For more information, including whether the Exemption may be available to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the related prospectus supplement.

Consultation With Counsel
     Any Benefit Plan fiduciary considering the purchase of notes or certificates on behalf of or with plan assets of a Benefit Plan is encouraged to consult with its counsel with respect to whether an issuing entity will be deemed to hold plan assets, the applicability of the Exemption or another exemption from the prohibited transaction rules and determine on its own whether all the conditions have been satisfied, and whether the notes or certificates are an appropriate investment for a Benefit Plan under ERISA or the Code.
Underwriting
     Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the depositor will agree to sell or cause the related issuing entity to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters, if any, named in the related prospectus supplement, and the underwriter will agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in private placement.
     In the underwriting agreement with respect to any given series of securities, the underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.
     Each related prospectus supplement will either:
•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that the seller will indemnify the underwriter against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriter may be required to make in respect thereof. Each issuing entity may invest funds in its accounts in Eligible Investments acquired from the underwriter or from the depositor, the seller or any of their affiliates.
     The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

     The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.
Reports to Securityholders
     For each series of securities, the servicer of the related Receivables will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related issuing entity. See “The Transaction Documents—Evidence as to Compliance,” “Certain Information Regarding the Securities—Statements to Securityholders” and “Available Information.”
Available Information
     The depositor, as originator of the issuing entities, has filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. In addition, the depositor is subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act files reports and other information with the SEC. The registration statement, reports and other information are available for inspection without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling 1-800-732-0330. The SEC also maintains an Internet Web site at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001164876. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.
     At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.
     Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.
Forward-Looking Statements
     This prospectus and the related prospectus supplement includes words such as “expects,” “intends,” “anticipates, ” “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the depositor or the seller. The forward-looking statements made in this prospectus and the related prospectus supplement are accurate as of the date stated on the cover of the prospectus and the related prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.
Incorporation of Certain Documents by Reference
     All documents filed by the depositor on behalf of the issuing entity referred to in the related prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by the issuing entity shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     The depositor on behalf of any issuing entity will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: BAS Securitization LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, telephone (980) 388-0591.
Legal Matters
     The legality of the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for the issuing entity, the depositor and the seller, by the law firms specified in the related prospectus supplement.

Glossary
     “Actuarial Method” means the method of calculating interest due on a Receivable without regard to the period of time which has elapsed since the preceding payment was made, using the Actuarial Method or the method known as the Rule of 78s or sum-of-the-digits method.
     “Balloon Payment” means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the Receivable.
     “Balloon Payment Receivable” means a Receivable that provides for the amortization of the entire amount financed under the Receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the Receivable.
     “Collection Period” has the meaning set forth in the related prospectus supplement.
     “Defaulted Receivable” has the meaning set forth in the related prospectus supplement.
     “Eligible Investments” has the meaning set forth in the related prospectus supplement.
     “Foreign Owner” means a Security Owner who is a Non-U.S. Person that is a nonresident alien individual or a foreign corporation.
     “Non-U.S. Person” means any person that is not a U.S. person.
     “Precomputed Receivables” consist of either (1) monthly actuarial Receivables (“Actuarial Receivables”) or (2) Receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78s Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the Receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.
     “Simple Interest Method” means the method of calculating interest due on a Receivable on a daily basis based on the actual principal balance of the Receivable on that date.
     “Simple Interest Receivables” are Receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.
     “U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code, generally including:
•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the Trust and one or more U.S. persons have the authority to control all substantial decisions of the Trust or a Trust that has elected to be treated as a U.S. Person.

Index of Defined Terms

Accounts	36
Accredited Investor	62
Actuarial Method	70
Actuarial Receivables	70
Administration Agreement	33
Advances	38
Affiliate	61
Amortization Period	30
Assessment of Compliance	43
Attestation Report	43
Balloon Payment	70
Balloon Payment Receivable	70
Bank of America	12
Bankruptcy Code	40
Benefit Plan	59
Cash Flow Agreement	42
Cede	21
Certificate Distribution Account	35
Certificate Owners	53
Certificate Pool Factor	21
Chattel Paper	46
Clearstream	30
Code	51, 59
Collateral Certificates	18
Collection Account	35
Collection Period	70
Defaulted Receivable	70
Definitive Certificates	31
Definitive Notes	31
Definitive Securities	31
Designated Transaction	61
DTC	21
Eligible Investments	70
Eligible Swap	62
Eligible Swap Counterparty	63
Eligible Yield Supplement Agreement	64
ERISA	59
Euroclear	30
Events of Default	23
Excess Spread	64
Exchange Act	43
Excluded Plan	65
Exemption	60
Financed Vehicles	13
Foreign Owner	70
FTC Rule	49
Government Securities	19
Grantor Trust Certificateholders	55
Grantor Trust Certificates	55
GSEs	19
Holder-in-Due-Course	49
Indenture	21
Investment Earnings	36
Issuing Entity	61
Issuing Entity Agreement	52
Issuing Entity Property	14
Limited Liability Company Agreement	13
LLC	13
Non-Ratings Dependent Swap	62, 64
Non-U.S. Person	70
Note Distribution Account	35
Note Owners	53
Note Pool Factor	21
Obligor	65
OCC	12
OID	53
OID Regulations	53
Owner Trust	52
Parties in Interest	59
Payahead Account	35
Payaheads	37
Plan Asset Regulation	59
Pool Balance	21
Pooling and Servicing Agreement	13, 61
Precomputed Advance	38
Precomputed Receivables	70
Pre-Funded Amount	36
Pre-Funding Account	36
Pre-Funding Period	36
Prepayment Assumption	53
Prepayments	20
Primary Assets	13
PTCE	60
PTE	60
Qualified Plan Investor	63
Rating Agency	61
Ratings Dependent Swap	62, 63
Reasonable Compensation	61
Receivables	17
Receivables Purchase Agreement	33
Related Documents	25
Relief Act	50
Repurchase Amount	35
Reserve Account	14
Restricted Group	61
Revolving Period	30
Rule of 78s Receivables	70
Sale and Servicing Agreement	14
Schedule of Receivables	34
SEC	17
Securities Act	62
Security	61
Security Owners	31
Senior Certificates	57
Senior Class Percentage	57
Servicer	61
Servicer Default	44
Servicing Fee	38

I-1

Servicing Fee Rate	38
Shortfall Amount	57
Short-Term Note	53
Simple Interest Advance	38
Simple Interest Method	70
Simple Interest Receivables	70
Sponsor	61
Stripped Certificates	56
Subordinate Certificates	57
Subordinate Class Percentage	57
Tax Counsel	51
Transfer and Servicing Agreements	34
Treasury Bonds	19
Treasury Strips	19
Trust	13, 61
Trust Agreement	13
Trust Stripped Bond	57
Trust Stripped Coupon	57
Trustee	61
U.S. Person	71
Underlying Issuing Entity	18
Underlying Servicer	18
Underlying Trust Agreement	18
Underlying Trustee	18
Underwriter	61
United States person	71

I-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$669,600
Printing and Engraving	$350,000
Trustees’ Fees	$170,000
Legal Fees and Expenses	$1,000,000
Blue Sky Fees and Expenses	$0
Accountants’ Fees and Expenses	$500,000
Rating Agency Fees	$3,000,000
Miscellaneous Fees	$75,000

Total	$5,764,600

Item 15. Indemnification of Directors and Officers
     BAS Securitization LLC
     BAS Securitization LLC is a Delaware limited liability company. Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement, as amended (the “LLC Agreement”), of BAS Securitization LLC (the “Depositor”) provides:
     (a) Neither the member nor the special members nor any officer, director, employee or agent of the Depositor nor any employee, representative, agent or affiliate of the member or the special members (collectively, the “Covered Persons”) shall be liable to the Depositor or any other person who has an interest in or claim against the Depositor for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.
     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Depositor for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Depositor and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the LLC Agreement by the Depositor shall be provided out of and to the extent of Depositor assets only, and the member and the special members shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Depositor (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.
     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Depositor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the

Depositor of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the LLC Agreement.
     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Depositor and upon such information, opinions, reports or statements presented to the Depositor by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Depositor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.
     (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Depositor or to any other Covered Person, a Covered Person acting under the LLC Agreement shall not be liable to the Depositor or to any other Covered Person for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by the Depositor or any other Covered Person. The provisions of the LLC Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the member and the special members to replace such other duties and liabilities of such Covered Person.
     Underwriters
     Each underwriting agreement will generally provide that the underwriters will indemnify the Depositor and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) relating to certain information provided or actions taken by the underwriters. The Depositor has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     Other Indemnification
     The Depositor (or an affiliate of the Depositor) may maintain insurance to indemnify any Covered Person against any exposure, liability or loss. Additionally, an affiliate of the Depositor may from time to time agree to indemnify a Covered Person on terms and conditions similar to the indemnification provided under the LLC Agreement.
Item 16. Exhibits
     A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.
Item 17. Undertakings
     (a) As to Rule 415:
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement. Provided, further, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     Provided, further, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) As to filings incorporating subsequent Exchange Act documents by reference:
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) As to the equity offerings of nonreporting registrants:
     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
     (d) As to indemnification:
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (e) As to Rule 430A:

     The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) As to qualification of trust indentures under Trust Indenture Act of 1939 for delayed offerings:
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.
     (g) As to filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties:
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (§229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Filings regarding asset-backed securities that provide certain information through an internet web site.
     The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (§229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (§232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on the 28th of March, 2011.

BAS SECURITIZATION LLC
By:	*
Name:	William A. Glenn
Title:	President and Director (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and indicated on March 28, 2011.

By:	*
Name:	William A. Glenn
Title:	President and Director (principal executive officer)

By:	*
Name:	George C. Carp
Title:	Treasurer (principal accounting officer)

By:	/s/ Carl W. Anderson
Name:	Carl W. Anderson
Title:	Chief Financial Officer (principal financial officer)

By:	*
Name:	Theodore F. Breck
Title:	Director

By:	*
Name:	Juliana C. Johnson
Title:	Director

The registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities “investment grade securities” pursuant to Transaction Requirement B.5 of Form S-3, prior to the sale of such securities.

*	The undersigned, by signing his name hereto, does hereby sign this Amendment No. 5 to registration statement No. 333-158377 on behalf of the above indicated officer or director of the Registrant, BAS Securitization LLC, pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Carl W. Anderson
Name:	Carl W. Anderson
Title:	Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Certificate of Formation of BAS Securitization LLC (“BAS”)*

3.2	Limited Liability Company Agreement of BAS*

4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee*

4.2	Form of Pooling and Servicing Agreement among BAS, the Servicer and the Owner Trustee*

5.1	Opinion of Mayer Brown LLP with respect to legality*

8.1	Opinion of Mayer Brown LLP with respect to federal income tax matters*

10.1	Form of Sale and Servicing Agreement among BAS, the Servicer, the Indenture Trustee and the Issuing Entity*

10.2	Form of Purchase Agreement between the Originator and BAS*

10.3	Form of Interest Rate Swap Agreement between the Issuing Entity and the Swap Counterparty*

10.4	Form of Administration Agreement among the Issuing Entity and the Administrator*

23.1	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1) *

24.1	Powers of Attorney**

24.2	Certified Copy of Resolutions Authorizing Powers of Attorney***

25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1****

99.1	Form of Amended and Restated Trust Agreement of the Issuing Entity*

99.2	Form of Limited Liability Agreement of the Issuing Entity*

*	Previously filed on December 10, 2009.

**	Previously filed on March 9, 2010.

***	Previously filed on June 25, 2010.

****	To be filed pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939.